Exhibit 10

                      AMENDED AND RESTATED CREDIT AGREEMENT

                             Made as of July 7, 2004

                                      Among

                                  SUNOPTA INC.
                                   SUNOPTA LP
                            SUNRICH FOOD GROUP, INC.

                                  as Borrowers

                                       and

                       EACH OF THE FINANCIAL INSTITUTIONS
                      AND OTHER ENTITIES FROM TIME TO TIME
                                 PARTIES HERETO
                                   as Lenders

                                       and

                              CERTAIN AFFILIATES OF
                                  THE BORROWERS
                                   as Obligors

                                       and

                                BANK OF MONTREAL
                                    as Agent

                                       and

                          HARRIS TRUST AND SAVINGS BANK
                              as US Security Agent

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                                Table of Contents

SECTION 1 INTERPRETATION.................................................................................2
       1.1      Certain Defined Terms....................................................................2
       1.2      Business Day............................................................................29
       1.3      Conflict................................................................................29
       1.4      Currency................................................................................29
       1.5      References..............................................................................30
       1.6      Governing Law...........................................................................30
       1.7      Entire Agreement........................................................................30
       1.8      Severability............................................................................30
       1.9      Schedules...............................................................................30

SECTION 2 REPRESENTATIONS AND WARRANTIES................................................................31
       2.1      Representations, Warranties and Agreements of the Obligors..............................31
       2.2      Deemed Repetition.......................................................................37

SECTION 3 THE CREDIT FACILITIES.........................................................................38
       3.1      Establishment of Credit Facilities......................................................38
       3.2      Availability of Credit Facilities.......................................................38
       3.3      Obligations of the Lenders Under Facility A, Facility C and Facility D..................39
       3.4      Revolving Nature of Facility A, Facility B and Facility D...............................39
       3.5      Purpose.................................................................................39
       3.6      Initial and Maximum Utilization.........................................................40
       3.7      Borrowing Procedures - General..........................................................40
       3.8      Libor Loans.............................................................................42
       3.9      Bankers' Acceptances....................................................................42
       3.10     Letters of Credit and Letters of Guarantee..............................................44
       3.11     Hedge Contracts.........................................................................45
       3.12     Prime Loans, USBR Loans, Alternate Base Rate Loans and Overdrafts.......................46
       3.13     Conversion Option.......................................................................46
       3.14     Conversion and Rollover Not Repayment...................................................47
       3.15     Mandatory Conversion of Libor Loans and Bankers' Acceptances............................47
       3.16     Deposit of Proceeds of Loans and Discount Proceeds......................................47
       3.17     Evidence of Obligations.................................................................47

SECTION 4 INTEREST, FEES AND EXPENSES...................................................................48
       4.1      Interest on Prime Loans and Canadian Overdrafts.........................................48
       4.2      Interest on USBR Loans, Alternate Base Rate Loans and US Overdrafts.....................48
       4.3      Interest on Libor Loans.................................................................49
       4.4      Fees on Bankers' Acceptances............................................................49
       4.5      Letters of Credit and Letters of Guarantee..............................................50
       4.6      Commitment Fees.........................................................................50
       4.7      Applicable Pricing......................................................................50
       4.8      Interest on Overdue Amounts.............................................................51
       4.9      Interest Act............................................................................52
       4.10     Limit on Rate of Interest...............................................................52
       4.11     Substitute Basis of Advance - Libor Loans...............................................52
       4.12     Indemnity...............................................................................53

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
       4.13     Breakage Costs..........................................................................54
       4.14     Change in Circumstances.................................................................54
       4.15     Payment of Portion......................................................................56
       4.16     Illegality..............................................................................56
       4.17     Upfront Fee.............................................................................56

SECTION 5 REDUCTION AND REPAYMENT.......................................................................56
       5.1      Term and Maturity.......................................................................56
       5.2      Repayment...............................................................................57
       5.3      Mandatory Repayment - Currency Fluctuations.............................................57
       5.4      Optional Prepayment.....................................................................58

SECTION 6 PAYMENTS AND TAXES............................................................................59
       6.1      Payments Generally......................................................................59
       6.2      Taxes...................................................................................59
       6.3      No Set-Off..............................................................................60
       6.4      Application of Payments Before Exercise of Rights.......................................60
       6.5      Application of Payments After Exercise of Rights Under Section 10.2.....................61

SECTION 7 SECURITY DOCUMENTS............................................................................61
       7.1      Security Documents......................................................................61
       7.2      Further Assurances......................................................................66

SECTION 8 CONDITIONS PRECEDENT..........................................................................67
       8.1      Conditions Precedent to Disbursements of Advances.......................................67
       8.2      Conditions Precedent to All Advances....................................................69
       8.3      Conditions Precedent to Advances Under Facility D.......................................70
       8.4      Waiver of a Condition Precedent.........................................................71

SECTION 9 COVENANTS.....................................................................................71
       9.1      Affirmative Covenants...................................................................71
       9.2      Negative Covenants......................................................................74
       9.3      Financial Covenants of the Borrowers....................................................78
       9.4      Accounting, Financial Statements and Other Information..................................78

SECTION 10 DEFAULT AND ENFORCEMENT......................................................................80
       10.1     Events of Default.......................................................................80
       10.2     Rights upon Default and Event of Default................................................84
       10.3     Waiver of Default.......................................................................84

SECTION 11 REMEDIES.....................................................................................85
       11.1     Remedies Cumulative.....................................................................85
       11.2     Remedies Not Limited....................................................................85
       11.3     Set-Off, etc............................................................................85
       11.4     Agent or Lender May Perform Covenants...................................................86

SECTION 12 THE AGENT AND THE LENDERS....................................................................86
       12.1     Arrangements for Advances...............................................................86
       12.2     Payments by Agent.......................................................................87

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
       12.3     Decision-Making.........................................................................88
       12.4     Security Held by Agent and US Security Agent............................................90
       12.5     Priorities of Security..................................................................91
       12.6     Appointment of Agent....................................................................91
       12.7     Protection of Agent.....................................................................91
       12.8     Duties of Agent.........................................................................92
       12.9     Indemnification of Agent................................................................93
       12.10    Termination or Resignation of Agent.....................................................94
       12.11    Rights of Agent as a Lender.............................................................94
       12.12    Financial Information...................................................................94
       12.13    Lenders' Independent Investigation......................................................94
       12.14    Legal Proceedings by Agent..............................................................95
       12.15    Lenders' Obligations Several; No Partnership............................................95
       12.16    Sharing of Information..................................................................95
       12.17    Acknowledgement by Borrower.............................................................95
       12.18    Amendments to Section 12................................................................95
       12.19    Deliveries, etc.........................................................................95
       12.20    Agency Fee..............................................................................96
       12.21    Adjustments Among Lenders...............................................................96
       12.22    Agent May Debit Accounts................................................................96

SECTION 13 ASSIGNMENTS..................................................................................97
       13.1     Assignment..............................................................................97

SECTION 14 MISCELLANEOUS................................................................................98
       14.1     Amendments..............................................................................98
       14.2     Notice..................................................................................99
       14.3     Disruption of Postal Service............................................................99
       14.4     Environmental Indemnity.................................................................99
       14.5     Further Assurances......................................................................99
       14.6     Judgment Currency.......................................................................99
       14.7     Waivers................................................................................100
       14.8     Reimbursement of Expenses..............................................................100
       14.9     Submission to Jurisdiction.............................................................100
       14.10    Waiver of Trial by Jury................................................................100
       14.11    Counterparts...........................................................................101
       14.12    Excluded Subsidiaries..................................................................101
       14.13    Acknowledgement........................................................................101

                                                                      Exhibit 10

                      AMENDED AND RESTATED CREDIT AGREEMENT

This amended and restated credit agreement is made as of July 7, 2004

AMONG

                       SUNOPTA INC.

                              and

                       SUNOPTA LP

                              and

                       SUNRICH FOOD GROUP, INC.
                       as Borrowers

                              and

                       EACH OF THE FINANCIAL INSTITUTIONS AND
                       OTHER ENTITIES FROM TIME TO TIME PARTIES
                       TO THIS AGREEMENT
                       as Lenders

                              and

                       CERTAIN AFFILIATES OF THE BORROWERS
                       as Obligors

                              and

                       BANK OF MONTREAL
                       as Agent

                              and

                       HARRIS TRUST AND SAVINGS BANK
                       as US Security Agent

RECITALS:

A. Certain of the parties hereto, including without limitation, SunOpta Inc., SunOpta LP, Sunrich Food Group, Inc., the Lenders, the Agent and the US Security Agent, are parties to an amended and restated credit agreement dated as of February 21, 2003, as amended by a first amending agreement dated as of May 16, 2003 and as amended by a second amending agreement dated as of December 15, 2003 (collectively, the "Original Agreement").

B. SunOpta Inc. and its various Subsidiaries have recently undertaken and completed a significant corporate reorganization and have completed certain share and asset acquisition transactions.

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                                      -2-


C. SunOpta Inc. and its various Subsidiaries desire to amend and restate the Original Agreement in its entirety in order to incorporate, among other things, new credit facilities, lenders, obligors, covenants and certain other provisions set out herein.

D. The Lenders, the Agent, the US Security Agent, the Borrowers and the Obligors have agreed to amend and restate the terms of the Original Agreement in accordance with the terms set forth herein.

FOR VALUE RECEIVED, the parties agree as follows:

                                    SECTION 1
                                 INTERPRETATION

1.1   Certain Defined Terms

The terms defined below shall have the indicated meanings unless the context expressly or by necessary implication requires otherwise:

"Acceptance Fee" means a fee payable by the Facility A Borrower with respect to the acceptance of a Bankers' Acceptance under this Agreement, as set out in
Section 4.4(a).

"Accounts Receivable" means all "accounts", as such term is defined in the PPSA, now or hereafter acquired by the relevant Borrowers and Obligors and includes all of the relevant Borrowers' and Obligors' accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to the relevant Borrowers and Obligors arising out of or in connection with the sale or lease of Inventory or otherwise, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent , the US Security Agent, or a Lender hereunder or in connection herewith.

"Additional Obligor" means any Person who has executed and delivered an Additional Obligor Counterpart and such additional Security Documents as may be required by the Agent or the US Security Agent in its discretion.

"Additional Obligor Counterpart" means a counterpart to this Agreement in the form attached as Schedule A executed and delivered by any Additional Obligor and the Agent.

"Advance" means an extension of credit under any Credit Facility by a Lender to a Borrower by way of: (a) the advance of a Prime Loan, a USBR Loan, an Overdraft, the acceptance of Bankers' Acceptances or the issuance of a Letter of Credit or a Letter of Guarantee in the case of Facility A; or (b) the advance of an Alternate Base Rate Loan, a Libor Loan or the issuance of a Letter of Credit in the case of Facility B; or (c) the advance of an Alternate Base Rate Loan or a Libor Loan in the case of Facility C; or (d) the advance of an Alternate Base Rate Loan or a Libor Loan in the case of Facility D.

"Affiliate" has the meaning given to it in the Business Corporations Act (Ontario), as in effect on the Closing Date.

"Agent" means BMO when acting as agent and any successor agent appointed under
Section 12.10.

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                                      -3-


"Agent's Account for Payments" means (a) for all payments for and by a Borrower under and in connection with Facility A in Canadian Dollars, the following account maintained by the Agent at its Toronto main office, to which payments and transfers are to be offered as follows: 2303-1026-125 or for either purpose, any other account of the Agent as the Agent may from time to time advise the Borrower and the Lenders in writing; (b) for all payments for and by a Borrower under and in connection with Facility A in US Dollars, the following account maintained by the Agent at its Toronto main office, to which payments and transfers are to be offered as follows: 2303-4601-550 or for either purpose, any other account of the Agent as the Agent may from time to time advise the Borrower and the Lenders in writing; (c) for all payments for and by a Borrower under and in connection with Facility C or Facility D in US Dollars, the following account maintained by the Agent at its Chicago Branch, to which payments and transfers are to be effected as follows: 0002-4680-740 or, for either purpose, any other account of the Agent as the Agent may from time to time advise the Borrowers and the Lenders under Facility C and Facility D in writing.

"Agent's Branch of Account" means the office of the Agent located at 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1A1 (Fax No.: (416) 360-7168) or such other office or branch of the Agent in Canada as the Agent may from time to time advise the Borrower and the Lenders in writing.

"Agreement" means this Amended and Restated Credit Agreement, including the Schedules hereto, as amended, varied, supplemented, restated, renewed or replaced at any time and from time to time.

"Alternate Base Rate" means a fluctuating rate of interest per annum, expressed on the basis of a year of 365 or 366 days, as applicable, which is equal at all times to the greater of (a) the reference rate of interest (however designated) of the Chicago Branch of the Agent for determining interest chargeable by it on United States Dollar commercial loans in the United States and (b) the sum of
(i) the Federal Funds Effective Rate and (ii) 100 Basis Points per annum. Any change in the Alternate Base Rate shall be effective on the date the change becomes effective generally.

"Alternate Base Rate Loan" means an Advance made by Harris under Facility B or the Lenders under Facility C or Facility D which is denominated in US Dollars and in respect of which a Borrower has elected to pay interest in accordance with Section 4.2.

"Applicable Law" means, at any time, in respect of any Person, property, transaction or event, all laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event (whether or not having the force of law with respect to regulatory matters applicable to the Agent, the US Security Agent or the Lenders) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, decisions, rules, orders and policies of any Governmental Authority having or purporting to have authority over such Person, property, transaction or event.

"Assignee" has the meaning given to it in Section 13.1(c)(i).

"Assigning Lender" has the meaning given to it in Section 13.1(c)(i).

"Associate" has the meaning given in the Business Corporations Act (Ontario), as in effect on the Closing Date.

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                                      -4-


"Auditors" means PricewaterhouseCoopers LLP or any other independent chartered accounting firm of national standing or otherwise acceptable to the Agent providing audit services to the Borrowers from time to time.

"Bankers' Acceptance" and "B/A" each means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by a Borrower and accepted by a Lender.

"Basis Point" and "bp" each means one one-hundredth of one percent (.01%).

"Borrower" means (a) in respect of Facility A, the Facility A Borrower, (b) in respect of Facility B, Sunrich Food Group, (c) in respect of Facility C, LP; and
(d) in respect of Facility D, LP. For greater certainty, the reference to the term "Borrower" or "Borrowers" without reference to any applicable Credit Facility, unless the context expressly or by necessary implication requires otherwise, is a reference to all of the Persons referred to above.

"Borrower's Account" means an account of any of the Borrowers maintained, as applicable, at the Agent's Branch of Account in respect of Facility A, Harris' Branch of Account in respect of Facility B, the Agent's Chicago Branch in respect of Facility C and Facility D, or any other branch of the Agent in Canada or the United States, as applicable, as the Borrowers may from time to time advise the Agent in writing and includes those accounts listed on Schedule B and "Borrower's Accounts" means any two or more such accounts.

"Branch of Account" means with respect to each Lender, the branch of that Lender at the address set out opposite the Lender's name on Schedule U or such other branch in Canada or the United States, as applicable, as that Lender may advise the Borrower and the Agent in writing from time to time.

"BMO" means Bank of Montreal and its successors and assigns.

"Business Day" means a day on which chartered banks are open for over-the-counter business in Toronto, Ontario, New York City, New York and Chicago, Illinois and excludes (a) Saturday, Sunday and any other day which is a statutory holiday in Toronto, Ontario in respect of Facility A and Chicago, Illinois in respect of Facility B, Facility C and Facility D and (b) in respect of Libor Loans, any other day on which transactions cannot be carried out by and between banks in the London Interbank Market.

"Business Plan" means collectively the business plans prepared in form and content satisfactory to the Majority Lenders from time to time, (a) for each of the primary operating Obligors on an unconsolidated basis, and (b) for the Obligors on a consolidated basis, each including budgets (including without limitation income statements, balance sheets, cash flows, ratio compliance and Capital Expenditures) and projections for a one year period and detailing any proposed Capital Expenditures showing all adjustments made to prepare the business plan of the Obligors on a consolidated basis from the business plan of the Obligors on a unconsolidated basis. For greater certainty, budgets will be prepared for each of the key operating divisions of the consolidated Borrower (Corporate, Steam Explosion, Food Group and Environmental Industrial) plus related groups within the applicable division.

"Canadian Dollar Amount" means, for any amount on any particular date, the aggregate of: (a) the portion, if any, of the amount denominated in Canadian Dollars; and (b) the amount in Canadian

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                                      -5-


Dollars (determined on that date unless otherwise specified herein in accordance with Section 1.4) of the portion, if any, of the amount denominated in US Dollars or any other relevant currency.

"Canadian Dollars "and the symbols "$" and "C$" each means lawful money of Canada.

"Canadian Overdraft" means, subject to terms hereof, any draw by the Facility A Borrower by way of overdraft under Facility A on any of its Canadian Dollar current accounts maintained with BMO.

"Canadian Pension Plans" means, in respect of any Person, all plans or arrangements which are considered to be pension plans for the purposes of any applicable pension benefits standards statute or regulation in Canada established, maintained or contributed to by such Person for its employees or former employees.

"Capital Asset" means, at any time, for any Person, the capital or fixed assets of that Person determined on a consolidated basis in accordance with GAAP.

"Capital Expenditure" means any expenditure for the acquisition, improvement or maintenance of a Capital Asset.

"Capital Lease" means, with respect to a Person, any lease or other arrangement relating to property or assets which would be required to be accounted for as a capital lease on a balance sheet of that Person in accordance with GAAP. The amount of any Capital Lease at any date shall be the amount of the obligation in respect thereof which would be included on the balance sheet.

"Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the Government of Canada or the Government of a province of Canada or an agency thereof having maturities of not more than six months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a maturity of not more than six months, issued by any commercial bank organized under the laws of Canada and having combined capital and surplus of not less than $1,000,000,000 and a short term debt rating of at least "A-" or the equivalent; or (c) commercial paper of an issuer rated at least "A-1" by Standard & Poor's Corporation or P-1 by Moody's Investors Services Inc. and in either case having a maturity of not more than three months.

"CDOR Rate" means, on any day, the annual rate of interest which is the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar banker's acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 a.m. on such day (as adjusted by BMO after 10:00 a.m. to reflect any error in any posted rate or in the posted average annual rate) or if such date is not a Business Day then on the immediately preceding Business Day. If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate shall be the rate per annum quoted from time to time by BMO as being its reference rate then in effect for determining fees on Canadian Dollar denominated bills of exchange accepted by BMO.

"Certificate" means, in respect of a Person that is not an individual, a written certificate signed in the name of the Person by an appropriate officer thereof and in respect of a Person that is an individual, a written certificate signed by that individual.

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

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                                      -6-


"Chicago Branch" means the branch of the Agent located at 115 South LaSalle St., 12-W, Chicago, Illinois 60603.

"CIBC" means, collectively, Canadian Imperial Bank of Commerce and CIBC New York Agency and each of its successors and assigns.

"Claim" means any claim of any nature whatsoever including any demand, cause of action, suit or proceeding.

"Closing" shall mean the closing on the Closing Date of the transactions contemplated herein.

"Closing Date" means July 7, 2004.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Collateral" means the undertaking, property and assets covered by the Security Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by any Obligor, or any other party to a Security Document that may at any time be or become subject to a Lien in favour of the Agent or the US Security Agent, as applicable, on behalf of the Lenders to secure any or all of the Obligations. When used in relation to any Person, the term "Collateral" means the undertaking, property and assets covered by those Security Documents to which that Person is a party and any other property, real or personal, tangible or intangible, now existing or hereafter acquired by that Person, that may at any time be or become subject to a Lien in favour of the Agent or the US Security Agent, as applicable, on behalf of the Lenders to secure any or all of the Obligations.

"Commitment" means with respect to any Lender, its Facility A Commitment, Facility B Commitment, Facility C Commitment or Facility D Commitment, as the case may be.

"Consolidated Borrower" means SunOpta and all Included Subsidiaries on a consolidated basis.

"Contingent Obligations" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Swap Transaction; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; (e) for the obligations of another through any agreement to purchase, repurchase or otherwise acquire any obligation of another Person or any property constituting security therefor, or to provide funds for the payment or discharge of such obligation; and (f) to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

"Contract Period" means the period selected by the Borrower in accordance with
Section 3.7(a) commencing on the Drawdown Date, Issuance Date, Rollover Date or Conversion Date, as

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                                      -7-


applicable, and expiring on a Business Day, in respect of an Advance during which the interest rate, discount rate or stamping fee with respect to any Advance is established in accordance with and subject to Section 3.8 with respect to Libor Loans, Section 3.9 with respect to Bankers' Acceptances and
Section 3.10 with respect to Letters of Credit or Letters of Guarantee.

"Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control, which together with a Borrower and any of its subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

"Conversion" means the conversion of an outstanding Advance, or a portion of an outstanding Advance, into an alternative type of Advance under Section 3.13.

"Conversion Date" means the Business Day that a Borrower elects as the date on which a Conversion is to occur.

"Credit Facilities" means, collectively, Facility A, Facility B, Facility C and Facility D, "Credit Facility" means any one of them.

"Debt" of a Person means, without duplication:

      (a)   all debts and liabilities of the Person for borrowed money;

      (b)   all Contingent Obligations of the Person;

      (c) any obligation, contingent or other, which is required to be classified in accordance with GAAP upon the Person's balance sheet as a liability;

      (d) any obligation secured by any Lien existing on property owned or acquired by the Person subject to the Lien whether or not the obligation secured thereby shall have been assumed;

      (e) any debt or liability of the Person representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

      (f) any liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

      (g) any operating lease under which the Person has furnished a residual value guarantee in respect of which the Person is liable as lessee; and

      (h)   any Capital Lease by which the Person is bound.

but "Debt" does not include, in respect of the Consolidated Borrower, deferred Taxes, Subordinated Debt and payment obligations with respect to the Rhodia Price Reduction.

"Debt to Tangible Net Worth Ratio" means, with respect to the Consolidated Borrower, (a) Debt divided by (b) Tangible Net Worth.

"Debt Service" means, for any period, the amount required by the Obligors to service the outstanding Debt during that period and includes without limitation interest, required principal payments, payments required or made under any Capital Lease, payments made in respect of letters of credit or letters of guarantee and the stamping fees and discount rates associated with bankers' acceptances facilities.

"Default" means an event, circumstance or omission which is an Event of Default or which, with any or all of the giving of notice, lapse of time, or a failure to remedy the event, circumstance or omission within a period of time, would be an Event of Default.

"Discount Proceeds" means, for any Bankers' Acceptance issued hereunder, an amount calculated on the applicable Drawdown Date as follows:

                   (       1      )
                   (--------------)
                   (  1 + [DR(CP)])  x BA
                          365

Where:

      (a)   BA = the face amount of the Bankers' Acceptance

      (b) DR = the Discount Rate applicable to the Bankers' Acceptance expressed as a decimal

      (c)   CP = the applicable Contract Period in days

      (d) the product of [DR (CP/365)] is rounded up or down to the fifth decimal place and .000005 is rounded up

"Discount Rate" means with respect to an issue of Bankers' Acceptances with the same maturity date, the CDOR Rate.

"Dispute" means any cause asserted for non-payment of Accounts Receivable including any dispute, claim, complaint, set-off, defence, contra account or counterclaim (real or asserted), lawful or unlawful, whether arising from or relating to a sale of merchandise by a Borrower or any other transaction or occurrence.

"Distribution A&L" means 9017-0382 Quebec Inc., a corporation incorporated under the laws of Quebec and its successors and permitted assigns, doing business as "Distribution A&L".

"Distribue Vie" means Distribue Vie Fruits & Legumes Biologiques Inc. and its successors and permitted assigns.

"Documents" means this Agreement, the Security Documents, and all Certificates, instruments, agreements and other documents delivered, or to be delivered, to the Agent, the US Security Agent or the Lenders under or in connection with this Agreement or any Security Document and, when used in relation to any Person, "Documents" means the Documents executed and delivered by such Person.

"Drawdown Date" means any Business Day on which an Advance is made or is deemed to be made.

"Drive" means Drive Organics Corporation, a corporation incorporated under the law of British Columbia, and its successors and permitted assigns.

"EBITDA" means, with respect to any fiscal period of the Consolidated Borrower, the net income of the Consolidated Borrower (adjusted from time to time, with the prior written consent of the Agent, for extraordinary gains or losses, income or expenses) for that period, plus, to the extent deducted in determining the net income, interest and income taxes accrued during that period, and eliminating any non-cash items deducted or added in determining that net income, including depreciation, depletion and amortization expenses and unrealized foreign exchange losses or gains.

"EDC" means Export Development Canada (formerly known as Export Development Corporation) and its successors and assigns.

"EDC Insured Accounts Receivable" means Accounts Receivable which are, other than with respect to the requirement that the account debtor in respect of the Accounts Receivable be located in Canada or the United States of America, are Eligible Accounts Receivables and are insured by an EDC Policy.

"EDC Policy" means, from time to time, one or more EDC comprehensive insurance policies issued by EDC in favour of a Borrower which insures the payment of certain Accounts Receivable owing to a Borrower from time to time and wherein EDC acknowledges that all payments under such EDC Policy have been assigned to the Agent or the US Security Agent on behalf of the Lenders, a certified copy of which such EDC Policy and acknowledgment shall be provided to the Agent or US Security Agent upon issuance.

"Eligible Accounts Receivable" shall mean each Account Receivable arising in the ordinary course of the relevant Obligor's business from the sale of Inventory which meets the requirements of the Agent (in respect of Facility A) and Harris (in respect of Facility B) set out herein and which such requirements may change from time to time. An Account Receivable shall not be deemed eligible unless such Account Receivable is subject, as applicable, to the Agent's or the US Security Agent's perfected, first priority security interest on behalf of the Lenders and no other Liens other than Permitted Liens, and is evidenced by an invoice or other documentary evidence satisfactory to the Agent (in respect of Facility A) and Harris (in respect of Facility B). In addition, and without limiting, as applicable, the Agent's and Harris' discretion to establish criteria of eligibility in its reasonable credit judgment from time to time, an Account Receivable shall not be an "Eligible Accounts Receivable" if:

      (a) it arises out of a sale made by the relevant Obligor to an Affiliate of the relevant Obligor or to a Person controlled by an Affiliate of the relevant Obligor;

      (b) it is due or unpaid more than 90 days after the original invoice date;

      (c) 30% or more of the aggregate amount of the Accounts Receivable from the account debtor are unpaid more than 60 days after the invoice due date;

      (d) any covenant, representation or warranty contained in this Agreement with respect to such Account Receivable has been breached;

      (e) the account debtor is also the relevant Obligor's creditor or supplier, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other Account Receivable due from such account debtor to the relevant Obligor, or the Account Receivable otherwise is or may become subject to any right of setoff by the account debtor;

      (f) any one or more of the following events has occurred and is continuing with respect to the account debtor on such account: (i) death or judicial declaration of incompetency of an account debtor who is an individual; (ii) the filing by or against the account debtor of a request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding-up, corporate or similar laws of Canada, any province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of a general assignment by the account debtor for the benefit of creditors; (iv) the appointment of a receiver, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other official for the account debtor or for any of the assets of the account debtor, including "trustee" under the Bankruptcy and Insolvency Act, (Canada); (v) the institution by or against the account debtor of any other type of insolvency, liquidation, bankruptcy, winding-up or reorganization proceeding (under the laws of Canada, the United States of America or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the account debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of the account debtor; (vii) the nonpayment generally by the account debtor of its debts as they become due; (viii) the failure, cessation of the business of the account debtor as a going concern or insolvency of the account debtor; or (ix) the account debtor calling a meeting of its creditors or indicating its consent to any proceeding or action hereinabove described;

      (g) the sale giving rise to the Account Receivable is to an account debtor outside Canada or the United States of America, unless the sale is on letter of credit, guarantee or acceptance terms, in each case, as applicable, acceptable to the Agent or Harris in its reasonable credit judgment, or unless the Account Receivable is an EDC Insured Accounts Receivable;

      (h) the sale giving rise to the Accounts Receivable to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

      (i) the Agent or Harris, as applicable, believes, in its sole reasonable credit judgment, that collection of such Account Receivable is insecure or that such Account Receivable may not be paid by reason of the account debtor's financial inability to pay and written notice thereof has been provided to the Borrower;

      (j) the account debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Account Receivable to the Agent on behalf of the Lenders pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.) or has otherwise complied with other applicable laws, statutes, regulations or ordinances;

      (k) the account debtor is Canada or any province thereof, or any agency or instrumentality thereof, unless the Borrower has complied with all applicable laws, statutes (including the Financial Administration Act (Canada)) and regulations in order to duly and validly assign such Account Receivable to the Agent on behalf of the Lenders;

      (l) the goods giving rise to such Account Receivable have not been shipped and delivered to and accepted by the customer or the services giving rise to such Account Receivable have not been performed by the Borrower and accepted by the customer or the Account Receivable otherwise does not represent a final sale;

      (m) the Accounts Receivable of the account debtor exceed a credit limit determined by the Agent or Harris, as applicable, in its sole discretion acting reasonably of which the Borrower has received prior written notice, to the extent such Accounts Receivable exceeds such limit;

      (n) any Account Receivable to the extent rebilled or to the extent subject to any credit notes, allowances, or rebates, including volume rebates;

      (o) the Account Receivable is subject to any offset, deduction (other than ordinary course volume rebates deducted as provided in paragraph (m) above), defence, Dispute, or counterclaim or if the Account Receivable is contingent in any respect or for any reason;

      (p) the relevant Obligor has made any agreement with any account debtor for any extension of the time for payment or any deduction from payment, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

      (q) shipment of the merchandise or the rendition of services has not been completed or the Account Receivable otherwise represents a progress billing or the account debtor's obligation to pay is otherwise conditional upon completion of any further performance under any contract, agreement or arrangement;

      (r) any return, rejection or repossession of the merchandise has occurred;

      (s) such Account Receivable is subject to a Lien ranking in priority to the Liens granted to the Agent or the US Security Agent, as applicable, on behalf of the Lenders under the Security Documents;

      (t)   such Account Receivable is not payable to the applicable Obligor.

      (u) such Account Receivable is not otherwise satisfactory to, as applicable, the Agent or Harris as determined in good faith by the Agent or Harris in the exercise of its reasonable credit judgment upon written notice being provided to the Borrower;

provided, however, that, as applicable, the Agent or Harris will provide the relevant Obligors with 20 days prior written notice if the Agent or Harris is to change any of the criteria (any such change being consistent with the normal operating procedures of the Agent and the Lenders, as applicable) relating to the determination of Eligible Accounts Receivable and such change will take effect with the delivery of the Borrowing Base Certificate immediately following the expiry of such notice.

"Eligible Inventory" means the aggregate Inventory of the relevant Obligors calculated at the lower of cost and net realizable value less:

      (a) Inventory that does not meet the quality or other standards imposed by any Governmental Authorities;

      (b)   Inventory that is unsaleable;

      (c) Inventory that is subject to any Lien ranking in priority to the Liens granted to the Agent or the US Security Agent, as applicable, on behalf of the Lenders under the Security Documents;

      (d) Inventory that is not in the possession of the relevant Obligor either on premises owned by the relevant Obligor or in respect of which the Agent or the US Security Agent, as applicable, has not received a waiver of the Landlords' rights in respect of such Inventory in form and substance satisfactory to the Agent or the US Security Agent, as applicable;

      (e) Inventory located outside Canada or the United States, other than Inventory for which title has passed to the relevant Obligor which is insured to the full value thereof and for which the Agent or the US Security Agent, as applicable, shall have in its possession (i) all negotiable bills of lading properly endorsed in favour of the Agent or the US Security Agent, as applicable, and (ii) all non-negotiable bills of lading issued in the Agent's name or the US Security Agent's name.

      (f) any other Inventory deemed ineligible, as applicable, by the Agent or Harris in its sole discretion,

provided, however, that, as applicable, the Agent or Harris will provide the relevant Obligors with 20 days prior written notice if the Agent or Harris is to change any of the criteria (any such change being consistent with the normal operating procedures of the Agent and the Lenders, as applicable) relating to the determination of Eligible Inventory and such change will take effect with the delivery of the Borrowing Base Certificate immediately following the expiry of such notice. Notwithstanding the foregoing and for greater certainty with respect to item (d) above, (i) Inventory which has an aggregate value (calculated at the lower of cost and net realizable value) of less than or equal to US$100,000.00 may be located on leased premises in respect of which no waiver of Landlord's rights has been obtained, and (ii) Inventory which has an aggregate value (calculated at the lower of cost and net realizable value) of greater than US$100,000.00 may be located on leased premises in respect of which no waiver of Landlord's rights has been obtained provided, however, that an amount equal to three months rent (in respect of the rent for the relevant leased premises) will be deducted from the lending value otherwise attributable to the Inventory located on the relevant leased premises.

"Environmental Activity" means any activity, event or circumstance in respect of a Hazardous Substance including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release into the natural environment including movement through or in the air, soil, subsoil, surface water or groundwater.

"Environmental Laws" means all Applicable Laws pertaining to environmental or occupational health and safety matters, in effect as at the date hereof and as may be brought into effect or amended at a future date, including those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any presence or Release of a Hazardous Substance or threat of same or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Hazardous Substance.

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States, together with the regulations thereunder as the same may be amended from time to time. Reference to Sections of ERISA also refer to any successive Sections thereto.

"ERISA Plan" means an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA.

"Event of Default" means any of the events or circumstances specified in Section 10.1.

"Excluded Subsidiary" means any Subsidiary of SunOpta Inc. now or hereafter designated in writing by the Agent and the Lenders to be an Excluded Subsidiary for purposes of this Agreement, and the name of any Excluded Subsidiary shall be set out on Schedule "Y" from time to time;

"Excluded Taxes" means, in relation to the Agent or any Lender, any Taxes imposed on the net income or capital of the Agent or any Lender by any Governmental Authority as a result of the Agent or the Lender (a) carrying on a trade or business or having a permanent establishment in any jurisdiction or political subdivision thereof, (b) being organized under the laws of such jurisdiction or any political subdivision thereof, or (c) being or being deemed to be resident in such jurisdiction or political subdivision thereof.

"EXIM" means The Export-Import Bank of the United States and its successors and assigns.

"EXIM Insured Accounts Receivable" means Accounts Receivable which are, other than with respect to the requirement that the account debtor in respect of the Accounts Receivable be located in Canada or the United States of America, are Eligible Accounts Receivables and are insured by an EXIM Policy.

"EXIM Policy" means, from time to time, one or more EXIM comprehensive insurance policies issued by EXIM in favour of a Borrower which insures the payment of certain Accounts Receivable owing to a Borrower from time to time and wherein EXIM acknowledges that all payments under such EXIM Policy have been assigned to the Agent or the US Security Agent on behalf of the Lenders, a certified copy of which such EXIM Policy and acknowledgment shall be provided to the Agent or US Security Agent upon issuance.

"Existing Borrowers' Debt" means those Debts listed in Schedule R.

"Facility A" has the meaning given to it in Section 3.1(a).

"Facility A Borrower" means SunOpta which may obtain Advances under Facility A.

"Facility A Borrowing Base" means, as of any date of determination thereof by the Agent from time to time, an amount equal to the aggregate at such time of:

      (a) 75% of the value of Eligible Accounts Receivable in respect of SunOpta (and all divisions thereof including Stake Tech Steam Explosion, Opta Minerals, SunOpta Organics, Wild West Organic Harvest, Pro Organics and Kettle Valley Dried Fruit), Virginia Materials, International Materials, Kettle Valley, Temisca, Drive, Distribution A&L, Supreme Foods and SunOpta Ingredients Canada;

      (b) 90% of the value of EDC Insured Accounts Receivable and EXIM Insured Accounts Receivable in respect of SunOpta (and all divisions thereof including Stake Tech Steam Explosion, Opta Minerals, SunOpta Organics, Wild West Organic Harvest, Pro Organics and Kettle Valley Dried Fruit), Virginia Materials, International Materials, Kettle Valley, Temisca, Drive, Distribution A&L, Supreme Foods and SunOpta Ingredients Canada, less any claims made by the relevant Obligor under and, without duplication, amounts received by the Facility A Borrower or the relevant Obligor pursuant to the EDC Policy or EXIM Policy in any particular calendar year, provided however that the amount available to the Facility A Borrower from time to time under this clause (b) shall not at any time exceed an amount equal to the then maximum coverage amount for EDC Insured Accounts Receivables or EXIM Insured Accounts Receivable in respect of SunOpta (and all divisions thereof including Stake Tech Steam Explosion, Opta Minerals, SunOpta Organics, Wild West Organic Harvest, Pro Organics and Kettle Valley Dried Fruit), Virginia Materials, Kettle Valley, International Materials, Temisca, Drive, Distribution A&L, Supreme Foods and SunOpta Ingredients Canada insured by the EDC Policy or EXIM Policy;

      (c) 100% of Accounts Receivable in respect of SunOpta (and all divisions thereof including Stake Tech Steam Explosion, Opta Minerals, SunOpta Organics, Wild West Organic Harvest, Pro Organics and Kettle Valley Dried Fruit), Virginia Materials, International Materials, Kettle Valley, Temisca, Drive, Distribution A&L, Supreme Foods and SunOpta Ingredients Canada arising on sales on letter of credit, guarantees or acceptance terms acceptable to the Agent; and

      (d) 50% of the value of Eligible Inventory in respect of SunOpta (and all divisions thereof including Stake Tech Steam Explosion, Opta Minerals, SunOpta Organics, Wild West Organic Harvest, Pro Organics and Kettle Valley Dried Fruit), Virginia Materials, International Materials, Kettle Valley, Temisca, Drive, Distribution A&L, Supreme Foods and SunOpta Ingredients Canada;

provided, however, (i) that the Agent will provide the Facility A Borrower with 20 days prior written notice if the Agent is to change any of the criteria (other than the margin advance rates described above which may only be changed with the agreement of the Facility A Borrower) relating to the Facility A Borrowing Base, which change shall take effect with the delivery of the Facility A Borrowing Base Certificate immediately following the expiry of such notice and
(ii) the lending value under Facility A attributable to Eligible Inventory shall not at any time exceed $7,500,000. For greater certainty, the Borrower may, upon 30 days prior written notice, request that each of Virginia Materials, International Materials and Kettle Valley be removed from the calculation of the Facility A Borrowing Base and instead be included in the calculation of the Facility B Borrowing Base.

"Facility A and B Pricing Grid" has the meaning given to in Section 4.7(a).

"Facility A Commitment" means, with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility A, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility A Unutilized Portion" means, in respect of Facility A, at the date of determination, the maximum principal amount of such Credit Facility expressed in Canadian Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Utilized Portion of such Credit Facility expressed in Canadian Dollars at such date.

"Facility A Utilized Portion" means, in respect of Facility A, at the date of determination, the aggregate principal Canadian Dollar Amount of all Advances outstanding under such Credit Facility at such date.

"Facility B" has the meaning given to it in Section 3.1(b).

"Facility B Borrowing Base" means, as of any date of determination thereof by Harris from time to time, an amount equal to the aggregate at such time of:

      (a) 75% of the value of Eligible Accounts Receivable in respect of Sunrich Food Group, Sunrich, SunOpta Aseptic, Northern Food, SunOpta Ingredients, Sunrich Acquisition and Sonne Labs;

      (b) 90% of the value of EDC Insured Accounts Receivable and EXIM Insured Accounts Receivable in respect of Sunrich Food Group, Sunrich, SunOpta Aseptic, Northern Food, SunOpta Ingredients, Sunrich Acquisition and Sonne Labs, less any claims made by the relevant Obligor under and, without duplication, amounts received by Sunrich Food Group or the relevant Obligor pursuant to the EDC Policy or EXIM Policy in any particular calendar year, provided however that the amount available to Sunrich Food Group from time to time under this clause (b) shall not at any time exceed an amount equal to the then maximum coverage amount for EDC Insured Accounts Receivables or EXIM Insured Accounts Receivable in respect of Sunrich Food Group, Sunrich, SunOpta Aseptic, Northern Food, SunOpta Ingredients, Sunrich Acquisition and Sonne Labs insured by the EDC Policy or EXIM Policy;

      (c) 100% of Accounts Receivable in respect of Sunrich Food Group, Sunrich, SunOpta Aseptic, Northern Food, SunOpta Ingredients, Sunrich Acquisition and Sonne Labs arising on sales on letter of credit, guarantees or acceptance terms acceptable to Harris; and

      (d) 50% of the value of Eligible Inventory in respect of Sunrich Food Group, Sunrich, SunOpta Aseptic, Northern Food, SunOpta Ingredients, Sunrich Acquisition and Sonne Labs, except where the Eligible Inventory is commodity corn, soy beans, sunflowers or any other grain product that is commodity in nature, in which case the margin limit shall be increased from fifty percent (50%) to seventy-five percent

            (75%) (and for greater certainty, such seventy-five percent (75%) limit shall apply only to Eligible Inventory which is commodity corn and soy beans);

provided however, that (i) Harris will provide Sunrich Food Group with 20 days prior written notice if Harris is to change any of the criteria (other than the margin advance rates described above which may only be changed with the agreement of Sunrich Food Group) relating to the Facility B Borrowing Base, which change shall take effect with the delivery of the Facility B Borrowing Base Certificate immediately following the expiry of such notice; and (ii) the lending value attributable under Facility B to Eligible Inventory shall not at any time exceed US$10,000,000.

"Facility B Commitment" with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility B, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility B Unutilized Portion" means, in respect of Facility B, at the date of determination, the maximum principal amount of such Credit Facility expressed in US Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Utilized Portion of such Credit Facility expressed in US Dollars at such date.

"Facility B Utilized Portion" means, in respect of Facility B, at the date of determination, the aggregate principal amount of all Advances outstanding under such Credit Facility in US Dollars at such date.

"Facility C" has the meaning given to it in Section 3.1(c).

"Facility C Commitment" means, with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility C, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility C and D Pricing Grid" has the meaning given to in Section 4.7(b).

"Facility D" has the meaning given to it in Section 3.1(d).

"Facility D Commitment" with respect to any Lender, the principal amount set out beside such Lender's name in Schedule V with reference to Facility D, as amended from time to time, and to the extent not cancelled or terminated hereunder.

"Facility D Revolving Period Maturity Date" means June 30, 2005, as such date may be extended for a period of 364 days from time to time in accordance with
Section 5.1.

"Facility D Unutilized Portion" means, in respect of Facility D, at the date of determination, the maximum principal amount of such Credit Facility expressed in US Dollars at such date, after giving effect to any reductions required by this Agreement, minus the Utilized Portion of such Credit Facility expressed in US Dollars at such date.

"Facility D Utilized Portion" means, in respect of Facility D, at the date of determination, the aggregate principal amount of all Advances outstanding under such Credit Facility in US Dollars at such date.

"Federal Funds Effective Rate" means, for any day, the annual rate of interest quoted for that day in H.15(519) opposite the caption "Federal Funds (Effective)". If H.15(519) is not available for the relevant day, the Federal Funds Effective Rate shall be the annual rate of interest quoted for that day in the Composite 3:30 p.m. Quotations for US Government Securities for that day under the caption "Federal Funds Effective Rate". If neither of the foregoing quotations is available, the "Federal Funds Effective Rate" shall be the average of the quotations for that day on overnight federal funds (those words to have the meaning generally given to them by money market brokers of recognized standing doing business in the United States of America) transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. For the purposes of this definition, "H.15(519)" means the weekly statistical release published by the Board of Governors for the Federal Reserve System of the United States or any successor and "Composite 3:30 p.m. Quotations for US Government Securities" means the daily statistical release published by the Federal Reserve Bank of New York or any successor.

"Fiscal Quarter" means each three month period of any Obligor, as the case may be, all of which currently end on March 31, June 30, September 30 and December 31.

"Fiscal Year" means the fiscal year of each Obligor, all of which currently end on December 31.

"Fixed Charge Coverage" means, with reference to the Consolidated Borrower (a) EBITDA, less cash taxes and sustaining Capital Expenditures (namely up to US$3,000,000 in each of 2004 and 2005 or such other amount as may be mutually agreed upon for years after 2004) divided by (b) Debt Service.

"Funded Debt" means, with reference to the Consolidated Borrower at any time and without duplication:

      (a) all debts and liabilities for borrowed money including the Obligations;

      (b) other than the deferred net profit interest payable to Jack Burns by Virginia Materials, all debts or liabilities representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under that agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

      (c) all liabilities, contingent, unmatured or other, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

      (d) all operating leases under which a residual value guarantee or the equivalent has been furnished.

      (e)   all Capital Leases; and

      (f) all liabilities under Swap Transactions determined on a "mark to market" basis,

after deducting all cash on deposit with, as applicable, the Agent, the US Security Agent, BMO, CIBC or Harris and the value of all marketable securities acceptable to the Agent or the US Security Agent in its sole discretion and which are subject to Liens in favour of the Agent or the US Security Agent on behalf of the Lenders under the Security Documents but excludes, to the extent included above, Subordinated Debt, accounts payable incurred in the ordinary course of the Borrowers' business and payment obligations with respect to the Rhodia Price Reduction.

"Funded Debt to EBITDA Ratio" means, with reference to the Consolidated Borrower, the Consolidated Borrower's Funded Debt divided by the Consolidated Borrower's EBITDA.

"GAAP" means generally accepted accounting principles in effect from time to time in Canada or the United States, as the case may be, applicable to the relevant Person, applied in a consistent manner from period to period.

"Government Approvals" means, with respect to any Person, all licenses, permits, consents, authorizations and approvals from any and all Governmental Authorities required for the conduct of that Person's business as presently conducted.

"Governmental Authority" means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any person, body, department, bureau, agency, board, tribunal, commission branch or office thereof or having or claiming to have jurisdiction over the Obligors or any of their respective property or assets.

"Harris" means Harris Trust and Savings Bank and its successors and assigns.

"Hazardous Substance" means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual and includes, but is not limited to, petroleum, its derivatives, by-products or other hydrocarbons, asbestos, controlled products, wastes and any other materials are regulated by Environmental Laws or which may not by their nature be hazardous, either in fact or as defined in or pursuant to any Environmental Laws but which become prohibited, controlled or regulated by any Governmental Authority.

"Hedge Agreement" has the meaning set forth in Section 3.11(c).

"Hedge Contract" means a Swap Transaction for the purchase of Canadian Dollars, US Dollars, or any other currency in which one of the Borrower's is doing business with US Dollars or Canadian Dollars, as applicable, at an agreed rate of exchange on a specified date, an interest rate or currency swap or any other interest or exchange rate exposure management arrangement in respect of Canadian Dollars, US Dollars or any other currency in which one of the Borrower's is doing business.

"Hedge Contract Exposure" means, with reference to any Hedge Contract, the amount owing to the issuer of that Hedge Contract in the event of a default under and determined in accordance with the terms of the applicable Hedge Agreement.

"Included Subsidiary" means (a) any Subsidiary of SunOpta,, other than 1108176 Ontario, which at any time has assets or revenues of greater than or equal to C$100,000 and (b) 1108176 Ontario if (i) 1108176 Ontario becomes a direct or indirect wholly-owned subsidiary of SunOpta, or (ii) the consent of Bentonite of Canada Inc. is obtained to grant of a security interest in favour of the Lender
(A) by 1108176 Ontario in the real property located at 411 Parkside Drive, Waterdown, Ontario, and (B) by SunOpta in the common shares of 1108176 Ontario owned by SunOpta. For greater certainty, the term "Included Subsidiary" shall not include any Person which is designated as an Excluded Subsidiary in accordance with the provisions of this Agreement.

"including" means "including without limitation" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

"Indemnified Person" means the Agent, the US Security Agent and each Lender from time to time and its officers, directors, employees, attorneys and agents.

"Intellectual Property" means all trade or brand names, business names, trade-marks (including logos), trade-mark registrations and applications, brand names, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, issued patents and pending applications and other patent rights, industrial design registrations, pending applications and other industrial design rights, trade secrets, proprietary information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, blue prints, drawings and designs, formulae, processes, technology and other intellectual property, together with all registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing.

"Interest Expense" means, with reference to the Consolidated Borrower and any period, the cost of advances of Funded Debt outstanding during that period including interest charges, the interest component of Capital Leases, fees payable in respect of letters of credit and letters of guarantee and discounts incurred and fees payable in respect of bankers' acceptances, all determined on a consolidated basis.

"Interest Payment Date" means, in respect of any Facility, the last Business Day of each month or such other day of each month as Harris (in respect of Facility
B), the Agent (in respect of Facility A, Facility C and Facility D) and the relevant Borrowers may otherwise agree.

"Inventory" means inventory of the relevant Obligors now or hereafter acquired consisting of all readily saleable finished goods for which an identifiable market is discernable but shall not include work in progress unless such work in progress is, in the opinion of the Agent (in respect of Facility A) or Harris (in respect of Facility B) in its sole discretion, in a readily saleable condition.

"International Materials" means International Materials & Supplies Inc., a corporation incorporated under the laws of Virginia, and its successors and permitted assigns.

"Issuance Date" means the date on which a Letter of Credit or a Letter of Guarantee is issued by any Lender at the request of a Borrower.

"ITA" means the Income Tax Act (Canada) and any successor thereto, and any regulations promulgated thereunder.

"Kettle Valley" means Kettle Valley Dried Fruits, Inc., a corporation incorporated under the laws of Washington, and its successors and permitted assigns.

"Landlord" means any landlord of an Obligor pursuant to a lease agreement between such landlord and an Obligor, whether oral or in writing, in respect of the lease of any property.

"L/C Agreement" has the meaning specified in Section 3.10(d).

"Lenders" means all of the banks and other financial institutions named on the signature pages of this Agreement and any Assignee and their successors and "Lender" means any one or all of them if the context so requires. For greater certainty, without limiting the generality of the foregoing, the term "Lender" shall mean, as of the date of this Agreement, (a) each of BMO and CIBC in respect of Facility A, (b) Harris only in respect of Facility B, (c) each of BMO, CIBC and Harris in respect of Facility C, and (d) each of BMO, CIBC and Harris in respect of Facility D.

"Letter of Credit" means a standby documentary credit issued by the Agent on behalf of the Lenders in respect of Facility A or issued by Harris in respect of Facility B at the request and for the account of a Borrower to beneficiaries resident in Canada or the United States, as applicable.

"Letter of Guarantee" means a letter of guarantee issued by the Agent on behalf of the Lenders in respect of Facility A at the request and for the account of a Borrower to beneficiaries resident in Canada or the United States, as applicable.

"LIBOR" means the rate of interest per annum for deposits in US Dollars appearing on page 3750 of the Telerate screen as of 11:00 a.m. London time two Business Days in Toronto and London prior to the relevant Drawdown Date or Rollover Date, for the designated maturity and the amount selected, provided that if Telerate page 3750 is unavailable, then LIBOR shall be determined by the Agent with reference to Reuters page LIBO as of 11:00 a.m. London time two Business Days in Toronto and London prior to the relevant Drawdown Date or Rollover Date, for the designated maturity and the amount selected, further provided that if Reuters page LIBO is unavailable, then LIBOR shall be determined by the Agent as the rate, if any, at which it is prepared to offer deposits to leading banks in the London interbank eurocurrency market in US Dollars, for the designated maturity and the amount selected, for delivery on the relevant Drawdown Date or Rollover Date.

"Libor Interest Date" means, with respect to any Libor Loan, the date falling on the last day of each Contract Period applicable to the Libor Loan and, if the applicable Contract Period is longer than three months, the date falling every three months after the beginning of the Contract Period and the last day of the Contract Period.

"Libor Loan" means an Advance which is denominated in US Dollars and in respect of which a Borrower has elected to pay interest in accordance with Section 4.3.

"Lien" means any mortgage, charge, lien, hypothec or encumbrance, whether fixed or floating on, or any security interest in, any property, whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, Capital Lease or other security arrangement of any kind.

"LLC" means SunOpta LLC, a limited liability company formed under the laws of the State of Delaware and its successors and permitted assigns.

"Loan" means a Prime Loan, a USBR Loan, an Overdraft, an Alternate Base Rate Loan or a Libor Loan and "Loans" means any combination of them.

"Loss" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and any and all fees, disbursements and expenses of counsel, experts and consultants.

"LP" means SunOpta LP, a limited partnership formed under the laws of the State of Delaware and its successors and permitted assigns.

"Majority Lenders" means at any time, three (3) or more Lenders which in the aggregate have issued Commitments hereunder representing two thirds (66.67%) or more of the amount of credit available under this Agreement.

"Material Adverse Change" means, with reference to any Person, a change that would reasonably be expected to have a Material Adverse Effect on that Person.

"Material Adverse Effect" means a material adverse effect on (a) the business, operations, or property or financial or other condition of a Person which would negatively affect the ability of that Person to perform and discharge its obligations under this Agreement, any of the other Documents, or its Material Contracts, (b) the Collateral, the Agent's, any Lender's or the US Security Agent's Liens on the Collateral or the priority of those Liens, or (c) the Agent's, any Lender's or the US Security Agent's ability to enforce its rights or remedies under this Agreement or any of the other Documents.

"Material Contract" means, in respect of any Person, any contract or agreement to which the Person is a party or by which it is bound which is material to its business, having regard to its subject matter or the potential consequences of breach or termination.

"Material License" means, in respect of any Person, any license granted to such Person which is material to its business, having regard to its subject matter or the potential consequences of breach or termination.

"Maturity Date" means (a) with respect to Facility A, June 30, 2005, as such date may be extended for a period of 364 days from time to time in accordance with Section 5.1, (b) with respect to Facility B, June 30, 2005, as such date may be extended for a period of 364 days from time to time in accordance with
Section 5.1, (c) with respect to Facility C, June 30, 2008, and (d) with respect to Facility D, June 30, 2008.

"Northern Food" means Northern Food and Dairy, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for the payment of monetary amounts (whether or not performance is then required or contingent, or whether or not those amounts are liquidated or determinable) owing by the Borrowers and/or the Obligors to the Agent, the US Security Agent or any Lender, as applicable, under any or all of the Documents and all covenants and duties regarding those amounts, of any kind or nature, present or future, whether or not evidenced by any agreement or other instrument, owing under any or all of the Documents including all obligations owed by the Borrowers to the Lenders under the Credit Facilities.

"Obligor" means each of the Borrowers, any other Person and their respective successors and permitted assigns delivering any of the Security Documents or any Additional Obligor and "Obligors" means all of them. For greater certainty, the term "Obligor" includes, Temisca, 1510146 Ontario, Drive, Northern Food, Sunrich, ULC, LLC, Virginia Materials, International Materials, Distribution A&L, Supreme Foods, SunOpta Holding, SunOpta Financing, SunOpta Aseptic, Sunrich Acquisition, SunOpta Ingredients, SunOpta Ingredients Canada, Sonne Labs and Kettle Valley.

"Original Currency" has the meaning given to it in Section 14.6.

"Other Currency" has the meaning given to it in Section 14.6.

"Overdraft" means a Canadian Overdraft and/or US Overdraft as the context requires.

"Permitted Investments" means Investments by any Obligor in Persons or assets principally related to the natural or organic food business, provided that (i) each Investment shall not exceed a maximum amount of US$5,000,000 (which amount shall include any Debt assumed and any projected earn out payments required to be made as a result of such Investment), (ii) the aggregate of all Investments made by all Obligors in any fiscal year of SunOpta shall not exceed an aggregate maximum amount of US$12,000,000, (iii) each Investment in any such Person or assets shall be accretive to the earnings of the relevant Obligor, (iv) each Investment in any such Person shall be consented to by such Person or its shareholders or directors, as applicable, and such Investment shall not be or consist of a hostile takeover, (v) the Obligor shall acquire a 100% ownership interest in the relevant Person if the Investment is effected by way of a share purchase, (vi) all Debt attached to or associated with such Investment (other than in favour of the Lenders hereunder) must be repaid upon the closing of the Investment and all Liens in connection therewith must be discharged. Notwithstanding the foregoing, if the Investment is in a Person that will, as a result of such Investment, become a subsidiary, the Borrower may take up to 30 days after making such Investment to repay all Debt attached to or associated with such Investment (other than in favour of the Lenders hereunder), discharge all Liens and provide the Lenders with such first ranking security as the Lenders may require, and (vii) if the Investment in whole or in part is to be funded by the proceeds of Advances under Facility A or Facility B, then after giving effect to the requested Advance under either Facility A or Facility B, as applicable, there shall remain available for borrowing an amount of at least US$5,000,000 either under Facility A or Facility B. For greater certainty, no separate Investment shall be permitted if such Investment were to cause the foregoing US$12,000,000 aggregate limit to be exceeded or the proposed Investment otherwise contravenes the provisions of this Agreement.

"Permitted Liens" means, with respect to any property or asset of any Person:

      (a)   in respect of personal property:

            (i) Liens arising under the Documents or intended to be created pursuant to this Agreement or any Security Document;

            (ii) Liens for Taxes against personal property (A) which are not delinquent or remain payable without penalty or which are being contested in good faith in accordance with Section 9.1(h) by appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP, provided that, in respect of this clause (ii), all such Liens secure claims in the aggregate at any time outstanding for the Obligors not exceeding $100,000, excluding any such Lien where there is any material risk that enforcement proceedings in respect thereof will result in the seizure or sale of the relevant property or assets;

            (iii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

            (iv) Liens (other than any Lien imposed in respect of a Canadian Pension Plan) consisting of pledges or deposits required in the ordinary course of business in connection with workplace safety insurance, employment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

            (v) Purchase Money Liens securing indebtedness not in excess of $500,000 in the aggregate;

            (vi) Liens arising in respect of indebtedness between any of the Obligors provided that such indebtedness is assigned, as applicable, to the Agent or the US Security Agent on behalf of the Lenders and such Liens are subordinated to Liens arising under the Security Documents;

            (vii) Liens acceptable to the Agent or the US Security Agent, as applicable, in its sole discretion arising in respect of Existing Borrowers' Debt;

            (viii) any interest or title of a lessor or sublessor under any lease permitted by this Agreement; and

            (ix) Liens granted by SunOpta in favour of Organic Kitchen Inc. pursuant to Schedule 12 of an asset purchase agreement dated as of July 3, 2002 entered into among SunOpta, Organic Kitchen Inc., Cloud Mountain Inc. and John Cloud in respect of the collateral described therein and securing an amount not in excess of $2,000,000, which such Liens shall and do rank subordinate to those Liens granted by SunOpta in favour of the Agent and the Lenders; and

      (b)   in respect of real property (whether leased or owned):

            (i) permits, licenses, agreements, restrictions, easements, rights-of-way and other similar interests in land (including permits, licenses, agreements, restrictions, easements and rights-of-way for sidewalks, public ways, sewers, drains, gas steam and water mains, utilities, telephone and telegraph conduits, poles, wires and cables) which will not, in the reasonable opinion of the Agent or the US Security Agent, as applicable, materially impair the use or the value of the real property and improvements thereon;

            (ii) reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

            (iii) Liens for Taxes against real property which are not delinquent or remain payable without penalty or which are being contested in good faith in accordance with Section 9.1(h) by appropriate proceedings and for which appropriate reserves have been taken in accordance with GAAP, provided that, in respect of this clause (iii), all such Liens secure claims in the aggregate at any time outstanding for the Obligors not exceeding $100,000, excluding any such Lien where there is any material risk that enforcement proceedings in respect thereof will result in the seizure or sale of the relevant property or assets;

            (iv) the Liens of the Security Documents created or intended to be created pursuant to this Agreement or any Security Document; and

            (v) any interest or title of a lessor or sublessor under any real property lease permitted by this Agreement.

"Person" means any natural person, sole proprietorship, partnership, syndicate, trust, joint venture, Governmental Authority or any incorporated or unincorporated entity or association of any nature.

"PPSA" means the Personal Property Security Act (Ontario).

"Pricing Grids" means the Facility A and B Pricing Grid and the Facility C and Facility D Pricing Grid and "Pricing Grid" means either one of them.

"Prime Loan" means an Advance which is denominated in Canadian Dollars and in respect of which a Borrower has elected to pay interest in accordance with
Section 4.1(a).

"Prime Rate" means, with respect to a Prime Loan or a Canadian Overdraft, on any day, the greater of (a) the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada, and
(b) the CDOR Rate in effect from time to time, plus 100 Basis Points per annum. Any change in Prime Rate shall be effective on the date the change becomes effective generally.

"principal amount" means (a) with reference to any Loan, the principal amount thereof; (b) with reference to a Bankers' Acceptance, the face amount thereof; and (c) with reference to a Letter of Credit or a Letter of Guarantee, the maximum amount payable to the beneficiary thereof.

"Pro Organics Marketing" means Pro Organics Marketing (Quebec) Inc., a corporation incorporated under the laws of Quebec, and its successors and permitted assigns.

"Purchase Money Liens" means any Lien on specific fixed assets (including Capital Leases but, for greater certainty, excluding real property) to secure the payment of the purchase price of those fixed assets where the amount of the obligations secured does not exceed 100% of the lesser of the cost or fair market value of those fixed assets; and extensions, renewals or replacements of such Lien if the amount of the obligations secured thereby is not increased.

"Rateable Portion" means, with reference to any Lender and any Credit Facility:
(a) prior to the Agent making a declaration under Section 10.2, the fraction that Lender's Commitment under that Credit Facility represents of the Total Commitment under that Credit Facility; and (b) after the Agent makes a declaration under Section 10.2, the fraction that Lender's Advances under that Credit Facility represents of all Advances under that Credit Facility after the adjustments required under Section 12.21.

"Release" means a discharging, spraying, injection, abandonment, depositing, spilling, leaking, seeping, pouring, emitting, emptying, throwing, dumping, placing, pumping, escaping, leaching, migrating, dispensing, dispersal, disposing, and exhausting, and when used as a noun has a correlative meaning.

"Reuters Screen CDOR Page" means the display designated as page CDOR on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying bid quotations for bankers' acceptances accepted by leading Canadian banks.

"Reuters Screen LIBO Page" means the display designated as page LIBO on the Reuters Monitor Money Rates Service or other page as may, from time to time, replace that page on that service for the purpose of displaying interbank offered rates for deposits in the London interbank market.

"Rhodia Price Reduction" means amounts due to Rhodia Inc. by Northern Food pursuant to the Rhodia Rider.

"Rhodia Rider" means Rider No. 5 to the manufacturing agreement between Rhodia Inc. and Northern Food dated September 1, 1999 attached hereto as Exhibit A to Schedule L.

"Rollover" means the rollover of an Advance by way of Libor Loan, Bankers' Acceptance, Letter of Credit or Letter of Guarantee for an additional Contract Period under Section 3.8(c), Section 3.9(h) or Section 3.10(h), respectively.

"Rollover Date" means the Business Day on which a Rollover occurs.

"Scheduled Payments" means payments made in accordance with Section 5.2 and "Scheduled Payment" means any such payment.

"Schedules" means the schedules attached to and forming part of this Agreement, as particularized in Section 1.9.

"Schedule I Lender" means any Lender named on Schedule I to the Bank Act
(Canada).

"Schedule II Lender" means any Lender named on Schedule II to the Bank Act (Canada).

"Schedule III Lender" means any Lender named on Schedule III to the Bank Act (Canada).

"Security" means all security (including guarantees) held from time to time by or on behalf of the Lenders or the Agent or the US Security Agent by or on behalf of the Lenders, securing or intended to secure directly or indirectly repayment of the Obligations and includes all Security described in Section 7.

"Security Documents" means the Documents creating Liens on the assets of the Obligors, in favour of the Agent or the US Security Agent, as applicable, on behalf of the Lenders, and all other instruments, agreements, guarantees and documents which have been or may hereafter from time to time be executed in connection therewith, including without limitation the Documents set out in
Section 7.1 and, when used in relation to any Person, the term "Security Documents" means the Security Documents executed and delivered by such Person.

"Security Sharing Agreement" means the security sharing agreement entered into among the Agent, the US Security Agent and the Lenders relating to the Security Documents and the Security delivered in connection with this Agreement.

"Sonne Labs" means Sonne Labs, Inc., a corporation incorporated under the laws of North Dakota, and its successors and permitted assigns.

"Stake Acquisition" means Stake Acquisition Corp., a corporation previously incorporated and existing under the laws of Delaware, which merged, effective December 18, 2002, into SunOpta Ingredients.

"Subordinated Debt" means Debt owing by any Obligor where the payee has agreed to postpone payment of all principal and interest on such Debt to payment and satisfaction in full of the Obligations and has subordinated any security taken in respect of such Debt to the position of the Agent or the US Security Agent, as applicable, on behalf of the Lenders under the Security Documents, all in form and substance satisfactory to the Agent or the US Security Agent, as applicable, in its discretion.

"Subsidiary" of a Person means (a) any corporation of which the Person and/or any one of its Affiliates holds, directly or indirectly, other than by way of security only, securities to which are attached more than 50% of the votes that may be cast to elect directors of such corporation, (b) any corporation of which the Person and/or any one of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the directors of such corporation, (c) any partnership, limited liability company, unlimited liability company or joint venture in which such Person and/or one or more of its Affiliates has, directly or indirectly, more than 50% of the votes that may be cast to elect the governing body of such entity or otherwise control its activity, and (d) any partnership, limited liability company, unlimited liability company or joint venture in which such Person and/or one or more of its Affiliates has, through operation of law or otherwise, the ability to elect or cause the election of a majority of the members of the governing body of such entity or otherwise control its activity.

"Sufficient Copies" means, in respect of documents required to be delivered under this Agreement, the number of copies of each document equal to the number of Lenders plus the Agent at the time the document is delivered, unless the Borrower is otherwise notified by the Agent.

"SunOpta" means SunOpta Inc., a corporation amalgamated under the laws of Canada, and its successors and permitted assigns.

"SunOpta Aseptic" means SunOpta Aseptic, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"SunOpta Financing" means SunOpta Financing Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"SunOpta Holdings" means SunOpta Holdings Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"SunOpta Ingredients" means SunOpta Ingredients, Inc. the corporation formed under the laws of Delaware resulting and surviving from the merger, effective December 18, 2002 between Stake Acquisition Corp. and Opta Food Ingredients, Inc. and its successors and permitted assigns.

"SunOpta Ingredients Canada" means SunOpta Ingredients Canada, Ltd., a corporation amalgamated under the laws of Canada, and its successors and permitted assigns.

"Sunrich" means Sunrich, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Sunrich Acquisition" means Sunrich Acquisition Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"Sunrich Food Group" means Sunrich Food Group, Inc., a corporation incorporated under the laws of Minnesota, and its successors and permitted assigns.

"Supreme Foods" means Supreme Foods Limited, a corporation amalgamated under the laws of Ontario, and its successors and permitted assigns.

"Swap Transaction" means an agreement which may be entered into between a Lender and a Borrower in connection with the management of foreign exchange risks in all major currencies acceptable to such Lender (provided that the Borrower or relevant Obligor is doing business in such currency and the quantum or amount of any currency being hedged or managed is reasonable in relation to the volume of the Borrower's or Obligor's business being conducted in any such currency) and includes (a) foreign currency options, (b) foreign exchange forward contracts, and (c) financial products offered by such Lender to the Borrower in connection with management of interest rate risks including forward rate agreements and interest rate swaps.

"Tangible Net Worth" means, with respect to the Consolidated Borrower, the sum of the book value of all common share capital, contributed surplus, retained earnings and unrealized foreign currency adjustments held by the Consolidated Borrower plus any preferred share capital (other than the Class H preferred shares in the capital of Temisca) and Subordinated Debt, less Accounts Receivable owed by Affiliates to the Obligors, investments in Affiliates, deferred charges, goodwill, organizational expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses, deferred costs and any such other assets as are properly classified as "intangible".

"Tax" and "Taxes" include, at any time, all taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

"Temisca" means Temisca Inc., a corporation incorporated under the laws of Quebec, and its successors and permitted assigns.

"Total Commitment" means, (a) with respect to Facility A, $15,000,000, (b) with respect to Facility B, US$17,500,000, (c) with respect to Facility C, US$35,000,000, and (d) with respect to Facility D, US$10,000,000, as such amounts may be reduced or cancelled in accordance with this Agreement.

"ULC" means 3060385 Nova Scotia Company, an unlimited liability company formed under the laws of Nova Scotia, and its successors and permitted assigns.

"Unanimous Lenders" means (a) all of the Lenders under Facility A, (b) all of the Lenders under Facility B, (c) all of the Lenders under Facility C, and (d) all of the Lenders under Facility D.

"US Base Rate" means, with respect to a USBR Loan or a US Overdraft, on any day, the greater of (a) the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining rates on US Dollar denominated commercial loans made by it in Canada, and (b) the Federal Funds Effective Rate in effect from time to time (multiplied by 365 or 366/360 if the rate is calculated on the basis of a 360 day year), plus 100 Basis Points per annum. Any change in the US Base Rate shall be effective on the date the change becomes effective generally.

"USBR Loan" means an Advance which is denominated in US Dollars and in respect of which the Borrower has elected to pay interest in accordance with Section 4.2(a).

"US Dollars" and the symbol "US$" each means lawful money of the United States of America.

"US Dollar Amount" means, for any amount on any particular date, the aggregate of: (a) the portion, if any, of the amount denominated in US Dollars; and (b) the amount in US Dollars (determined on that date unless otherwise specified herein in accordance with Section 1.4) of the portion, if any, of the amount denominated in Canadian Dollars or any other relevant currency.

"US Overdraft" means, subject to the terms hereof, any draw by the Facility A Borrower by way of overdraft under Facility A on any of its US Dollar current accounts maintained with BMO.

"US Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which an Obligor, or any corporation, trade or business that is, along with any other Person, a member of a Controlled Group, may reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

"US Security Agent" means Harris in its capacity, pursuant to the Security Sharing Agreement, as security agent for the Lenders in respect of United States based Obligors that have or will in connection with the transactions contemplated by this Agreement, and as security for their respective Obligations, grant Liens in favour of the Lenders in respect of their United States located property and assets.

"US Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

"Virginia Materials" means Virginia Materials Inc., a corporation incorporated under the laws of Delaware, and its successors and permitted assigns.

"Working Capital Ratio" means, with reference to the Consolidated Borrower, current assets (less receivables from Affiliates) divided by current liabilities (less Subordinated Debt).

"written" or "in writing" includes printing, typewriting, or any electronic means of communication capable of being legibly reproduced at the point of reception.

"4157656 Canada" means 4157656 Canada Inc., a corporation continued under the laws of Canada, and its successors and permitted assigns.

"1108176 Ontario" means 1108176 Ontario Limited, a corporation incorporated under the laws of Ontario, and its successors and permitted assigns.

"1510146 Ontario" means 1510146 Ontario Inc., a corporation incorporated under the laws of Ontario, and its successors and permitted assigns.

1.2   Business Day.

If under this Agreement any payment or calculation is to be made, or any other action is to be taken, on or as of a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken, as applicable, on or as of the next day that is a Business Day unless the Business Day next following the day is in the next following month, in which event the payment, calculation or action shall be made or taken on or as of the immediately preceding Business Day.

1.3   Conflict.

If there is a conflict or inconsistency between any provision of this Agreement and any provision of another document contemplated by or delivered under or in connection with this Agreement, the relevant provision of this Agreement is to prevail. For greater certainty, notwithstanding events of default set forth in the Security Documents, the Events of Default shall, if the Events of Default conflict with the events of default set forth is such Security Documents, be the Events of Default to the extent required to remove the conflict, and if a particular event of default is set out in such other Security Document and is not set out in this Agreement, provided that such event of default does not pertain to representations, warranties, covenants or other matters relating specifically to the property secured, charged or hypothecated by the relevant Security Document, the particular event of default shall not be effective as an event of default in that Security Document. For greater certainty, the events of default contained in the Security Documents will only be effective and apply to the extent that the relevant representation, warranty and/or covenant relating specifically to the property secured, charged or hypothecated by such Security Document is not addressed in the Credit Agreement.

1.4   Currency.

Unless otherwise specified, all amounts are stated in Canadian Dollars. For the purpose of determining the aggregate Canadian Dollar Amount outstanding on any date of one or more Advances made hereunder, unless otherwise specified, the principal amount of any Loans made in US$ and the face amount of any Letters of Credit and Letters of Guarantee denominated in US$ shall be converted to Canadian Dollars at the rate then being used for this purpose by the Agent on such date, or, if such date is not a Business Day, on the next Business Day. For the purpose of determining the aggregate US Dollar Amount outstanding on any date of one or more Advances made hereunder, unless otherwise specified, the principal amount of any Loans made in Canadian Dollars and the face amount of any Bankers' Acceptances, Letters of Credit and Letters of Guarantee denominated in Canadian Dollars or any other relevant currency shall be converted to US Dollars at the rate then being used for this purpose by the Agent on such date, or, if such date is not a Business Day on the next Business Day. In addition to the foregoing, and for greater certainty, for purposes of determining at any time the amount of the Commitments in connection with the definition of Majority Lenders, the term Commitments shall, for such purpose, refer to the US Dollar Amount of such Commitments.

1.5   References.

Time shall be of the essence in all provisions of this Agreement. Unless otherwise expressly provided, all accounting terms used in this Agreement shall be interpreted, all financial information shall be prepared and all financial calculations shall be made in accordance with GAAP, consistently applied from period to period. The division of this Agreement into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of this Agreement. Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders. Unless otherwise specified, references in this Agreement to Sections and Schedules are to sections of, and schedules to, this Agreement. Unless otherwise specified, each reference to an enactment is deemed to be a reference to that enactment, and to the regulations made under that enactment, as amended or re-enacted from time to time. Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Ontario.

1.6   Governing Law.

This Agreement and each of the Documents (unless the particular Document otherwise provides) are governed by, and are to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.7   Entire Agreement.

This Agreement and all Documents constitute the entire agreement between the parties with respect to the subject matter and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral including a summary of terms and conditions dated April 19, 2004 submitted to the Borrowers by the Agent and the Lenders.

1.8   Severability.

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect (a) the legality, validity or enforceability of the remaining provisions of this Agreement; or (b) the legality, validity or enforceability of that provision in any other jurisdiction.

1.9   Schedules.

The following Schedules are attached to and form part of this Agreement:

Schedule           Description
--------           -----------
A                  Additional Obligor Counterpart
B                  Borrowers Accounts
C                  Business and Operations
D                  Governmental Approvals
E                  Litigation
F                  Unpaid Taxes

G                  Subsidiaries and Corporate Chart
H                  Labour Matters
I                  Real Property and Locations of Collateral
J                  Intellectual Property
K                  Environmental Matters
L                  Material Contracts and Material Licenses
M                  Notice of Advance
N                  Rollover and Conversion Notice
O                  Bankers' Acceptance Power Of Attorney
P                  Repayment Schedule
Q                  Prepayment Notice
R                  Existing Debt
S                  Transactions with Affiliates
T                  Compliance Certificate
U                  Lenders Branch of Account
V                  Facility C Commitments
W                  Assignment Agreement
X                  Q3 2002 Board of Directors Report
Y                  Excluded Subsidiaries

                                    SECTION 2
                         REPRESENTATIONS AND WARRANTIES

2.1   Representations, Warranties and Agreements of the Obligors.

Each Obligor, for itself and only with respect to itself, makes the following representations and warranties to the Agent, the US Security Agent and each Lender, all of which shall survive the execution and delivery of this Agreement and acknowledges and confirms that the Agent, the US Security Agent and each Lender is relying on such representations and warranties in entering into this Agreement, all other Documents and making Advances hereunder:

      (a) Corporate Status. It (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified as a foreign corporation or an extra-provincial corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

      (b) Power and Authority. It has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. It has duly executed and delivered each of the Documents, and each Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, reorganization, moratorium or similar laws affecting creditors' generally, (ii) the fact that specific performance and injunctive relief may only be given at the discretion of the courts, and (iii) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments.

      (c) No Violation. Neither the execution, delivery or performance by it of the Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any Applicable Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which it is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of its constating documents.

      (d) Business and Operations. Its business and operations and locations of its business and operations are accurately described in Schedule C.

      (e) Governmental Approvals. Except as set forth in Schedule D, no order, consent, certificate, approval, permit, license, authorization or validation of, or filing, recording or registration with or exemption by (except as have been obtained or made prior to the date hereof or exist and are in full force and effect) any Person (including any Governmental Authority), is required to authorize, or is required in connection with (i) the execution, delivery and performance by it of any Document, or (ii) the legality, validity, binding effect or enforceability with respect to it of any such Document.

      (f) Security Documents. The Security Documents create valid and enforceable Liens upon the Collateral on the terms set out therein, subject only to the terms of this Agreement and to Permitted Liens, and the Security Documents have been registered or recorded in all places where registration and recording is necessary to protect the charges and security interests created therein.

      (g) Title to Collateral. It has good and marketable title to all Collateral free and clear of all Liens except Permitted Liens.

      (h)   Financial Statements; Financial Condition; Undisclosed Liabilities.

            (i) The consolidated financial statements submitted to the Lenders for the period ended December 31, 2003 and each subsequent set of audited and internally prepared financial statements submitted to the Lenders present fairly (subject, in the case of interim internally prepared financial statements, to normal year end adjustments) the financial position of the Obligors, as at the date of said statements and the results of operations for the periods covered thereby and all such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. Since December 31, 2003 there has been no Material Adverse Change to any Obligor; and

            (ii) Except as fully reflected in the financial statements and the notes related thereto described in Section 2.1(h)(i), there were no liabilities or obligations with respect to it of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to it. It does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and notes related thereto described in
                    Section 2.1(h)(i) which, either individually or in the aggregate, would be material to it.

      (i) Litigation. Except as set forth on Schedule E, there are no actions, suits or proceedings pending or threatened (i) with respect to any Document or the transactions contemplated thereby, or (ii) that are reasonably likely to have a Material Adverse Effect on it.

      (j) True and Complete Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of it in writing to the Lender (including all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein, is true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

      (k) Tax Returns and Payments. Except as set forth in the financial statements for the 12 month period ended December 31, 2003 or Schedule F, (i) it has filed or caused to be filed all Tax returns which are required to have been filed with respect to its five most recent tax years, and has paid all Taxes shown to be due and payable on those returns or any assessments made against it and all other Taxes, fees or other charges imposed on it by any Governmental Authority, other than those the amount of or validity of which is currently being contested in good faith by appropriate proceedings being diligently pursued, and with respect to which adequate reserves in conformity with GAAP have been provided in its books and of which the details have been provided to the Lender, and (ii) no Liens for Taxes have been filed and, to its knowledge, no claims are being asserted against it with respect to any Taxes.

      (l) Subsidiaries. It has no Subsidiaries other than those listed on Schedule G. Schedule G correctly sets forth, the percentage ownership (direct and indirect) of it in each class of shares of each of its Subsidiaries and also identifies the direct owner thereof and also identifies any other owner of shares or options of any of its Subsidiaries. Schedule G also appends a true and complete corporate chart of SunOpta and each of its Subsidiaries.

      (m) No Restrictions. There does not exist any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its shares or any other interest or participation in its profits, or to pay any Debt owed by it, (ii) make loans or advances, or (iii) transfer any of its properties or assets, except, in each case, for such encumbrances or restrictions existing under or by reason of (i) Applicable Law, (ii) this Agreement or the other Documents, (iii) customary provisions restricting subletting or assignment of any lease governing any of its leasehold interests, or (iv) customary provisions restricting the assignment of contracts, permits and/or licenses.

      (n) Compliance with Applicable Laws, etc. It (i) has obtained and is in compliance with all Governmental Approvals which are necessary for the conduct of its business as presently conducted and the use of its property and assets (both real and personal), each of which is in full force and effect, is a good, valid and subsisting approval which has not been surrendered, forfeited or become void or voidable and is unamended, and (ii) is in compliance with all Applicable Laws, including Environmental Laws.

      (o) Labour Matters. There are no strikes or other labour disputes against it that are pending or, to its best knowledge, threatened. All payment due from it on account of employee insurance of every kind and vacation pay have been paid or accrued as a liability on its books. It does not have any obligation under any collective agreements or under any consulting or management agreement requiring payments which cannot be cancelled without material liability. It is in material compliance with the terms and conditions of all consulting agreements, management agreements and employment agreements, if any. There is no organizing activity involving it or, to its knowledge, threatened by any labour union or group of employees. No labour union or group of employees has made a pending demand for recognition. Except as set forth in Schedule H, there are no complaints or charges against it pending or threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by it.

      (p) Insurance. It maintains insurance in compliance with Section 9.1(b) and all premiums and other sums of money payable for that purpose have been paid.

      (q) Location of Collateral. All of the Collateral is located at the locations identified in Schedule I or is in transit to or from such locations. It has no material account debtors resident outside of Canada or the United States of America that are not insured to at least 90% of their book value by EDC or EXIM, as applicable.

      (r) Intellectual Property. It has no material Intellectual Property other than the Intellectual Property listed in Schedule J.

      (s)   Real Property.

            (i) All real property owned or leased by it and the nature of its interest (both registered and beneficial) therein, is correctly set forth on Schedule I. It has good and marketable title to all real property owned by it free and clear of all Liens other than Permitted Liens.

            (ii)    The real property owned or leased by it described in
                    Schedule I has full, free and unobstructed access to and from adjoining public highways, streets and/or roads, and it has no knowledge of any existing fact or condition which could reasonably be expected to result in the amendment or termination of such access. All entrances/exits to such real property are permitted under Applicable Law and allow free and uninterrupted ingress and egress to public highways, streets and/or roads.

            (iii) There are no outstanding work orders, notices of deficiency and/or notices of violation issued by any Governmental Authority affecting or pertaining in any respect to part or all of its real property, other than those received and addressed in the normal course of business and which, in the aggregate, would not have a Material Adverse Effect.

            (iv) Each of the Permitted Liens registered against its real property is in good standing and there are no unresolved disputes concerning the same except as disclosed in Schedule E.

            (v) To the extent possible as of the date hereof, each of any outstanding site-plan, development and other municipal agreements entered into by it have been complied with and satisfied.

            (vi)    All its real property is zoned to permit its present use.

            (vii) No written notice has been received by it from any Governmental Authority or from any other source whatsoever (and it has otherwise no knowledge thereof), advising of, ordering, directing or requiring that any alteration, repair, improvement or other work be done with respect to its real property or relating to its non-compliance with any Applicable Law regarding land use or any other Applicable Law material to its real property which has not or will not be complied with within the relevant permitted period or relating to any threatened or impending condemnation, or relating to any changes (actual, pending or proposed) to any zoning or other land use law regulating or affecting the use to which such real property may be put.

            (viii) It is not aware of any expropriation or pending expropriation of part or all of its real property.

            (ix) It has not received notice of and, to the best of its knowledge, information and belief, after having made due enquiry, is not otherwise aware of any natural or artificial condition upon its real property which shall or could result in a Material Adverse Change or materially adversely limit or materially adversely affect the intended use of the real property.

            (x) It has not received written notice of and is not otherwise aware of any pending or proposed amendment to any Applicable Law relating to its real property, or of any planning report or other government study concerning the real property, any of which shall or could result in any Material Adverse Change or materially adversely affect the intended use of the real property.

            (xi) Taxes on its real property have not been reduced, deferred or eliminated pursuant to government schemes such as (but not limited to) a farm rebate tax program, a managed forest tax rebate program or conservation land tax rebate program; save for increases that will result from the development of its real property in the ordinary course, it has no knowledge of any proposal by a municipal corporation or other Governmental Authority to increase Taxes relating to or in respect of its real property other than normal annual tax increases levied from time to time.

            (xii) It has no knowledge of any existing or future obligation to pay or any proposed assessment of local improvement charges in relation to its real property. It has done no act nor executed any agreement with a municipal corporation or other Governmental Authority the effect of which would be to provide for a future obligation to pay or a future assessment of local improvement charges in connection with the real property.

      (t)   Environmental Matters.

            (i) It does not engage in any Environmental Activity which, if conducted improperly, could reasonably be expected to have a Material Adverse Effect on it or the value of its property and, except as disclosed in Schedule K, no material amount of Hazardous Substances are stored in or present in any form in or under any premises or lands owned, leased or operated, at any time by it and which, if Released, could reasonably be expected to have a Material Adverse Effect on it or the value of its property.

            (ii) To its knowledge, there is no material amount of asbestos in any form present or suspected to be present at any premises owned leased or operated, at any time, by it.

            (iii) It has a waste management program in compliance with Applicable Law to deal with Hazardous Substances generated in the ordinary course of business, including but not limited to waste generated by its production activities.

      (u) Representations and Warranties in Other Documents. All representations and warranties made by it in the Documents other than this Agreement are true and correct in all material respects as of the time as of which such representations and warranties were made.

      (v) Material Contracts. All of its Material Contracts and Material Licenses are listed on Schedule L and true and complete copies thereof have been provided to the Agent or the US Security Agent, as applicable.

      (w) GST Matters. There are no outstanding obligations owed by any Obligor to Canada Customs and Revenue Agency for payment of goods and services tax.

      (x) Debt. It has, as of the Closing Date, no Debt other than that listed in Schedule R.

      (y) Rhodia Rider. A true and complete copy of the Rhodia Rider is attached hereto as Exhibit A to Schedule L.

      (z) SunOpta Ingredients. SunOpta has previously acquired and indirectly beneficially owns all of the issued and outstanding common stock of SunOpta Ingredients and SunOpta Ingredients is a wholly-owned Subsidiary of Sunrich Food Group.

      (aa) CERCLA. No portion of any Obligor's property has been listed, designated or identified in the National Priorities List or the CERCLA Information System both as published by the United States Environmental Protection Agency, or any similar list of sites published by any federal, state or local authority proposed for requiring clean up or remedial or corrective action under any requirements of Applicable Laws.

      (bb) ERISA Plans. Each ERISA Plan has been maintained and is in compliance in all material respects with Applicable Laws including, without limitation, all requirements relating to employee participation, investment of funds, benefits and transactions with the Obligors and persons related to them. With respect to ERISA
            Plans: (a) no condition exists and no event or transaction has occurred with respect to any ERISA Plan that is reasonably likely to result in any Obligor, to the best of its knowledge, incurring any material liability, fine or penalty; and (b) no Obligor has a material contingent liability with respect to any post-retirement benefit under a US Welfare Plan. All contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made have been made in all material respects in accordance with all Applicable Laws and the terms of each ERISA Plan. Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code either (a) has received a favourable determination letter from the Internal Revenue Service, (b) is or will be the subject of an application for a favourable determination letter, and no circumstances exist that has resulted or could reasonably be expected to result in the revocation or denial of any such determination letter, or (c) is entitled to rely on an appropriately updated prototype plan document that has received a national office determination letter and has not applied for a favourable determination letter of its own.

      (cc) Not an Investment Company. No Obligor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a holding company, or of a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

      (dd) No Margin Stock. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any Advance shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      (ee) Schedules. The information contained in the Schedules attached hereto is true, correct and complete in all material respects.

      (ff) Inactive Subsidiaries. Each of 4157656 Canada, Pro Organics Marketing and Distribue-Vie is inactive and has no assets.

2.2   Deemed Repetition.

The representations and warranties made in Section 2.1 shall (a) continue in effect until payment and performance of all the Obligations, and (b) be deemed to be repeated on each Drawdown Date, Interest Payment Date, Rollover Date and Conversion Date, mutatis mutandis, as if made on that date and, in any event, as of the end of each Fiscal Quarter.

                                    SECTION 3
                              THE CREDIT FACILITIES

3.1   Establishment of Credit Facilities.

Subject to the terms and conditions of this Agreement, the Lenders under Facility A (in respect of Facility A), Harris (in respect of Facility B), the Lenders under Facility C (in respect of Facility C) and the Lenders under Facility D (in respect of Facility D), as applicable, hereby establish the following:

      (a) in favour of the Facility A Borrower, an extendable 364 day committed revolving credit facility ("Facility A") in the aggregate principal amount of up to $15,000,000;

      (b) in favour of Sunrich Food Group, an extendable 364 day committed revolving credit facility ("Facility B") in the aggregate principal amount of up to US$17,500,000;

      (c) in favour of LP, a committed non-revolving reducing term credit facility ("Facility C") in the aggregate principal amount of up to US$35,000,000; and

      (d) in favour of LP, an extendable 364 day committed revolving credit facility ("Facility D") in the aggregate principal amount of up to US$10,000,000.

3.2   Availability of Credit Facilities.

Subject to the provisions of this Agreement:

      (a) Facility A. The Facility A Borrower may borrow, repay and reborrow under Facility A up to the lesser of the Facility A Borrowing Base and a maximum principal amount of $15,000,000.

      (b) Facility B. Sunrich Food Group may borrow, repay and reborrow under Facility B up to the lesser of the Facility B Borrowing Base and a maximum principal amount of US$17,500,000.

      (c) Facility C. LP may borrow by way of a single drawdown under Facility C up to a maximum principal amount of US$35,000,000.

      (d) Facility D. LP may borrow, repay and reborrow under Facility D up to a maximum principal amount of US$10,000,000.

      (e)   Types of Advances. Subject to the provisions of this Agreement:

            (i) each Lender agrees to severally make its Commitment under Facility A available to the Facility A Borrower by way of Prime Loans, USBR Loans, Bankers' Acceptance, Letters of Credit or Letters of Guarantee, provided, however, that BMO only may make available to the Facility A Borrower advances by way of Overdraft up to a maximum principal amount of $3,000,000;

            (ii) Harris agrees to make Facility B available to Sunrich Food Group by way of Alternate Base Rate Loans, Libor Loans or Letters of Credit;

            (iii) each Lender agrees to severally make its Commitment under Facility C available to LP by way of Alternate Base Rate Loans or Libor Loans; and

            (iv) each Lender agrees to severally make its Commitment under Facility D available to LP by way of Alternate Base Rate Loans or Libor Loans.

3.3   Obligations of the Lenders Under Facility A, Facility C and Facility D.

      (a) Rateable Portion. Subject to the terms and conditions of this Agreement, each Lender under Facility A, Facility C and Facility D agrees to make available its Rateable Portion of each Advance to the Borrower. No Lender shall be responsible for a Commitment of any other Lender. The failure of a Lender to make available an Advance in accordance with its obligations under this Agreement shall not release any other Lender from its obligations. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances available to the Borrower under any Credit Facility in excess of its Commitment under the Credit Facility.

      (b) Separate Obligation. The obligation of each Lender to make its Commitment available to the Borrower is a separate obligation between each Lender and the Borrower, and that obligation is not the several or joint and several obligation of any other Lender.

3.4   Revolving Nature of Facility A, Facility B and Facility D.

Subject to the provisions of this Agreement:

      (a) Facility A. The Facility A Borrower may increase or reduce the amount of Advances outstanding under Facility A by borrowing, repaying and reborrowing Prime Loans, USBR Loans and Overdrafts, by causing the acceptance of Bankers' Acceptances and funding them at maturity, and by causing the issue and re-issue of Letters of Credit or Letters of Guarantee from time to time.

      (b) Facility B. Sunrich Food Group may increase or reduce the amount of Advances outstanding under Facility B by borrowing, repaying and reborrowing Alternate Base Rate Loans and Libor Loans and by causing the issue and re-issue of Letters of Credit from time to time.

      (c) Facility D. LP may increase or reduce the amount of Advances outstanding under Facility D by borrowing, repaying and reborrowing Alternate Base Rate Loans and Libor Loans.

3.5   Purpose.

      (a) Facility A. The proceeds of Advances made under Facility A shall be used by the Facility A Borrower solely to provide for the ongoing general corporate and working capital purposes of the Facility A Borrower and its Subsidiaries and divisions, including refinancing the working capital needs of Supreme Foods.

      (b) Facility B. The proceeds of Advances made under Facility B shall be used by Sunrich Food Group solely to provide for the ongoing general corporate and working capital purposes of Sunrich Food Group and its Subsidiaries and divisions.

      (c) Facility C. The proceeds of the single Advance made by the Lenders, through their respective United States branches, under Facility C shall be used by LP primarily to indirectly refinance certain existing term indebtedness and provide cash resources with which to undertake future acquisitions. For greater certainty, the proceeds of the Advance under Facility C shall be used by the LP primarily to subscribe for a wholly-owned equity interest in ULC which in turn will use the proceeds of such equity injection to subscribe for a wholly-owned equity interest in LLC which in turn will use the proceeds from such equity injection to make a secured loan to Sunrich Food Group for the purposes set out immediately above.

      (d) Facility D. The proceeds of Advances made by the Lenders, through their respective United States branches, under Facility D shall be used by LP to assist with the financing of future acquisitions and capital expenditures by the Borrowers and their Subsidiaries. For greater certainty, the proceeds of the Advances under Facility D shall be used by the LP primarily to subscribe for a wholly-owned equity interest in ULC which in turn will use the proceeds of such equity injection to subscribe for a wholly-owned equity interest in LLC which in turn will use the proceeds from such equity injection to make a secured loan to the Borrowers for the purpose of financing future acquisitions and capital expenditures.

3.6   Initial and Maximum Utilization.

      (a) Facility A. Advances outstanding under Facility A shall not at any time exceed the Facility A Borrowing Base. SunOpta shall submit monthly to the Agent within 30 days after the last day of the month or, if that day is not a Business Day, the next preceding Business Day, a certified aged statement of Accounts Receivable and listing of Inventory (the "Borrowing Base Certificate") in form and substance satisfactory to the Agent in its sole discretion.

      (b) Facility B. Advances outstanding under Facility B shall not at any time exceed the Facility B Borrowing Base. Sunrich Food Group shall submit monthly to Harris within 30 days after the last day of the month or, if that day is not a Business Day, the next preceding Business Day, a Borrowing Base Certificate in form and substance satisfactory to Harris in its sole discretion.

      (c) Facility C. Only one Advance is available under Facility C. Any unused portion of the Commitment under Facility C shall be cancelled immediately upon the making of the Advance.

      (d) Facility D. Advances outstanding under Facility D shall not at any time exceed a maximum principal amount of US$10,000,000.

3.7   Borrowing Procedures - General.

      (a) Notice of Borrowing. All Advances, other than Advances by way of Overdraft, require the delivery of prior notice. To request an Advance, the applicable Borrower shall give to Harris in respect of Facility B and to the Agent in respect of Facility A, Facility C and Facility D written notice substantially in the form attached as Schedule M, indicating the amount of the requested Advance, at or before the time set out below opposite the type of Advance that the applicable Borrower wishes to request:

             Type of Advance                         Time of Notice
             ---------------                         --------------
             Prime Loans, USBR Loans,                Before 11:00 a.m. one Business
             Alternate Base Rate Loans and           Day prior to the requested
             Bankers' Acceptance less than           Drawdown Date.
             or equal to $10 million

             Prime Loans, USBR Loans,                Before 11:00 a.m. two Business
             Alternate Base Rate Loans and           Days prior to the requested
             Bankers' Acceptance greater             Drawdown Date.
             than $10 million

             Libor Loans                             Before 11:00 a.m. three
                                                     Business Days prior to the
                                                     requested Drawdown Date.

             Letters of Credit and Letters of        Before 11:00 a.m. five Business
             Guarantee                               Days prior to the requested
                                                     Drawdown Date

            Each notice given in respect of an Advance by way of Prime Loan, USBR Loan or Alternate Base Rate Loan shall indicate the amount of the required Advance and the date funds are required. Each notice given in respect of an Advance by way of Libor Loan shall indicate the amount of the required Advance, the date funds are required and the duration of the initial Contract Period applicable thereto. Each notice given in respect of an Advance by way of Bankers' Acceptances shall indicate the amount of the Bankers' Acceptances to be issued and the applicable Contract Period of the Bankers' Acceptances. Each notice given in respect of an Advance by way of Letters of Credit or Letters of Guarantee shall indicate the amount of the Letter of Credit or Letter of Guarantee to be issued, the applicable Contract Period, the beneficiary, the terms of draw under the requested Letter of Credit or Letter of Guarantee and all other relevant information.

      (b) Limits on Advances. Notwithstanding any other term of this Agreement, a Borrower shall not request from BMO, Harris or the Agent, as applicable, an Advance under any Credit Facility if, on the day notice of the Advance is given pursuant to Section 3.7(a), after giving effect to the Advance, (i) in the case of Facility A, the Canadian Dollar Amount of the principal amount of all Advances outstanding from the Lenders under Facility A would exceed the then current Facility A Borrowing Base, (ii) in the case of Facility B , the US Dollar Amount of the principal amount of all Advances outstanding from Harris under Facility B would exceed the then current Facility B Borrowing Base, or (iii) in the case of Facility C and Facility D, the US Dollar amount of the principal amount of all Advances outstanding from any Lender under the Credit Facility would exceed that Lender's Commitment under the Credit

            Facility. No Advance under any Credit Facility shall have a Contract Period that extends beyond the Maturity Date of that Credit Facility.

      (c) Lender or Agent Determination. Each determination by Harris for purposes of Facility B and by the Agent for purposes of Facility A, Facility C and Facility D of, as applicable, the Prime Rate, the US Base Rate, the Alternate Base Rate, the CDOR Rate, an Acceptance Fee, an issuance fee for a Letter of Credit or a Letter of Guarantee and LIBOR shall, in the absence of manifest error, be final, conclusive and binding on the Borrowers and the Lenders.

3.8   Libor Loans.

      (a) Minimum Advance. Each Advance by way of Libor Loan shall be in a minimum aggregate amount of US$1,000,000 and larger whole multiples of US$100,000.

      (b) Term. Each Libor Loan shall have a Contract Period of one, two, three or six months (each month being a period of 30 days for purposes of this Section), subject to availability. No Contract Period shall extend beyond the Maturity Date.

      (c) Rollover of Libor Loans. At least three Business Days before the expiry of the Contract Period of each Libor Loan, the Borrower shall notify, as applicable, Harris in respect of Facility B or the Agent in respect of Facility C and Facility D by irrevocable telephone notice, followed by written confirmation on the same day in form and substance substantially in accordance with Schedule N, if it intends to:

            (i) enter into a new Contract Period with respect to the maturing Libor Loan, or

            (ii)    repay the maturing Libor Loan.

            If a Borrower fails to provide the foregoing notice or make the required payment, payment of its Obligations to the applicable Lender with respect to that maturing Libor Loan shall be funded with an Advance under, as applicable, a USBR Loan or Alternate Base Rate Loan in the amount outstanding under that Libor Loan.

3.9   Bankers' Acceptances.

      (a) Minimum Advances. Each Advance by way of Bankers' Acceptance shall be in a minimum aggregate face amount of $500,000 and larger whole multiples of $100,000.

      (b) Term. Each Bankers' Acceptance shall have a Contract Period of not less than 10 days or such greater period in multiples of 10 days to a maximum of 180 days or a longer term, subject, in all cases, to availability.

      (c) Discount Rate. On each Drawdown Date on which Bankers' Acceptances are to be accepted, the Agent shall advise the Borrower as to the Agent's determination of the applicable Discount Rate for the Bankers' Acceptances which any of the Lenders have agreed to purchase.

      (d) Purchase. If the Lender purchases a Bankers' Acceptance accepted by it, the Borrower shall sell and the Lender shall purchase the Bankers' Acceptance at the applicable Discount Rate. The Lender shall provide to the Agent's Account for Payments the Discount Proceeds less the Acceptance Fee payable with respect to that Bankers' Acceptance.

      (e) Sale. Each Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

      (f) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Borrowers shall, upon execution of this Agreement, if so requested by a Lender, and from time to time as required, provide to that Lender Bankers' Acceptances substantially in the form as may be acceptable to that Lender duly executed and endorsed in blank by the Borrower, in quantities sufficient for that Lender to fulfill its obligations under this Agreement or, if so requested by a Lender, provide to that Lender, with a copy to the Agent, a power of attorney substantially in the form of Schedule O executed by the Borrower in favour of that Lender authorizing that Lender to execute drafts in the form attached thereto. If Bankers' Acceptances have been provided to a Lender duly executed and endorsed in blank by the Borrower, that Lender is hereby authorized to issue Bankers' Acceptances endorsed in blank in face amounts as may be determined by the Borrower provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by the Lender. No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required under this Agreement if the cause of the failure is, in whole or in part, due to the failure of the Borrower to provide to the Lender on a timely basis a sufficient number of duly executed Bankers' Acceptances or a duly executed power of attorney, as applicable, nor shall any Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any Bankers' Acceptance except a loss or improper use arising by reason of the gross negligence or willful misconduct of the Lender or its employees.

      (g) Execution. Drafts drawn by a Borrower to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Borrower or by its attorneys. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower at the time of issuance of a Bankers' Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers' Acceptance so signed shall be binding on the Borrower.

      (h) Issuance. The Agent, promptly following receipt of a notice of Advance, Rollover or Conversion by way of Bankers' Acceptances, shall advise the applicable Lenders of the notice and shall advise each Lender of the face amount of Bankers' Acceptances to be accepted by it and the applicable Contract Period (which shall be identical for all Lenders). The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to that Lender's Rateable Portion of the issue of Bankers' Acceptances, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not, subject to Section 3.9(a), be Cdn$100,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to Cdn$100,000 or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, no Lender shall have aggregate outstanding Advances in excess of its Commitment.

      (i) Rollover. At or before 1:00 p.m. two Business Days before the maturity date of any Bankers' Acceptance, the Borrower shall give to the Agent written notice substantially in the form attached as Schedule N if the Borrower intends to repay the maturing Bankers' Acceptances on the maturity date or if the Borrower intends to issue Bankers' Acceptances on the maturity date to provide for the payment of the maturing Bankers' Acceptances. Otherwise, the Borrower shall provide payment to the Agent on behalf of the Lenders of an amount equal to the aggregate principal amount of the Bankers' Acceptances on their maturity date. If the Borrower fails to make the payment, the Borrower's obligations in respect of the maturing Bankers' Acceptances shall be deemed to have been funded on the maturity date thereof with an Advance by way of Prime Loan.

      (j) Waiver of Presentment and Other Conditions. The Borrower waives presentment for payment and any other defence to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and each Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on the Bankers' Acceptance for payment thereunder.

      (k) Depository Bills and Notes Act. At the option of the Borrower and any Lender, Bankers' Acceptances under this Agreement to be accepted by that Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills so issued shall be governed by the provisions of this Section 3.9.

3.10  Letters of Credit and Letters of Guarantee.

      (a) Issue. The Agent will issue all Letters of Credit and Letters of Guarantee under Facility A. Each Lender under Facility A will be responsible for its Rateable Portion of the funding for any drawing under any Letter of Credit or Letter of Guarantee under Section 3.10(g) or otherwise and to purchase its Rateable Portion of any outstanding Letter of Credit or Letter of Guarantee under Section 12.21(a). Harris will issue all Letters of Credit under Facility B.

      (b) Currency. Each Letter of Credit and each Letter of Guarantee shall be issued in Canadian Dollars, US Dollars or such other currency as the Agent or Lender, as applicable, may agree in its sole discretion and shall mature on a Business Day. Notwithstanding the foregoing and for greater certainty, Harris will only issue Letters of Credit denominated in US Dollars.

      (c) Letter of Credit and Letter of Guarantee Sublimit. The aggregate principal amount of Advances which may be outstanding by way of Letter of Credit and Letter of Guarantee under Facility A shall not exceed $3,000,000. The aggregate principal amount of Advances which may be outstanding by way of Letter of Credit under Facility B shall not exceed US$3,000,000.

      (d) No Guarantees. No Advance by way of the issue of a Letter of Credit or Letter of Guarantee shall be used by the Borrowers for the purpose of incurring Contingent Obligations of the type described in clause (a) of the definition of "Contingent Obligations".

      (e) Other Documentation. The issue of a Letter of Credit or a Letter of Guarantee is subject to the execution and delivery of an application and agreement and an indemnity in the Lender's standard form or other specific agreement relative to the instrument in form and substance satisfactory to the issuing Lender acting reasonably (the "L/C Agreement").

      (f) Retirement. A Letter of Credit or Letter of Guarantee may only be retired on its maturity date unless and to the extent it has been honoured or unless the written consent of the beneficiary of the instrument has been obtained and the original instrument has been returned to the Lender.

      (g) Drawings. Any drawing under a Letter of Credit or Letter of Guarantee shall be funded by a Loan by way of a Prime Loan (if drawn in Canadian Dollars Under Facility A) or by way of a USBR Loan (if drawn in US Dollars or any other currency under Facility A) or by way of an Alternate Base Rate Loan (if drawn in US Dollars or any other currency under Facility B).

      (h) Term. Each Letter of Credit and each Letter of Guarantee shall have a Contract Period of not less than 30 days or more than 364 days.

      (i) Rollover. Before the maturity date of any Letter of Credit or Letter of Guarantee the Borrower shall notify the Agent or the Lender, as applicable, at its Branch of Account by notice substantially in the form attached as Schedule N if it wishes the issue of a replacement Letter of Credit or Letter of Guarantee on the maturity date. If the Borrower fails to provide the foregoing notice, the maturing Letter of Credit or Letter of Guarantee shall expire on its maturity date.

3.11  Hedge Contracts.

      (a) Term. Each Borrower may only enter into Hedge Contracts with a Lender provided that such Hedge Contracts are only issued in respect of Canadian Dollars, US Dollars or other major currencies acceptable to such Lender for purposes of treasury risk management under and in connection with this Agreement and for no other purposes. Each Hedge Contract that consists of a foreign exchange forward contract shall have a Contract Period of not more than 365 days and each Hedge Contract that consists of an interest rate hedging instrument shall have a contract period of not more than five years and three months. For greater certainty, a Borrower may only enter into a Hedge Contract with a Lender provided that, as applicable, (i) the foreign exchange risk being managed relates to the Obligations of the relevant Borrower or Obligor hereunder, (ii) the Hedge Contract being entered into is not for speculation purposes, (iii) the foreign exchange risk being managed is in a currency or currencies in which the Borrower or relevant Obligor does business, and (iv) the quantum or amount of any currency being hedged or managed is reasonable in relation to the volume of the Borrower's or Obligor's business being conducted in any such currency.

      (b) Subject to Approval. Each Lender may refuse to issue a Hedge Contract at any time at its sole discretion.

      (c) Other Documentation. The issuance of a Hedge Contract is subject to the execution and delivery of specific agreements as may be required by each Lender on its standard forms and modified by such schedules and addenda as are customarily used by each Lender (the "Hedge Agreement"). In the event of a conflict between the terms and conditions of the Hedge Agreement and this Agreement, the Hedge Agreement shall prevail notwithstanding Section 1.3.

3.12  Prime Loans, USBR Loans, Alternate Base Rate Loans and Overdrafts.

Each Advance by way of Prime Loan shall be in a minimum aggregate principal amount of $100,000 and larger whole multiples of $100,000. Each Advance by way of USBR Loan or Alternate Base Rate Loan shall be in a minimum aggregate principal amount of US$100,000 and larger whole multiples of US$100,000. Notwithstanding the foregoing and for greater certainty, each Advance by way of Overdraft may be in amounts of other than, as applicable, $100,000 or US$100,000 and whole multiples thereof.

3.13  Conversion Option.

Subject to this Agreement, a Borrower may, during the term of this Agreement, effective on any Business Day, convert, in whole or in part, an outstanding Advance (other than an Advance by way of Letter of Credit or Letter of Guarantee) into another type of Advance permitted under the relevant Credit Facility (other than an Advance by way of Letter of Credit or Letter of Guarantee) upon giving written notice to Harris in respect of Facility B or to the Agent in respect of Facility A, Facility C and Facility D in substantially the form attached hereto as Schedule N, the notice period being that which would be applicable to the type of Advance into which the outstanding Advance is to be converted under Section 3.7. Conversions under this Section 3.13 may only be made provided that:

      (a) notwithstanding any other term in this Agreement, no Advance denominated in C$ may be converted into an Advance denominated in US$ and no Advance denominated in US$ may be converted into an Advance denominated in C$;

      (b) each conversion into an Advance shall be for minimum aggregate amounts and whole multiples in excess thereof as are specified in respect of that type of Advance in this Section 3;

      (c) an Advance by way of Libor Loan may be converted only on the last day of the relevant Contract Period; if less than all of the Libor Loan is converted, after the conversion not less than US$1,000,000 shall remain as a Libor Loan;

      (d) an Advance by way of Bankers' Acceptance may be converted only on the last day of the relevant Contract Period; if less than all Advances by way of Bankers' Acceptances are converted, after the conversion not less than C$500,000 shall remain as Advances by way of Bankers' Acceptances to the Borrowers having the same maturity date;

      (e) a conversion into an Advance by way of Libor Loan shall only be made to the extent that the conditions outlined in Section 4.11 shall not exist on the relevant Conversion Date; and

      (f) no demand shall have been made and no Default or Event of Default shall have occurred and be continuing on the relevant Conversion Date or after giving effect to the conversion of the Advance to be made on the Conversion Date.

3.14  Conversion and Rollover Not Repayment.

No Conversion or Rollover shall constitute a repayment of any Advance or a new Advance.

3.15  Mandatory Conversion of Libor Loans and Bankers' Acceptances.

Notwithstanding Sections 3.9(i), 3.10(i) and 3.11, and subject to Section 10.2, if a Default or Event of Default has occurred and is continuing on the last day of a Contract Period, as regards a Libor Loan, or upon the maturity date, as regards a Bankers' Acceptance, (a) in respect of an Advance by way of a Libor Loan, the Borrower shall be deemed to have converted the Advance, as applicable, into a USBR Loan or an Alternate Base Rate Loan as of the last day of the applicable Contract Period, and (b) in respect of an Advance by way of Bankers' Acceptances, the Borrower shall be deemed to have converted the Advance into a Prime Loan in an amount equal to the principal amount of the Bankers' Acceptances on the maturity date.

3.16  Deposit of Proceeds of Loans and Discount Proceeds.

Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D shall credit to the applicable Borrower's Account on the applicable Drawdown Date (a) the proceeds of each Advance by way of Prime Loan, USBR Loan, Alternate Base Rate Loan or Libor Loan made, and (b) the Discount Proceeds less the applicable Acceptance Fee with respect to each Bankers' Acceptance purchased by a Lender on that Drawdown Date. Where a Borrower has made separate arrangements for the purchase of Bankers' Acceptances issued under this Agreement, the Agent in respect of Facility A shall debit the applicable Borrower's Account for the applicable Acceptance Fee upon acceptance and the Borrower shall deposit the Discount Proceeds to the applicable Borrower's Account stipulated by the Borrower immediately upon receipt.

3.17  Evidence of Obligations.

Harris in respect of Facility B and the Agent and BMO, as applicable, in respect of Facility A, Facility C and Facility D shall open and maintain at its Branch of Account and the Agent's Branch, as applicable, accounts and records evidencing the Obligations of the Borrowers under this Agreement. Harris in respect of Facility B and the Agent and BMO, as applicable, in respect of Facility A, Facility C and Facility D shall record in those accounts by appropriate entries all amounts owing on account of those Obligations and all payments on account thereof. Those accounts and records will constitute, in the absence of manifest error, conclusive evidence of the Obligations outstanding from time to time, the date each Advance was made and the amounts that each Borrower has paid from time to time on account of the Obligations.

                                    SECTION 4
                           INTEREST, FEES AND EXPENSES

4.1   Interest on Prime Loans and Canadian Overdrafts.

      (a) Rate. The Facility A Borrower shall pay to the Agent on behalf of the Lenders interest on Prime Loans outstanding under Facility A at a rate per annum equal to the Prime Rate plus the applicable margin set out in the Pricing Grid. The Facility A Borrower shall pay to BMO interest on Canadian Overdrafts outstanding under Facility A at a rate per annum equal to the Prime Rate plus the applicable margin set out in the Pricing Grid.

      (b) Change in Rate. Each change in the fluctuating interest rate applicable to each Prime Loan and Canadian Overdraft will take place simultaneously with the corresponding change in the Prime Rate without the necessity for any notice to the Facility A Borrower.

      (c) Calculation. Interest on Prime Loans and Canadian Overdrafts shall be payable monthly in arrears on every Interest Payment Date and on the Maturity Date, as applicable, for the period from and including, as the case may be, the Drawdown Date, the Conversion Date or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of each Prime Loan and Canadian Overdraft remaining unpaid on the basis of the actual number of days elapsed in a year of 365 days.

      (d) Payment of Interest. Interest on Prime Loans and Canadian Overdrafts shall be paid on every Interest Payment Date and on the Maturity Date, as applicable, by debit to the Borrowers' Account by the Agent in respect of Prime Loans and by BMO in respect of Canadian Overdrafts.

4.2   Interest on USBR Loans, Alternate Base Rate Loans and US Overdrafts.

      (a) Rate. Each Borrower shall pay to Harris in respect of Facility B and to the Agent (at the Agent's Account for Payments) on behalf of the Lenders in respect of Facility A, Facility C and Facility D, as applicable, interest on USBR Loans and Alternate Base Rate Loans outstanding to the Lenders under each Credit Facility at a rate per annum equal to, as applicable, the US Base Rate or the Alternate Base Rate plus the applicable margin set out in the relevant Pricing Grid. The Facility A Borrower shall pay to BMO in respect of Facility A, interest on US Overdrafts outstanding to BMO under Facility A at a rate per annum equal to the US Base Rate plus the applicable margin set out in the relevant Pricing Grid.

      (b) Change in Rate. Each change in the fluctuating interest rate applicable to each USBR Loan, US Overdraft or Alternate Base Rate Loan will take place simultaneously with the corresponding change in the US Base Rate or the Alternate Base Rate without the necessity for any notice to the Borrowers.

      (c) Calculation. Interest on USBR Loans, US Overdrafts and Alternate Base Rate Loans shall be payable monthly in arrears on every Interest Payment Date and on the

            Maturity Date for the period from and including, as the case may be, the Drawdown Date, the Conversion Date, or the immediately preceding Interest Payment Date to but excluding the first-mentioned Interest Payment Date or the Maturity Date, as applicable, and shall be calculated daily on the principal amount of each USBR Loan, US Overdrafts and Alternate Base Rate Loans remaining unpaid on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

      (d) Payment of Interest. Interest on USBR Loans, US Overdrafts and Alternate Base Rate Loans shall be paid on every Interest Payment Date and on the Maturity Date by debit to the applicable Borrower's Account by Harris in respect of Facility B, by the Agent on behalf of the Lenders in respect of Facility A, Facility C and Facility D and by BMO in respect of US Overdrafts under Facility A.

4.3   Interest on Libor Loans.

      (a) Rate. Each Borrower shall pay to Harris in respect of Facility B or to the Agent on behalf of the Lenders in respect of Facility C and Facility D (at the Agent's Account for Payments) interest on Libor Loans outstanding to the Lenders under each Credit Facility at a rate equal to LIBOR plus the applicable margin set out in the relevant Pricing Grid.

      (b) Calculation. Interest on each Libor Loan shall be payable on each Libor Interest Date applicable to the Libor Loan, for the period commencing from and including the first day of the Contract Period or the immediately preceding Libor Interest Date, as the case may be, applicable to the Libor Loan, to but excluding the first mentioned Libor Interest Date, and shall be calculated daily on the principal amount of each Libor Loan remaining unpaid on the basis of the actual number of days elapsed in a year of 360 days.

      (c) Payment of Interest. Interest on Libor Loans shall be paid on each Libor Interest Date by debit to the applicable Borrower's Account by Harris in respect of Facility B and by the Agent on behalf of the Lenders in respect of Facility C and Facility D (at the Agent's Account for Payments).

4.4   Fees on Bankers' Acceptances.

      (a) Rate. Upon acceptance of a Bankers' Acceptance by a Lender under Facility A, the Borrower shall pay to the Agent at the Agent's Account for Payments on behalf of the Lender a fee (the "Acceptance Fee") at the rate per annum equal to the CDOR Rate plus the applicable fee set out in the relevant Pricing Grid.

      (b) Calculation. The Acceptance Fee shall be payable on issuance of each Bankers' Acceptance calculated on the face amount of each Bankers' Acceptance on the basis of the number of days in the Contract Period for the Bankers' Acceptance and a year of 365 or 366 days, as applicable. Each determination by the Agent of the Acceptance Fee applicable to any Banker's Acceptance shall, in the absence of manifest error, be final, conclusive and binding upon the Facility A Borrower and the Lenders. Upon determination of the Acceptance Fee applicable to any Banker's Acceptance, the Agent shall notify the Facility A Borrower and each Lender.

4.5   Letters of Credit and Letters of Guarantee.

Upon the issue of a Letter of Credit or a Letter of Guarantee by the Agent under Facility A or Harris under Facility B, as applicable, the Borrower shall pay to the Agent or Harris, as applicable, a fee at the rate per annum set out in the relevant Pricing Grid on issue. Issuance fees shall be calculated on the principal amount of each Letter of Credit or Letter of Guarantee on the date of issue. Issuance fees shall be calculated on the basis of the number of days in the applicable Contract Period and a year of 365 days.

4.6   Commitment Fees

Sunrich Food Group shall pay to Harris in respect of Facility B, quarterly in arrears on the last Business Day of each month which is the quarterly anniversary of the Closing Date, a commitment fee equal to (a) 12.5 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is less than 2.0:1 for the last four consecutive Fiscal Quarters, or (b) 25 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is equal to or greater than 2.0:1 for the last four consecutive Fiscal Quarters, calculated daily on the Facility B Unutilized Portion and on the basis of a year of 365 or 366 days, as the case may be. Each applicable Borrower shall pay to the Agent at the Agent's Account for Payments, for the account of the applicable Lenders on a Credit Facility by Credit Facility basis in respect of Credit Facility A and Credit Facility D, quarterly in arrears on the last Business Day of each month which is the quarterly anniversary of the Closing Date, a commitment fee equal to (a) 12.5 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is less than 2.0:1 for the last four consecutive Fiscal Quarters, or (b) 25 Basis Points at all times when the Funded Debt to EBITDA ratio of the Consolidated Borrower is equal to or greater than 2.0:1 for the last four consecutive Fiscal Quarters, calculated daily, as applicable, on the Facility A Unutilized Portion and the Facility D Unutilized Portion, as applicable, and on the basis of a year of 365 or 366 days, as the case may be.

4.7   Applicable Pricing

The Borrowers shall pay to Harris in respect of Facility B and to the Agent on behalf of the Lenders in respect of Facility A, Facility C and Facility D (at the Agent's Account for Payments) interest and fees in respect of Advances obtained by the Borrowers under the Credit Facilities in accordance with the relevant Pricing Grid below. The applicable margin or fee payable by the Borrowers will be established quarterly and will be effective at the beginning of the third month of each Fiscal Quarter of the Borrowers and is based upon the attainment by SunOpta, on a consolidated basis, in its four previous Fiscal Quarters of the Funded Debt to EBITDA Ratio, calculated quarterly, as set out in
Section 9.3, on the last day of any Fiscal Quarter based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day.

(a) Facility A and B Pricing Grid. The Facility A Borrower shall pay to the Agent on behalf of the Lenders, at the Agent's Account for Payments, in respect of Facility A interest in respect of Advances obtained by the Facility A Borrower under Facility A, and Sunrich Food Group shall pay to Harris interest in respect of Advances obtained by Sunrich Food Group under Facility B, in accordance with the pricing grid below (the "Facility A and B Pricing Grid"):

        ------------------------------------------------------------------------------------------------------------
        Pricing       Funded Debt/EBITDA                       Prime Rate,            Libor Rate      BA's/LC's/LG's
        Level                                                  US Base Rate and       Plus            Fee
                                                               Alternate Base Rate
                                                               Plus
        ------------------------------------------------------------------------------------------------------------
        1.            < 1.0:1.0                                0.00%                  1.00%           1.00%
        ------------------------------------------------------------------------------------------------------------
        2.            >/= 1.0:1.0                              0.25%                  1.25%           1.25%
        ------------------------------------------------------------------------------------------------------------
        3.            >/= 1.5:1.0                              0.50%                  1.50%           1.50%
        ------------------------------------------------------------------------------------------------------------
        4.            >/= 2.0:1.0                              0.75%                  1.75%           1.75%
        ------------------------------------------------------------------------------------------------------------

(b) Facility C and D Pricing Grid. LP shall pay to the Agent on behalf of the Lenders, at the Agent's Account for Payments, interest and fees in respect of Advances obtained by LP under each of Facility C and Facility D in accordance with the pricing grid below (the "Facility C and D Pricing Grid"):

        ------------------------------------------------------------------------------------------------------------
        Pricing       Funded Debt/EBITDA                      Alternate Base Rate          Libor Rate Plus
        Level                                                 Plus
        ------------------------------------------------------------------------------------------------------------
        1.            < 1.0:1.0                               0.25%                        1.25%
        ------------------------------------------------------------------------------------------------------------
        2.            >/= 1.0:1.0                             0.75%                        1.75%
        ------------------------------------------------------------------------------------------------------------
        3.            >/= 1.5:1.0                             1.00%                        2.00%
        ------------------------------------------------------------------------------------------------------------
        4.            >/= 2.0:1.0                             1.25%                        2.25%
        ------------------------------------------------------------------------------------------------------------

4.8   Interest on Overdue Amounts.

The Borrowers shall pay to Harris in respect of Facility B and to the Agent on behalf of the Lenders in respect of Facility A, Facility C and Facility D interest as prescribed in this Agreement both before and after demand, default and judgment. Interest on any overdue amounts hereunder, is payable, (a) for overdue amounts in Canadian Dollars, at the Prime Rate plus the applicable margin as required by the then current Pricing Level plus 200 Basis Points per annum, (b) for overdue amounts in US Dollars owing to the Lenders under Facility A, at the US Base Rate plus the applicable margin for the then current Pricing Level plus 200 Basis Points per annum, and (c) for overdue amounts in US Dollars owing to Harris under Facility B or the Agent and the Lenders under Facility C and Facility D, at the Alternate Base Rate plus the applicable margin as required by the then current Pricing Level plus 200 Basis Points per annum, in each case calculated on a daily basis on the actual number of days elapsed in a 365 or 366 day year, as applicable, computed from the date the amount becomes due for so long as the amount remains overdue. Interest on overdue amounts shall be payable upon demand by Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D and shall be compounded on each Interest Payment Date.

4.9   Interest Act.

For purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365, or 366 days, the yearly rate of interest to which the rate is equivalent is that rate multiplied by the number of days in the calendar year for which the calculation is made and divided by 360, 365, or 366, as applicable.

4.10  Limit on Rate of Interest.

      (a) Adjustment. If any provision of this Agreement or any of the other Documents would obligate a Borrower or Obligor to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows:

            (i) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 4; and

            (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of the Criminal Code (Canada).

      (b) Reimbursement. Notwithstanding Section 4.10(a), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the applicable Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to the applicable Borrower.

      (c) Actuarial Principles. Any amount or rate of interest referred to in this Section 4.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Advance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the earlier of the date of advance and the Closing Date to the relevant Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of that determination.

4.11  Substitute Basis of Advance - Libor Loans.

If, at any time during the term of this Agreement, a Lender acting in good faith determines (which determination shall be final, conclusive and binding upon the Borrower) that:

      (a) adequate and fair means do not exist for ascertaining the rate of interest on a Libor Loan;

      (b) LIBOR does not accurately reflect the effective cost to the Lender of making, funding or maintaining a Libor Loan and the costs to the Lender are increased or the income receivable by the Lender is reduced in respect of a Libor Loan;

      (c) the making, funding or maintaining of a Libor Loan or a portion thereof by the Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market; or

      (d) deposits in US Dollars are not available to the Lender in the London interbank market in sufficient amounts in the ordinary course of business for the applicable Contract Period to make, fund or maintain a Libor Loan during the Contract Period;

the Lender shall promptly notify the Borrower setting forth the basis of that determination and each Borrower hereby instructs the Lender to repay the affected Libor Loan with the proceeds of an Alternate Base Rate Loan in the amount of the Libor Loan, to be drawn down on the last day of the then current Contract Period. The Lender shall not be required to make any further Libor Loans available under this Agreement so long as any of the circumstances referred to in this Section 4.11 continue.

4.12  Indemnity.

      (a) General. Each Obligor shall, and does hereby, jointly and severally indemnify the Agent, each Lender and the US Security Agent and their respective directors, officers, employees, attorneys and agents (each, an "Indemnified Person") against all suits, actions, proceedings, claims, losses (other than loss of profits), expenses (including reasonable fees, charges and disbursements of counsel), damages and liabilities including liabilities arising under Environmental Laws (each, a "Claim") that the Agent, each Lender or the US Security Agent may sustain or incur as a consequence of (i) any default under this Agreement or any other Document, (ii) any misrepresentation contained in any writing delivered to the Agent, each Lender or the US Security Agent in connection with this Agreement, (iii) the Agent, each Lender or the US Security Agent entering into this Agreement, (iv) the use of proceeds of the Credit Facilities, or (v) the operations of any of the Obligors or any Affiliate of any of the Obligors, except that no Indemnified Person will be indemnified for any Claim resulting from its own gross negligence or willful misconduct. Notwithstanding the foregoing and for greater certainty, the obligations of each of Temisca and Distribution A&L with respect the indebtedness or liability of other Obligors to the Agent, the US Security Agent and each Lender shall, as applicable, be limited and governed by the Limited Guarantee dated as of February 21, 2003 and the Limited Guarantee dated as of July 7, 2004 executed by Temisca and Distribution A&L, respectively, in favour of the Agent for and on behalf of the Lenders.

      (b) Certificate. A certificate of the Agent, affected Lender or US Security Agent, as applicable, setting out the basis for the determination of the amount necessary to indemnify the relevant Person pursuant to this Section 4.12 shall be conclusive evidence, absent manifest error, of the correctness of that determination.

      (c) Survival. It is the intention of each of the Obligors and the Agent, each Lender and the US Security Agent, as applicable, that Sections 3.15, 4.12, 4.13 and 6.2(b) shall supersede any other provisions in this Agreement which in any way limit the liability of any of the Obligors and that each of the Obligors shall be liable for any obligations arising under Sections 3.15, 4.12, 4.13 and 6.2(b) even if the amount of the liability incurred exceeds the amount of the other Obligations. The obligations of the Obligors under these Sections are joint and several and absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, whether or not occasioned by the fault of the Agent, any Lender or the US Security Agent, except in respect of gross negligence or willful misconduct by it. The obligations of each of the Obligors under Sections 3.15, 4.12, 4.13 and 6.2(b) shall survive the repayment of the other Obligations and the termination of the Credit Facilities. Notwithstanding the foregoing and for greater certainty, the obligations of each of Temisca and Distribution A&L with respect the indebtedness or liability of other Obligors to the Agent, the US Security Agent and each Lender shall, as applicable, be limited and governed by the Limited Guarantee dated as of February 21, 2003 and the Limited Guarantee dated as of July 7, 2004 executed by Temisca and Distribution A&L, respectively, in favour of the Agent for and on behalf of the Lenders.

4.13  Breakage Costs

      (a) The Facility A Borrower may not repay, prepay or cancel an Advance by way of Bankers' Acceptances prior to the expiry of the Contract Period relating thereto.

      (b) If a Borrower repays, prepays or cancels an Advance (including repayment pursuant to Sections 4.11 and 5.3), by way of Libor Loan, Letter of Credit or Letter of Guarantee, the Borrower shall indemnify the applicable Lender for any loss or expense suffered or incurred by that Lender including any loss of profit or expenses which the Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain the Advance or any interest or other charges payable to lenders of funds borrowed by the Lender in order to maintain the Advance together with any other charges, costs or expenses incurred by that Lender relative thereto.

      (c) A certificate of the Agent or the affected Lender setting out the basis for the determination of the amount necessary to indemnify the Agent or the affected Lender pursuant to this Section 4.13 shall be conclusive evidence, absent manifest error, of the correctness of that determination.

4.14  Change in Circumstances.

      (a) Reduction in Rate of Return. If at any time any Lender determines, acting reasonably, that any change in any Applicable Law or any interpretation thereof after the date of this Agreement, or compliance by the Lender with any direction, requirement, guidelines or policies or request from any regulatory authority given after the date of this Agreement, whether or not having the force of law, has or would have, as a consequence of a Lender's obligation under this Agreement, and taking into consideration the Lender's policies with respect to capital adequacy, the effect of reducing the rate of return on the Lender's capital (in respect of making, maintaining or funding an Advance hereunder) to a level below that which the Lender would have achieved but for the change or compliance, then from time to time, upon demand of the Lender, the Borrower shall pay the Lender such additional amounts as will compensate the Lender for the reduction.

      (b) Taxes, Reserves, Capital Adequacy, etc. If, after the date of this Agreement, the introduction of any Applicable Law or any change or introduction of a change in any Applicable Law (whether or not having the force of law) or in the interpretation or application thereof by any court or by any Governmental Authority, central bank or other authority or entity charged with the administration thereof, or any change in the compliance of any Lender therewith now or hereafter:

            (i) subjects any Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Tax or changes the basis of taxation, or increases any existing Tax on payments of principal, interest, fees or other amounts payable by the Borrower to the Lender under or by virtue of this Agreement (except for Excluded Taxes); or

            (ii) imposes, modifies or deems applicable any reserve, special deposit, deposit insurance or similar requirement against assets held by, or deposits in or for the account of, or loans by or any other acquisition of funds by, an office of any Lender in respect of any Advance or any other condition with respect to this Agreement;

            and the result of any of the foregoing, in the sole determination of the Lender acting reasonably, shall be to increase the cost to, or reduce the amount received or receivable by the Lender or its effective rate of return in respect of making, maintaining or funding an Advance hereunder, the Lender shall, acting reasonably, determine that amount of money which shall compensate the Lender for the increase in cost or reduction in income.

      (c) Payment of Additional Compensation. Upon a Lender having determined that it is entitled to compensation in accordance with the provisions of this Section 4.14 ("Additional Compensation"), the Lender shall promptly so notify the Borrower and (if a Lender under Facility C) the Agent and shall provide to the Borrower and the Agent a photocopy of the relevant Applicable Law or direction, requirement, guideline, policy or request, as applicable, and a certificate of an officer of the Lender setting forth the Additional Compensation and the basis of calculation thereof, which shall be conclusive evidence of the Additional Compensation in the absence of manifest error. The Borrower shall pay to the Lender within 30 Business Days of the giving of notice the Additional Compensation for the account of the Lender accruing from the date of the notification. The Lender shall be entitled to be paid Additional Compensation from time to time to the extent that the provisions of this Section 4.14 are then applicable notwithstanding that the Lender has previously been paid Additional Compensation.

      (d) Commercially Reasonable. If it is commercially reasonable in the opinion of a Lender receiving Additional Compensation under this
            Section 4.14, the Lender shall make reasonable efforts to limit the incidence of that Additional Compensation, including seeking recovery for the account of the Borrower following the Borrower's request and at the Borrower's expense, if the Lender, in its sole determination, would suffer no appreciable economic, legal, regulatory or other disadvantage as a result.

4.15  Payment of Portion.

Notwithstanding any other term or condition of this Agreement, if a Lender gives the notice provided for in Section 4.14 with respect to any Advance by way of Loan (an "Affected Borrowing"), the Borrower may, at its option, upon 60 Business Days notice to that Lender (which notice shall be irrevocable), repay to the Lender in full the Affected Borrowing outstanding together with accrued and unpaid interest on the principal amount so repaid up to the date of repayment and any amounts payable pursuant to Section 4.13, together with such Additional Compensation as may be applicable to the date of payment.

4.16  Illegality.

If any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof, or compliance by any Lender with any request or direction (whether or not having the force of law) of any Governmental Authority, central bank or comparable agency or other entity, now or hereafter makes it unlawful or impossible for the Lender to make, fund or maintain an Advance or to perform its obligations under or by virtue of this Agreement, the Lender may, by written notice thereof to the Borrower and (if a Lender under Facility A, Facility C or Facility D) the Agent, terminate its obligations to make further Advances under this Agreement, and the Borrower, if required by the Lender, shall repay forthwith (or at the end of such longer period as the Lender in its discretion has agreed) the principal amount of the Advance together with accrued interest without penalty or bonus (and in the case of Bankers' Acceptances, the face amount thereof) and such Additional Compensation as may be applicable to the date of payment and all other outstanding Obligations to the Lender. If any change shall only affect a portion of any Lender's obligations under this Agreement which is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Lender or the Borrower under this Agreement, the Lender shall only declare its obligations under that portion so terminated.

4.17  Upfront Fee.

The Borrowers shall pay to each Lender on the Closing Date an upfront fee in the following amounts (a) $22,500 to CIBC in respect of Facility A, (b) US$25,500 to Harris in respect of Facility B, (c) US$21,817 to BMO in respect of Facility C,
(d) US$10,358 to CIBC in respect of Facility C, (e) US$15,000 to Harris in respect of Facility C, (f) US$10,000 to BMO in respect of Facility D, (g) US$10,000 to CIBC in respect of Facility D, and (h) US$10,000 to Harris in respect of Facility D.

                                    SECTION 5
                             REDUCTION AND REPAYMENT

5.1   Term and Maturity.

The term of each Credit Facility shall commence on the Closing Date and end on the Maturity Date. For greater certainty, all amounts outstanding under each Credit Facility must be repaid and all obligations of each Lender under each Credit Facility must be fully funded or cancelled on the Maturity Date. At least 60 days, but not greater than 90 days, prior to the then current Maturity Date in respect of each of Facility A and Facility B and the then current Facility D Revolving Period Maturity Date, each applicable Borrower may, if it so desires, provide the Agent and/or Harris with written notice of a request to extend the current Maturity Date or the then current Facility D Revolving Period Maturity Date for a further period of 364 days. Each request for the extension of the then current Maturity Date or the then current Facility D Revolving Period Maturity Date by each applicable Borrower shall be subject to the written consent of the applicable Lenders, which consent, if delivered, shall be delivered to each applicable Borrower no later than 30 days prior to the then current Maturity Date or the then current Facility D Revolving Period Maturity Date. If each Lender, acting in its sole discretion, agrees to the applicable Borrower's request to extend the then current Maturity Date or the then current Facility D Revolving Period Maturity Date, the then current Maturity Date or the then current Facility D Revolving Period Maturity Date, as applicable, shall be extended for a further period of 364 days. If a Lender does not respond to a request for an extension prior to 30 days before the expiry of the then current Maturity Date or the then current Facility D Revolving Period Maturity Date, such Lender will be deemed to have denied the request for an extension of the Maturity Date or the then current Facility D Revolving Period Maturity Date, as applicable.

5.2   Repayment.

      (a) LP shall repay the principal amount of the Advances under Facility C quarterly, commencing the first Fiscal Quarter after the Closing Date, by paying the amounts set out in the amortization schedule attached as Schedule P. In addition, 100% of the net cash proceeds from the permitted sale or sale/leaseback of any fixed assets of the Obligors (collectively, the "Permitted Proceeds") shall be applied to repay, in inverse order of maturity, on or before the last Business Day of the Fiscal Quarter immediately following the Fiscal Quarter in which such sale or sale/leaseback occurs, the then outstanding principal amount under Facility C, until Facility C is repaid in full. Notwithstanding the foregoing, to the extent Permitted Proceeds are reinvested by the applicable Obligor, as applicable, in replacement assets in existing lines of business by the end of the Fiscal Quarter immediately following the Fiscal Quarter in which such permitted sale or sale/leaseback of assets takes place, then the Permitted Proceeds need not be applied to the outstanding principal amount under Facility C as set out herein.

      (b) LP shall repay the principal amount of the Advances under Facility D quarterly, commencing the first Fiscal Quarter after the initial drawdown under Facility D, in instalments equal to the greater of
            (i) 1/20th of the initial amount drawn down under Facility D, and
            (ii) 1/20th of the outstanding principal amount drawn under Facility D as of the date of the last Advance made under Facility D. All remaining principal outstanding under Facility D will be due and payable in full on the Maturity Date in respect of Facility D.

5.3   Mandatory Repayment - Currency Fluctuations.

      (a) If, due to exchange rate fluctuations or for any reason whatsoever, in the case of Facility A, the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A shall, at any time, exceed, as applicable, the Commitment for Facility A, or the then current Facility A Borrowing Base (the amount of the excess being referred to herein as an "Excess Amount"), then within three Business Days of written notice from the Agent, the Facility A Borrower shall, at its option:

            (i) forthwith repay Loans and/or fund any Lender's obligations with respect to outstanding Bankers' Acceptances, Letters of Credit or Letters of Guarantee in an amount equal to or greater than such Excess Amount; or

            (ii) provide cash collateral or such other security as the Agent may require in an amount equal to or greater than such Excess Amount which collateral shall remain in the Agent's possession until the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A is equal to or less than, as applicable, the Commitment for Facility A or the then current Facility A Borrowing Base whereupon such collateral shall be released by the Agent to the Facility A Borrower.

      (b) Notwithstanding any other provision of this Agreement, including any provision contemplating a Rollover or Conversion, whenever the Canadian Dollar Amount of the principal amount of all Advances outstanding under Facility A is, as applicable, in excess of the Commitment for Facility A or the then current Facility A Borrowing Base, the Facility A Borrower shall (i) repay any USBR Loan or (ii) upon the maturity of any Banker's Acceptance, repay the Banker's Acceptance, or (iii) upon the last day of the Contract Period in respect of a Libor Loan, repay the Libor Loan, and any repayments under clauses (i), (ii) and (iii) shall be applied in reduction of such Excess Amount.

      (c) The Facility A Borrower shall, on demand, reimburse each Lender for and hold each Lender harmless against any loss, cost or expense suffered or incurred by the Lender by virtue of the necessity to resort to this Section 5.3 including any loss of profit or expenses which the Lender incurs by reason of the liquidation or re-deployment of deposits or other funds acquired by the Lender to maintain its obligations under this Agreement and any interest or other charges payable to lenders of funds borrowed by the Lender in order to maintain the obligations of the Lender under this Agreement.

      (d) The Facility A Borrower shall pay interest on any Excess Amount at a rate of Prime Rate plus 5% per annum, calculated on a daily basis on the actual number of days elapsed in a 365 day year, computed from the date an Excess Amount arises to, but excluding, the date on which the Excess Amount is repaid. Notwithstanding the foregoing, if the Facility A Borrower is aware that it will require an Excess Amount for a period not longer than three Business Days, the Facility A Borrower may request that such Excess Amount be made available at the rate normally applicable to Facility A for such anticipated short term requirement. Each Lender may refuse such a request in its discretion.

5.4   Optional Prepayment.

LP may prepay, without penalty, in whole or in part and in a minimum amount of US$500,000 or larger whole multiples thereof, the Advances outstanding under Facility C and Facility D, at any time prior to the Maturity Date provided that all accrued interest with respect to the amount to be prepaid shall have been paid and provided that LP indemnify the Agent on behalf of the Lenders for any loss or expense suffered or incurred by any Lender, including any breakage costs which a Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain Facility C or Facility D, as applicable, or any interest or charges payable to the lender of funds borrowed by the Lender and any other charges, costs or expenses incurred by the Lender relative thereto. LP shall give three Business Days' notice of its desire to make any prepayment, substantially in the form attached hereto as Schedule Q. Any prepayment shall be paid to the Agent at the Agent's Account for Payments and distributed pro rata among the Lenders in accordance with their respective Rateable Portions and applied pro rata over the remaining Scheduled Payments under Facility C or Facility D, as applicable. No amount permanently prepaid may be reborrowed under this Agreement. Each Lender's respective Commitment under Facility C and Facility D, as applicable, will be permanently reduced by the amount of any permanent prepayment made to it under this Section 5 and the Total Commitment under Facility C and Facility D, as applicable, reduced correspondingly.

                                    SECTION 6
                               PAYMENTS AND TAXES

6.1   Payments Generally.

All amounts owing in respect of a Credit Facility, whether on account of principal, interest or fees or otherwise, shall be paid in the currency in which the Advance is outstanding. Each payment under this Agreement shall be made for value on the day the payment is due. All interest and other fees shall continue to accrue until payment has been received by the Agent and each Lender as applicable. Each payment under Facility B shall be made by debit to the applicable Borrower's Account by Harris at or before 1:00 p.m. on the day that payment is due. Sunrich Food Group hereby authorizes Harris to debit the applicable Borrower's Account in respect of any and all payments to be made by Sunrich Food Group under this Agreement. Each payment under or in respect of Facility A, Facility C and Facility D shall be made at the Agent's Account for Payments at or before 1:00 p.m. on the day payment is due. The Borrowers hereby authorize the Agent in respect of Facility A, Facility C and Facility D to debit the applicable Borrower's account in respect of any and all payments to be made by such Borrowers under this Agreement. Receipt by the Agent from the Borrower of funds under this Agreement, as principal, interest, fees or otherwise, shall be deemed to be receipt of these funds by the Lenders.

6.2   Taxes.

      (a) Payments. All payments to be made by or on behalf of the Borrowers under or with respect to this Agreement are to be made free and clear of and without deduction or withholding for, or on account of, any present or future Taxes, unless such deduction or withholding is required by Applicable Law. If a Borrower is required to deduct or withhold any Taxes from any amount payable to the Agent or any Lender (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to, and taking into account all Taxes on, or arising by reason of the payment of, additional amounts under this Section 6.2), the Agent or any Lender, as the case may be, receives and retains an amount equal to the amount that it would have received had no such deductions or withholdings been required, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall remit the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Laws. Notwithstanding the foregoing, the Borrowers shall not be required to pay additional amounts in respect of Excluded Taxes.

      (b) Indemnity. The Borrowers shall indemnify the Agent and the Lenders for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Borrowers under this Agreement and paid by the Agent or any Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and any Taxes levied or imposed with respect to any indemnity payment made under this Section 6.2. The Borrowers shall also indemnify the Agent and the Lenders for any Taxes (other than Excluded Taxes) that may arise as a consequence of the execution, sale, transfer, delivery or registration of, or otherwise with respect to this Agreement or any other Document. The indemnifications contained in this Section 6.2(b) shall be made within 30 days after the date Harris in respect of Facility B or the Agent in respect of Facility A, Facility C or Facility D makes written demand therefor.

      (c) Evidence of Payment. Within 30 days after the date of any payment of Taxes by the Borrowers, the Borrowers shall furnish to, as applicable, Harris or the Agent the original or a certified copy of a receipt evidencing payment by the Borrowers of any Taxes with respect to any amount payable to the Agent and the Lenders hereunder.

      (d) Survival. The Borrowers' obligations under this Section 6.2 shall survive the termination of this Agreement and the payment of all amounts payable under or with respect to this Agreement.

6.3   No Set-Off.

All payments to be made by the Borrowers shall be made without set-off or counterclaim and without any deduction of any kind.

6.4   Application of Payments Before Exercise of Rights.

Subject to the provisions of this Agreement, all payments made by or on behalf of the Borrowers before the exercise of any rights arising under Section 10.2, or otherwise, shall be paid, as applicable, (i) to Harris in respect of Facility B, and (ii) to the Agent in respect of Facility A, Facility C and Facility D and distributed among the Lenders under Facility A, Facility C and Facility D pro rata in accordance with their respective Rateable Portions (or, as the case may be, to or among the Agent, the Lender or the Lenders to whom those payments are owing) in each instance in the following order:

      (a) firstly, in payment of any amounts due and payable as and by way of agency fees owing to the Agent or the US Security Agent for its services hereunder or in connection herewith;

      (b) secondly, in payment of any amounts due and payable as and by way of recoverable expenses hereunder or in connection herewith;

      (c) thirdly, in payment of any interest, other fees, or default interest then due and payable on or in respect of the Advances;

      (d)   fourthly, in repayment of any principal amounts of the Advances; and

      (e) fifthly, in payment of any other amounts then due and payable by the Borrowers hereunder or in connection herewith.

6.5   Application of Payments After Exercise of Rights Under Section 10.2.

All payments made by or on behalf of the Obligors after the exercise of any rights arising under Section 10.2 shall, subject to the provisions of the Security Sharing Agreement, be paid to and distributed pro rata among, as applicable, (i) the Lenders under Facility A, Facility C and Facility D pro rata in accordance with their Rateable Portions, (ii) Harris in respect of Facility B, or (iii) as the case may be, to or among the Agent, the Lender or the Lenders to whom those payments are owing, in each instance in the following order:

      (a) firstly, in payment of agency fees, if any, and the reasonable costs and expenses of any realization against the Obligors and any and all other sureties and guarantors or of its or their respective property and assets, including the out-of-pocket expenses of the Agent or the US Security Agent and the reasonable fees and out-of-pocket expenses of counsel, consultants and other advisers employed in connection therewith and in payment of all costs and expenses incurred by the Agent or the US Security Agent in connection with the administration and enforcement of this Agreement or the other Documents, to the extent that those funds, costs and expenses shall not have been reimbursed to the Agent or the US Security Agent; and

      (b) thereafter as the Agent and the Lenders may determine in their discretion.

                                    SECTION 7
                               SECURITY DOCUMENTS

7.1   Security Documents.

The Borrowers shall cause the following documents to be executed and delivered to, as applicable, the Agent or the US Security Agent on behalf of the Lenders to secure the Obligations, those documents to be in form and substance satisfactory to the Agent, the US Security Agent and the Lenders:

      (a) by SunOpta: (i) Ontario law guarantee of the obligations of all Obligors (other than SunOpta) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta, including securities (or the equivalent) registered in every location where SunOpta has assets; (iii) security under 427 of the Bank Act (Canada); (iv) a general assignment of book debts; (v) a first collateral charge, by way of debenture or other appropriate security (including a hypothec), over the real property located at: (A) 2838 Highway 7, Norval, Ontario, (B) 407 Parkside Drive, Waterdown, Ontario, and (C) 2270-43rd Avenue, Lachine, Quebec; (vi) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta; (vii) an offset agreement regarding cash balances; (viii) a securities pledge agreement; and (ix) if applicable, an acknowledgment regarding existing security;

      (b) by Temisca: (i) Ontario law guarantee, limited to the amount of $600,000, of the obligations of all Obligors (other than Temisca) owing to the Lenders; (ii) a movable and immovable hypothec creating a hypothec in all of the real and personal property, assets and undertaking of Temisca, including securities (or the equivalent) registered in every location where Temisca has assets; (iii) an offset agreement regarding cash balances; and (iv) if applicable, an acknowledgment regarding existing security;

      (c) by Supreme Foods: (i) Ontario law guarantee of the obligations of all Obligors (other than Supreme Foods) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Supreme Foods, including securities (or the equivalent) registered in every location where Supreme Foods has assets (iii) a general assignment of book debts; (iv) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Supreme Foods; and (v) an offset agreement regarding cash balances;

      (d) by 1510146 Ontario: (i) Ontario law guarantee of the obligations of all Obligors (other than 1510146 Ontario) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of 1510146 Ontario, including securities (or the equivalent) registered in every location where 1510146 Ontario has assets; (iii) a general assignment of book debts; (iv) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of 1510146 Ontario; (v) an offset agreement regarding cash balances; and (vi) if applicable, an acknowledgment regarding existing security;

      (e) by LP: (i) Illinois law guarantee of the obligations of all Obligors (other than LP) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of LP, including securities (or the equivalent) registered in every location where LP has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of LP, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (f) by ULC: (i) Ontario law guarantee of the obligations of all Obligors (other than ULC) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of ULC, including securities (or the equivalent) registered in every location where ULC has assets;
            (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of ULC; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (g) by LLC: (i) Illinois law guarantee of the obligations of all Obligors (other than LLC) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of LLC, including securities (or the equivalent) registered in every location where LLC has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of LLC, indicating the US Security Agent and/or the Lenders as loss payee;
            (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (h) by Sunrich Food Group: (i) Illinois law guarantee of the obligations of all Obligors (other than Sunrich Food Group) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sunrich Food Group, including securities (or the equivalent) registered in every location where Sunrich Food Group has assets;
            (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sunrich Food Group, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (i) by Northern Food: (i) Illinois law guarantee of the obligations of all Obligors (other than Northern Food) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Northern Food, including securities (or the equivalent) registered in every location where Northern Food has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property located at: (A) 2214 Geneva Road NE, Alexandria, Minnesota, (B) 601 3rd Avenue W, Alexandria, Minnesota, (C) 4601 Co. Road, 13 NE, Alexandria, Minnesota, (D) 3035 Evergreen Lane, Alexandria, Minnesota, (E) 308-2nd Avenue NW, Bertha, Minnesota, (F) 701 W 1st Street, Fosston, Minnesota, and (G) 199 W 2nd Avenue, Afton, Wyoming, (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Northern Food, indicating the US Security Agent and/or the Lenders as loss payee;
            (v) an offset agreement regarding cash balances; and (vi) if applicable, an acknowledgment regarding existing security;

      (j) by SunOpta Aseptic: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Aseptic) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Aseptic, including securities (or the equivalent) registered in every location where SunOpta Aseptic has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property located at: 3915 Minnesota Street, Alexandria, Minnesota; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Aseptic, indicating the US Security Agent and/or the Lenders as loss payee;
            (v) an offset agreement regarding cash balances; and (vi) if applicable, an acknowledgment regarding existing security;

      (k) by Sunrich: (i) Illinois law guarantee of the obligations of all Obligors (other than Sunrich) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sunrich, including securities (or the equivalent) registered in every location where Sunrich has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property located at: (A) 3824-93rd Street SW, Hope, Minnesota, and (B) 616-6th Avenue W, Cresco, Iowa; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sunrich, indicating the US Security Agent and/or the Lenders as loss payee; (v) an offset agreement regarding cash balances; and (vi) if applicable, an acknowledgment regarding existing security;

      (l) by Virginia Materials: (i) Illinois law guarantee of the obligations of all Obligors (other than Virginia Materials) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Virginia Materials, including securities (or the equivalent) registered in every location where Virginia Materials has assets;
            (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Virginia Materials, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (m) by SunOpta Ingredients Canada: (i) Ontario law guarantee of the obligations of all Obligors (other than SunOpta Ingredients Canada) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Ingredients Canada, including securities (or the equivalent) registered in every location where SunOpta Ingredients Canada has assets; (iii) a general assignment of book debts; (iv) a first collateral charge by way of debenture or other appropriate security, over the real property located at 2 Barrie Blvd., St. Thomas, Ontario; (v) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Ingredients Canada; (vi) an offset agreement regarding cash balances; and (vi) if applicable, an acknowledgment regarding existing security;

      (n) by Distribution A&L: (i) Ontario law guarantee, limited to the amount of $250,000, of the obligations of all Obligors (other than Distribution A&L) owing to the Lenders; (ii) a movable and immovable hypothec creating a hypothec in all of the real and personal property, asset and undertaking of Distribution A&L, including securities (or the equivalent) registered in any location where Distribution A&L has assets; (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Distribution A&L; and (iv) an offset agreement regarding cash balances;

      (o) by International Materials: (i) Illinois law guarantee of the obligations of all Obligors (other than International Materials) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of International Materials, including securities (or the equivalent) registered in every location where International Materials has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of International Materials, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (p) by SunOpta Ingredients: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Ingredients) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Ingredients, including securities (or the equivalent) registered in every location where SunOpta Ingredients has assets; (iii) a first collateral charge, by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property located at: (A) 1001 South Cleveland Street, Cambridge, Minnesota, (B) 701 West 6th Street, Galesburg, Illinois and (C) 1050 Wenig Road N.E., Cedar Rapids, Iowa; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Ingredients, indicating the US Security Agent and/or the Lenders as loss payee; and (v) an offset agreement regarding cash balances;
            (vi) a patent collateral agreement; (vii) if applicable, an acknowledgment regarding existing security;

      (q) by Drive: (i) Ontario law guarantee of the Obligations of all Obligors (other than Drive) owing to Lender, (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Drive, including securities (or the equivalent) registered in every location where Drive has assets,
            (iii) an assignment of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Drive, (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (r) by Sunrich Acquisition: (i) Illinois law guarantee of the obligations of all Obligors (other than Sunrich Acquisition) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sunrich Acquisition, including securities (or the equivalent) registered in every location where Sunrich Acquisition has assets; (iii) a first collateral charge by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property located at : (A) 1971, 354th Street, Breckenridge, Minnesota; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sunrich Acquisition, indicating the US Security Agent and/or the Lenders as loss payee; and (v) an offset agreement regarding cash balances;

      (s) by Sonne Labs: (i) Illinois law guarantee of the obligations of all Obligors (other than Sonne Labs) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Sonne Labs, including securities (or the equivalent) registered in every location where Sonne Labs has assets (iii) a first collateral charge by way of debenture or other appropriate security (including a mortgage and security agreement with assignment of rents), over the real property located at : (A) 896 23rd Avenue North, Wahpeton, North Dakota; (iv) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Sonne Labs, indicating the US Security Agent and/or the Lenders as loss payee; and (v) an offset agreement regarding cash balances;

      (t) by Kettle Valley: (i) Illinois law guarantee of the obligations of all Obligors (other than Kettle Valley) owing to the Lenders; (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of Kettle Valley, including securities (or the equivalent) registered in every location where Kettle Valley has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of Kettle Valley, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (u) by SunOpta Holdings: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Holdings) owing to the Lenders;
            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Holdings, including securities (or the equivalent) registered in every location where SunOpta Holdings has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Holdings, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security;

      (v) by SunOpta Financing: (i) Illinois law guarantee of the obligations of all Obligors (other than SunOpta Financing) owing to the Lenders;
            (ii) a general security agreement creating a security interest in all of the personal property, assets and undertaking of SunOpta Financing, including securities (or the equivalent) registered in every location where SunOpta Financing has assets; (iii) a certificate in respect of all insurance policies, including but not limited to fire and all perils insurance on real property and policies insuring the assets of SunOpta Financing, indicating the US Security Agent and/or the Lenders as loss payee; (iv) an offset agreement regarding cash balances; and (v) if applicable, an acknowledgment regarding existing security; and

      (w) each relevant Lender's standard form Bankers' Acceptances in blank in accordance with Section 3.9(f).

7.2   Further Assurances.

      (a) Additional Obligors. The Borrowers shall cause any Included Subsidiary to sign an Additional Obligor Counterpart and execute and deliver a guarantee unlimited as to amount, substantially similar to the guarantees executed by the Obligors, supported by:

            (i) a general security agreement or the equivalent, substantially similar to the general security agreements executed by the Obligors, creating a security interest in all its personal property, assets and undertaking, including securities registered in every location where such Included Subsidiary has assets;

            (ii) a charge (or the equivalent) of such Included Subsidiary creating a fixed charge on all such Included Subsidiary's real property registered against title to such property;

            (iii) an assignment of all insurance policies held by the Included
                  Subsidiary insuring the real property or assets of the Included Subsidiary; and

            (iv) such other additional or substitute security as the Agent, the US Security Agent or the Unanimous Lenders may require from time to time;

            all immediately upon that Person becoming an Included Subsidiary.

      (b) Further Documents. Upon request of the Agent, the US Security Agent or the Unanimous Lenders, the Obligors or any of them shall execute and deliver, or shall cause to be executed and delivered, to the Agent or US Security Agent, as applicable, such further documents or instruments and shall do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Agent or US Security Agent, as applicable, or the Unanimous Lenders in its or their sole and absolute discretion, to secure the Obligations, including, without limitation, executing and delivering or causing to be executed and delivered such further documents or instruments to give the Lenders a first priority security interest in any and all property and assets now or hereafter acquired by any Obligor, subject to any Permitted Liens.

                                    SECTION 8
                              CONDITIONS PRECEDENT

8.1   Conditions Precedent to Disbursements of Advances.

The obligation of each Lender to make available the first Advance, Rollover or Conversion under each Credit Facility is subject to and conditional upon the satisfaction of the following conditions:

      (a) Delivery of Documents. The Agent or the US Security Agent, as applicable, shall have received Sufficient Copies, in form and substance satisfactory to the Agent or the US Security Agent, as applicable, of the following:

            (i)   this Agreement duly executed by all the parties hereto;

            (ii) each Security Document and all other Documents duly executed by all the parties thereto;

            (iii) timely notice as may be required by any term of this Agreement in connection with any action to be taken thereunder;

            (iv) a Certificate of each Obligor dated the Closing Date certifying:

                  (A) that its constating documents and the by-laws, which shall be attached thereto, are complete and correct copies and are in full force and effect;

                  (B) all resolutions and all other authorizations necessary to authorize the execution and delivery of and the performance by it of its obligations under this Agreement, the Security Documents and the other Documents to which it is a party and all the transactions contemplated thereby; and

                   (C) all representations and warranties contained in this Agreement are true and correct as if made on the date of the Certificate.

            (v) pro forma consolidated and consolidating financial statements for the remainder of 2004 of the Borrowers and Obligors after giving effect to the acquisition of Supreme Foods and Distribue Vie by SunOpta, Distribution A&L by Temisca and the Cedar Rapids, Iowa fibre plant by SunOpta Ingredients and drawdowns hereunder, prepared in good faith and based upon reasonable assumptions and consistent with the Borrowers' due diligence review in connection with such acquisitions;

            (vi) opinions of counsel to the Obligors, addressed to the Agent and each Lender and counsel to the Agent with respect to, inter alia, due authorization, execution, delivery and enforceability of the Documents executed by the Obligors;

            (vii) duly executed certificate(s) of insurance evidencing the insurance required under this Agreement and endorsements of those policies each showing loss payable to the Agent or US Security Agent, as applicable;

            (viii) such other documents as the Agent or US Security Agent may reasonably request including (A) the documents listed in
                   Section 7.1 hereof, and (B) standard documentation used by the Lender in connection with the issuance of Letters of Credit and Letters of Guarantee, prior to any Advance by way of any such method;

            (ix) a duly completed Environmental Checklist in the Agent's or the US Security Agent's standard form, or if available, a Phase I environmental report in respect of real property owned by the Obligors, including in particular that recently acquired and owned by SunOpta Ingredients, Sonne Labs and Sunrich Acquisition;

            (x) landlord waivers satisfactory to the Agent or US Security Agent in respect of real property leased by any Obligor;

            (xi) a copy of all of the relevant Obligor's agreements relating to the Rhodia Price Reduction;

            (xii)  the Security Sharing Agreement; and

            (xiii) if so requested by the Lenders, title insurance satisfactory to the Lenders in favour of the Agent or the US Security Agent shall have been obtained and delivered to the Agent or the US Security Agent in respect of each relevant property owned by an Obligor.

      (b) Payout and Discharge. All funds owed by the Obligors to those creditors identified (based upon information provided by any Obligor) by the Agent and the US Security Agent, as applicable, shall be repaid in full and all Liens and/or security registrations made in favour of such creditors shall be discharged or the Agent or the US Security Agent, as applicable, shall have received an undertaking from such creditors to discharge all such Liens and/or security registrations in form and substance satisfactory to the Agent or the US Security Agent, as applicable. For greater certainty, existing Debt owing by Sonne Labs to Community First National Bank and by Sunrich Acquisition to GMAC Commercial Mortgage Corporation may be repaid up to 30 days after the Closing Date.

      (c) Registration of Security Documents. All registrations, recordings and filings of or with respect to the Security Documents which in the opinion of counsel to the Agent or the US Security Agent, as applicable, are necessary to render effective the Lien intended to be created thereby shall have been completed.

      (d) Fees. All fees payable in accordance with this Agreement on or before the Closing Date (including legal fees and expenses of the Agent and the US Security Agent) shall have been paid to the Agent.

      (e) Due Diligence. The Agent and the Lenders shall have completed their business, legal and accounting due diligence with the respect to the Obligors, including, in respect of the acquisition of Supreme Foods and Distribue Vie by SunOpta, Distribution A&L by Temisca and the Cedar Rapids, Iowa fibre plant by SunOpta Ingredients, with results satisfactory to them.

      (f) Market Change. No material adverse change or material disruption of the financial, banking or capital markets shall have occurred and be continuing, in each case, determined by the Agent in its sole and absolute discretion.

      (g) Material Adverse Change. No Material Adverse Change shall have occurred with respect to the Obligors.

      (h) Existing Debt. The Lenders shall have reviewed the Obligors' existing Debt obligations, with results satisfactory to the Lenders.

      (i) Acquisitions. SunOpta Ingredients shall have completed the acquisition of the Cedar Rapids, Iowa fibre plant from General Mills, SunOpta shall have completed the acquisition of Supreme Foods and Distribue Vie, and Temisca shall have completed the acquisition of Distribution A&L, each on terms and conditions satisfactory to the Lenders, including the provision of relevant security in favour of the Lenders.

8.2   Conditions Precedent to All Advances.

The obligations of the Lenders to make available any Advance, Rollover or Conversion, after the conditions in Section 8.1 being satisfied, are subject to and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Issuance Date, Rollover Date or Conversion Date:

      (a)   No Default. No Default or Event of Default shall exist.

      (b) Representations Correct. The representations and warranties contained in Section 2.1 shall be true and correct on each Drawdown Date, Issuance Date, Rollover Date or Conversion Date as if made on that date.

      (c) Notice of Advance. The Borrowers shall have provided any notice required in respect of an Advance, Rollover or Conversion.

      (d) Facility A and Facility B Advances. The Facility A Borrower and Sunrich Food Group, as applicable, shall have provided a current certified aged statement of Accounts Receivable and listing of Inventory in accordance with Section 3.6(a) or 3.6(b), as applicable.

      (e) Certain Advances. Each applicable Borrower executing and delivering to the relevant Lender or the Agent customary documentation required by such Lender or the Agent, as applicable, from time to time for purposes of extending Advances by way of Letter of Credit, Letter of Guarantee and Bankers' Acceptance.

8.3   Conditions Precedent to Advances Under Facility D

The obligations of the Lenders to make available any Advance, Rollover or Conversion under Facility D, in addition to being subject to and conditional upon each of the conditions being satisfied in Sections 8.1 and 8.2, are subject to and conditional upon each of the conditions below being satisfied on the applicable Drawdown Date, Issuance Date, Rollover Date or Conversion Date:

      (a) satisfactory completion by the relevant Obligor of the acquisition on terms and conditions satisfactory to the Lenders;

      (b) satisfaction to the Lenders that the acquisition is related to SunOpta's existing lines of business;

      (c) satisfaction by the Lenders with the ownership and management, organizational and legal structure of the Consolidated Borrower subsequent to the acquisition and the tax and accounting aspects of the acquisition;

      (d) satisfactory due diligence review by the Lenders, including, but not limited to, review of the relevant Person's existing operations, history of business and financial position. This is to be confirmed by the historical (past three years) audited, consolidated (and non-consolidated if applicable) financial statements, the most recent interim financial statements and two year forecast/budgets of SunOpta and the relevant Person on a combined basis confirming compliance with all financial covenants hereunder;

      (e) repayment of any Debt attached to the acquisition upon closing and discharge of all relevant Liens together with provision of Security Documents creating a first rank of security interest in favour of the Agent, the US Security Agent and the Lenders as applicable;

      (f) receipt of satisfactory environmental review of the assets of the Person being acquired executed by an authorized signing officer of SunOpta;

      (g) no Default or Event of Default shall have occurred and be continuing or be created upon the completion of the relevant acquisition;

      (h) the amounts available under the Credit Facilities, together with any cash resources of the Obligors, shall be sufficient to complete the acquisition. If additional funds are required to complete the acquisition, then the additional equity or Subordinated Debt may be used to fund the shortfall. Such Subordinated Debt must be on terms and conditions satisfactory to the Lenders, including, without limitation, no acceleration rights in respect of such Subordinated Debt prior to the maturity date of the Credit Facilities; and

      (i) in respect of an Advance for purposes of making a Capital Expenditure that is not budgeted for in the Business Plan or that is more than 10% in excess of that which is budgeted for in the Business Plan, the prior approval of the Unanimous Lenders will be required.

8.4   Waiver of a Condition Precedent.

The conditions stated in Sections 8.1, 8.2 and 8.3 are inserted for the sole benefit of the Agent, the US Security Agent and the Lenders and the conditions stated therein may only be waived by the Unanimous Lenders, in whole or in part, with or without terms or conditions, in respect of all or any portion of the Advances, without affecting the right of the Lenders to assert terms and conditions in whole or in part in respect of any other Advance.

                                    SECTION 9
                                    COVENANTS

9.1   Affirmative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each of the Obligors covenants, for itself as applicable, with the Agent, the US Security Agent and each Lender as follows:

      (a) Corporate Existence. It shall do or cause to be done all things necessary to keep in full force and effect its corporate existence and all rights, trade-marks, licenses and qualifications required for it to carry on its businesses and own, lease or operate its properties in each jurisdiction in which it carries on business or owns, leases or operates property or assets from time to time.

      (b) Insurance. It shall maintain insurance on its properties and assets and for the operation of its businesses in such amounts and against such risks as would be customarily obtained and maintained by a prudent owner of similar properties and assets operating a similar business, including appropriate liability insurance, business interruption insurance and third party liability insurance. It shall provide copies of those policies to the Agent or the US Security Agent, as applicable, which policies shall be satisfactory to the Agent or the US Security Agent, as applicable. Each insurance policy shall include an endorsement whereby the insurers agree to give the Agent or the US Security Agent, as applicable, on behalf of the Lenders not less than 30 days notice of the cancellation of the policy of insurance and permit the Agent or the US Security Agent, as applicable, on behalf of the Lenders to cure any default which may exist under the policy. It shall name the Agent or the US Security Agent, as applicable, as loss payee or additional insured as its interest may appear in all of its policies of insurance or otherwise assure the Agent or the US Security Agent, as applicable, of the availability of continuing coverage in a manner satisfactory to the Agent or the US Security Agent, as applicable, and all real property policies shall contain such standard mortgage clauses as the Agent or the US Security Agent, as applicable, shall require for the Lenders' protection. In addition, it shall notify the Agent or the US Security Agent forthwith on the happening of any loss or damage in excess of $150,000 and shall furnish at its expense all necessary proofs and do all necessary acts to enable the Agent or the US Security Agent, as applicable, to obtain payment of the insurance monies in the event that the claim for payment of insurance proceeds is $150,000 or greater.

      (c) Compliance with Laws, etc. It shall comply with all Applicable Laws and all Government Approvals required in respect of its businesses, properties, the Collateral, or any activities or operations carried out thereon including health, safety and employment standards, labour codes and Environmental Laws. If required by the Agent, it shall deliver to the Agent evidence satisfactory to the Agent concerning such compliance with all Applicable Laws and Government Approvals.

      (d) Government Approvals. It shall obtain (to the extent not in existence on the date of this Agreement) and maintain, by the observance and performance of all obligations thereunder and conditions thereof, all Government Approvals required for it to carry on its businesses.

      (e) Conduct of Business. It shall: (i) conduct its business and the operation of its property in a proper and efficient manner and keep proper books of account and records with respect to the operation of its business and the operation of its property; (ii) diligently maintain, repair, use and operate its property and premises in a proper and efficient manner; (iii) maintain its physical assets in good condition so that each asset may be used at all times for the purpose for which it was intended; and (iv) perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound.

      (f) Payment. It shall duly and punctually pay or cause to be paid all sums of money due and payable by it under this Agreement and the other Documents on the dates, at the places and in the currency and the manner set forth herein and therein.

      (g) Litigation. It shall (i) promptly give notice to Harris and the Agent of any litigation, suit, action, proceeding or dispute, threatened or commenced it, whether before or by any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which either individually or in the aggregate exceed $150,000 in claims, or which otherwise, if adversely determined, could reasonably be expected to have a Material Adverse Effect on it or the other Obligors, (ii) advise Harris and the Agent of the extent to which any adverse determination is covered by insurance,
            (iii) provide all reasonable information requested by Harris and the Agent concerning the status of any litigation, proceeding or dispute, and (iv) use reasonable efforts to bring about a reasonable, favourable and speedy resolution or disposition of the litigation, proceeding or dispute.

      (h) Pay Claims and Taxes. It shall promptly pay and discharge, when due, all Taxes charged to or payable by it and all obligations which may result in Liens (other than Permitted Liens) on its properties or assets unless the relevant Tax or obligation is being actively and diligently contested in good faith by appropriate proceedings and is adequately reserved against in accordance with GAAP. It shall notify Harris and the Agent of each contest promptly upon forming the intention to contest the relevant payment, Tax or obligation.

      (i) Notice of Default or Material Adverse Change. It shall, upon obtaining knowledge thereof, provide to Harris and the Agent as soon as practicable, and in any event within one Business Day after obtaining that knowledge, notice of any Material Adverse Change, Default or Event of Default, together with an officer's Certificate setting forth the details of any such Material Adverse Change, Default or Event of Default and the action taken or to be taken to remedy it.

      (j) Other Reports and Filings. Promptly upon transmission thereof it shall deliver to Harris and the Agent copies of all financial information, statutory audits, proxy materials and other information and reports, if any, which it (i) has filed with the Securities and Exchange Commission or any governmental agencies substituted therefor or with the Ontario Securities Commission or any securities regulatory authority or any other equivalent governmental agencies in any state, province or territory of Canada or the United States of America, (ii) has delivered to holders of, or any agent or trustee with respect to, its Debt in their capacity as such a holder, agent or trustee, or (iii) has delivered to any shareholder in its capacity as a shareholder.

      (k) Other Information. From time to time, it shall deliver to Harris or the Agent such other information or documents (financial or otherwise) as Harris or the Agent may reasonably request.

      (l) Books, Records and Inspections. It will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. It will permit officers and designated representatives of the Agent or any Lender to visit and inspect, under guidance of its officers, any of its properties and to examine its books of account and discuss its affairs, finances and accounts, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or any Lender may request.

      (m) First Priority. It will take all actions, sign all documents, effect all registrations and otherwise act so as to carry out the intent of this Agreement which is that the Liens created by the Security Documents are to rank first against all of its undertaking, property and assets subject only to Permitted Liens.

      (n) Environmental Compliance. It will carry on all activities in compliance with all Environmental Laws. It will not cause or permit the Release or storage of a Hazardous Substance in or under its properties except in compliance with all Environmental Laws. If it comes to its attention that it is not in material compliance with all applicable Environmental Laws, it will remedy that non-compliance immediately. If immediate remedy is not possible, it will notify BMO, Harris and the Agent immediately of the problem and describe in detail the action it intends to take to return to compliance with this Section 9.1(n).

      (o) Capital Expenditures. It will make, subject to a permitted 10% variance above the budgeted amount, Capital Expenditures only in accordance with and as budgeted for in its Business Plan.

      (p) Annual Meetings with Lenders. On or before April 30th in each Fiscal Year, it shall hold a meeting with the Lenders upon the request of Harris or the Agent at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Obligors and the Business Plan.

      (q) Auditors. It shall promptly give notice to Harris and the Agent of a change in its Auditors and the reasons for the change.

      (r) ERISA Matters. It will maintain each ERISA Plan in compliance in all material respects with all requirements of Applicable Law. It will promptly notify the Agent or the US Security Agent, as applicable, on becoming aware of (a) the institution of any steps by any Person to terminate any US Pension Plan, (b) the failure of any Obligor to make a required contribution to any US Pension Plan if such failure is sufficient to give rise to an Encumbrance under Section 302(f) of ERISA, (c) the taking of any action with respect to a US Pension Plan which is reasonably likely to result in the requirement that any Obligor furnish a bond or other security to the US Pension Benefit Guaranty Corporation under ERISA or such US Pension Plan, or
            (d) the occurrence of any event with respect to any ERISA Plan which is reasonably likely to result in any Obligor incurring any material liability, fine or penalty, and in the notice to the Agent or the US Security Agent, as applicable, thereof, provide copies of all documentation relating thereto.

      (s) Inactive Subsidiaries. SunOpta will ensure that each of 4157656 Canada, Pro Organics Quebec and Distribue Vie remains inactive and acquires no assets. SunOpta will cause each of 4157656 Canada, Pro Organics Quebec and Distribue Vie to voluntary wind up and dissolve on or before December 31, 2004.

9.2   Negative Covenants.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent, the US Security Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each Obligor covenants, for itself as applicable, with the Agent, the US Security Agent and each Lender as follows:

      (a) Limitation on Liens. It shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any material part of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens. The ability of the Obligors to incur or suffer to exist Permitted Liens is not to be construed as a subordination, constructive or otherwise, of the Liens granted to the Agent or US Security Agent on behalf of the Lenders to such Permitted Liens.

      (b) Disposition of Assets. It shall not sell, lease, transfer, assign, convey or otherwise dispose of any of its properties or assets except in the ordinary course of business and in accordance with the terms of the Security Documents unless the Permitted Proceeds of such sale are applied as set out in
            Section 5.2.

      (c) Consolidations and Mergers. It shall not merge, consolidate, amalgamate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favour of any Person, except that any Obligor may merge, amalgamate with, or dissolve or liquidate into, any other Obligor (so long as it remains an Obligor), provided that in any such transaction, other than an amalgamation, the Obligor shall be the continuing or surviving corporation.

      (d) Limitation on Debt. It shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt in excess of US$500,000 in the aggregate during the term of this Agreement, except: (i) Debt incurred pursuant to this Agreement; (ii) Debt consisting of Contingent Obligations described in clause (b) of the definition thereof and permitted pursuant to Section 9.2(g); (iii) Debt existing on the date of the Closing Date as set forth in Schedule R; (iv) Debt secured by or which could be secured by Permitted Liens; (v) Debt for amounts payable to suppliers in the ordinary course of business;
            (vi) unsecured Debt to an Obligor; (vii) Debt of Temisca in respect of the Class H Shares in the capital of Temisca in the maximum aggregate amount of $55,000; and (viii) Debt to CIBC in respect of Visa corporate credit cards issued by CIBC.

      (e) Transactions with Affiliates or Associates. It shall not enter into any transactions with any Affiliate or Associate of it, except: (i) as expressly permitted by this Agreement or listed on Schedule S hereto; or (ii) in the ordinary course of business and pursuant to the reasonable requirements of its business; and, in the case of clause (ii), upon fair and reasonable terms no less favourable to it than would obtain in a comparable arm's-length transaction with a Person which is not its Affiliate or Associate.

      (f) Management Fees and Compensation. It shall not pay any management, consulting or similar fees to any Affiliate or to any officer, director or employee of it or any Affiliate except (i) payment of reasonable compensation and expense reimbursement to officers and employees for actual services rendered to, and expenses incurred for, it in the ordinary course of business, and (ii) payment of directors' fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings not to exceed in the aggregate for the Obligors with respect to all such items $150,000 in any Fiscal Year provided that no such payment shall be made if a Default or an Event of Default is outstanding or if the making of such payment will result in a Default or an Event of Default.

      (g) Contingent Obligations. It shall not create, incur, assume or suffer to exist any Contingent Obligations, other than in respect of the Obligations except: (i) endorsements for collection or deposit in the ordinary course of business; (ii) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and (iii) Contingent Obligations arising with respect to customary indemnification obligations in favour of purchasers in connection with dispositions permitted under Section 9.2(b). The foregoing permission to incur Contingent Obligations is not consent for any Obligor to honour those Contingent Obligations if otherwise restricted or prohibited by this Agreement.

      (h) Restricted Payments. It shall not (i) declare or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its capital stock, partnership interests, membership interests or other equity securities (except that any Obligor may declare and pay dividends to another Obligor (so long as it remains an Obligor)), or (ii) purchase, redeem or otherwise acquire for value any of its, or any of its Affiliates', shares of capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such interests or securities now or hereafter outstanding.

      (i) Change in Business. It shall not engage in any material line of business substantially different from those lines of business carried on by it on the date hereof and it shall not change the location from which such line of business is carried on by it, all as described in Schedule C.

      (j) Change in Structure. It shall not make any changes in its equity capital structure (including a change in the terms of its outstanding equity securities), or amend its constating documents (including any shareholder agreement), except as necessary to effect transactions permitted under Section 9.2(c).

      (k) Accounting Changes. It shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year.

      (l) Material Contracts. It shall not (i) cancel or terminate any Material Contract; (ii) waive any default or breach under any Material Contract; (iii) amend or otherwise modify any Material Contract; or (iv) take any other action in connection with any Material Contract, that would, in each case, have a Material Adverse Effect.

      (m) Limitation on Sale and Leaseback Transactions. Unless in compliance with Section 5.2 hereof, it will not, directly or indirectly, enter into any sale and leaseback transaction with respect to any property or assets (whether now owned or hereafter acquired).

      (n) Loans and Investments. It will not, without the prior written approval of the Agent and the Lenders, other than in respect of the proceeds of the Advances under Facility C and Facility D and the corresponding equity contribution in each of the ULC and the LLC and the subsequent loan to Sunrich Food Group (i) purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including, without limitation, the establishment or creation of a Subsidiary, or (ii) make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation, amalgamation or other combination or (iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate or make any payments in respect thereof (the items described in clauses (i), (ii), and (iii) are referred to as "Investments"), except for: (A) Investments in cash and Cash

            Equivalents; (B) extensions of credit by one Obligor to another Obligor (so long as it remains an Obligor), as the case may be and interest and other payments made in connection with such extensions of credit; (C) extensions of credit which constitute trade receivables in the ordinary course of business; and (D) except for Permitted Investments.

      (o) Use of Cash. Use any cash on deposit with BMO, Harris or the Agent which is subject to an offset agreement in breach of any term or covenant contained in this Agreement or any other Document.

      (p) Location of Assets in Other Jurisdictions. It will not, except for any property being delivered to a customer in the ordinary course of business of such Obligor as part of the performance of its obligations, or the provision of its services, to such customer under a contract entered into with such customer in the ordinary course of business of such Obligor, acquire any property outside of the jurisdictions identified in Schedule I or move any property from one jurisdiction to another jurisdiction where the movement of such property would cause the Security over such property to cease to be perfected under Applicable Law, or knowingly suffer or permit in any other manner any of its property to not be subject to the Security or to be or become located in a jurisdiction as a result of which the Security over such property is not perfected, unless (x) the Obligor has first given 30 days prior written notice thereof to the Agent or the US Security Agent, as applicable, and (y) the applicable Obligor has first executed and delivered to the Agent or the US Security Agent, as applicable, all Security Documents and all financing or registration statements in form and substance satisfactory to the Agent or the US Security Agent, as applicable, which the Agent or the US Security Agent, as applicable, or its counsel, acting reasonably, from time to time deem necessary or advisable to ensure that the Security Documents at all times constitute a perfected first priority Lien (subject only to Permitted Liens) over such property notwithstanding the movement or location of such property as aforesaid together with such supporting certificates, resolutions, opinions and other documents as the Agent or the US Security Agent, as applicable, may deem necessary or desirable in connection with such security and registrations.

      (q) Excluded Subsidiaries. It will not, without the prior written approval of the Agent and the Lenders, allow or cause any Excluded Subsidiary to (i) incur any Debt, other than Debt secured by or which could by secured by Permitted Liens or Debt for amounts payable to suppliers in the ordinary course of business, (ii) grant, incur or suffer any Lien other than a Permitted Lien, (iii) purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including, without limitation, the establishment or creation of a Subsidiary, (iv) make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation, amalgamation or other combination or (v) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate or make any payments in respect thereof.

      (r) Loans to 1108176 Ontario. It will not make loans or advance funds or make or increase, as the case may be, any equity investment in 1108176 Ontario.

9.3   Financial Covenants of the Borrowers.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent or the Lenders have any obligations under this Agreement or any of the other Documents, the Borrowers covenant with the Agent and each Lender as follows:

      (a) Funded Debt to EBITDA Ratio. The Funded Debt to EBITDA Ratio of the Consolidated Borrower shall at all times be less than 2.50 : 1.00.

      (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Consolidated Borrower shall at all times be greater than or equal to
            1.5 : 1.00.

      (c) Working Capital Ratio. The Working Capital Ratio of the Consolidated Borrower shall not at any time be less than 1.25 : 1.00.

      (d) Tangible Net Worth. The Consolidated Borrower shall, from and at all times after June 30, 2004 maintain a Tangible Net Worth of not less than US$80,000,000 at all times plus 75% of cumulative positive net income plus the stated capital amount of any share or other equity issuance.

      (e) Calculation of Ratios, etc. The Funded Debt to EBITDA Ratio and the Fixed Charge Coverage Ratio shall each be calculated quarterly on any day based on the most recent period of twelve fiscal months completed and ending on or immediately prior to such day.

      (f) Changes to GAAP. Upon the occurrence of any change in GAAP, the Majority Lenders will adjust the ratios set out in this Section 9.3.

9.4   Accounting, Financial Statements and Other Information.

While any amount owing under this Agreement or any of the other Documents remains unpaid, or the Agent or the Lenders have any obligations under this Agreement or any of the other Documents, each Borrower covenants with the Agent and the Lenders as follows:

      (a) Quarterly Consolidated Financial Statements. Within 60 days of the end of each Fiscal Quarter, it will deliver to the Agent the unaudited consolidated balance sheet of SunOpta and Sunrich Food Group as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows, together with schedules prepared in a form satisfactory to the Majority Lenders, presenting the balance sheet of the Obligors as at the end of such Fiscal Quarter and the related consolidating spreadsheets (including balance sheets and income statements) in respect of each Obligor of income and cash flows, (and showing all adjustments made to prepare such balance sheet and statement) all of which shall be certified by the Chief Financial Officer (or an acceptable designate) of SunOpta and Sunrich Food Group, as applicable, together with a certificate of such officer relating to the compliance or non-compliance with this Agreement in the form attached hereto as Schedule T and attaching a true copy of the quarterly report of management to the board of directors of SunOpta, such quarterly report of management to be in a form similar to the "Q3 2002 Board of Directors Report" previously delivered to the Lenders (a copy of which is attached hereto as Schedule X). For greater certainty and with reference to the phrase "subject in the case of interim financial statements to normal year-end adjustments" contained in clause (a) of Schedule T, if any "normal year-end adjustments" are deemed to be material by the Majority Lenders, then a compliance certificate in the form of Schedule T for the fourth Fiscal Quarter of SunOpta shall be restated as applicable to reflect such adjustments and resubmitted by SunOpta to the Agent within 120 days of the end of the relevant Fiscal Year.

      (b) Facility A and Facility B Borrowing Base Statements. Within 30 days of the end of each month, the Facility A Borrower will deliver to the Agent and Sunrich Food Group will deliver to Harris a separate aged Accounts Receivable listing and Inventory listing segregating United States, Canadian and foreign domiciled Accounts Receivable of the Facility A Borrower and Sunrich Food Group, as applicable, and categorizing Inventory as either raw materials, parts or supplies and finished goods of the Facility A Borrower and Sunrich Food Group, as applicable, for such period, all of which shall be certified by the Chief Financial Officer (or an acceptable designate) of SunOpta for the Facility A Borrower and the Chief Financial Officer (or an acceptable designate) of Sunrich Food Group for Sunrich Food Group. Accounts Receivable guaranteed by EDC or EXIM or secured by a letter of credit from a financial institution acceptable to the Lenders shall be separately identified.

      (c) SunOpta Annual Audited and Unaudited Financial Statements. Within 120 days of the end of each Fiscal Year, SunOpta will deliver to the Agent (i) the consolidated balance sheets of SunOpta as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and statements of cash flows for such Fiscal Year, certified by the Auditors, together with a signed opinion of the Auditors (which opinion shall not be qualified in any respect) on the consolidated financial statements, and (ii) the annual unaudited non-consolidated financial statements of all other Obligors and Subsidiaries.

      (d) Sunrich Food Group Annual Unaudited Financial Statements. Within 120 days of the end of each Fiscal Year, Sunrich Food Group will deliver to the Agent the unaudited consolidated balance sheets of Sunrich Food Group and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and statements of cash flows for such Fiscal Year, all of which shall be certified by the Chief Financial Officer (or an acceptable designate) of Sunrich Food Group.

      (e) Management Letters. Promptly after the receipt thereof by any Obligor, it will deliver to the Agent, a copy of any "management letter" received by any Obligor from the Auditors.

      (f) Annual Business Plan. Not later than one day prior to the first day of each Fiscal Year, it will deliver to the Agent a Business Plan for SunOpta on a consolidated basis and for each Obligor (other than SunOpta) and Subsidiary on an unconsolidated basis in form satisfactory to the Majority Lenders and consistent with past practice (including financial projections, Capital Expenditure budgets, budgeted statements of income and sources and uses of cash and balance sheets) prepared for (i) each calendar month of such fiscal year, and (ii) the Fiscal Year immediately following such Fiscal Year, in each case, prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such projections and budgets are based, accompanied by the statement of the chief financial officer of each Obligor and Subsidiary to the effect that, to the best of his or her knowledge, the projections and budget are a reasonable estimate for the period covered thereby.

      (g) Other Information. Such other information as the Agent or the Majority Lenders may reasonably request, including, without limitation, providing prompt written notice to the Agent of the aggregate hedging position of the Obligors if Hedge Contracts are greater than $1,000,000 "out of the money".

                                   SECTION 10
                             DEFAULT AND ENFORCEMENT

10.1  Events of Default.

Upon the occurrence of an event described in Section 10.1(i) or 10.1(j), an Event of Default under the Credit Facility shall have occurred, and upon the occurrence of any one or more of the following events, other than an event described in Section 10.1(i) or 10.1(j), Harris with respect to Facility B or the Agent with respect to Facility A, Facility C and Facility D may, or, if required by the Majority Lenders, the Agent shall with respect to Facility A, Facility C and Facility D, by written notice to the Borrower, declare that an Event of Default under Facility A, Facility B or Facility C has occurred:

      (a) Non-payment of Principal. Any Borrower fails to make when due, whether by acceleration or otherwise, any payment of principal required to be made under this Agreement or any other Document.

      (b) Non-payment of Interest, Fees or Other Amounts. Any Obligor fails to make when due, whether by acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Document and that failure continues for three Business Days after the due date.

      (c)   Breach of Covenants, etc. Any Obligor:

            (i) fails to perform or observe any term, condition, covenant or undertaking contained in Sections 7.2, 9.1, 9.2, 9.3 and 9.4 and that failure, if capable of being remedied, is not remedied within 20 days of its occurrence;

            (ii) fails to bring any of its real property into material compliance with applicable Environmental Laws as contemplated by Section 9.1(n) within a reasonable period which, in no event, shall exceed six months from the date hereof;

            (iii) fails to observe or perform any other term, condition, covenant or undertaking contained in any Document which is not otherwise specifically addressed in this Section 10.1(c) and which failure cannot be remedied; or

            (iv) fails to observe or perform any other term, condition, covenant or undertaking contained in any Document which is not otherwise specifically addressed in this Section 10.1(c) and that failure, if capable of being remedied, is not remedied within 20 days of its occurrence.

      (d)   Cross-Default. With respect to any other Debt of any Obligor or
            Subsidiary:

            (i) demand is made of Debt in excess of $1,000,000 payable on demand or default occurs in the payment thereof when due, whether by virtue acceleration or otherwise;

            (ii) default occurs in the performance or observance of any obligation or condition with respect thereto and that default remains unremedied after any remedial period with respect thereto; or

            (iii) any other event occurs with respect thereto;

            and the effect of that default or other event is to accelerate the maturity of that Debt or to permit the holder or holders thereof, or any trustee or agent for the holder or holders, to cause the Debt to become due and payable prior to its expressed maturity and/or to realize on any security that may be held for such Debt.

      (e) Representations and Warranties. Any representation, warranty or statement which is made by any Obligor in any Document or which is contained in any certificate, written statement or written notice provided under or in connection with any Document or which is deemed to have been made is untrue or incorrect when made in any material respect.

      (f) Execution. Judgments are made against the Obligors or any Subsidiary or any one of them in excess of $500,000 by any court of competent jurisdiction and either (i) a writ, execution or attachment or similar process is levied against the property of any of them in respect of such judgment, or (ii) the judgment is not actively and diligently appealed and execution thereof stayed pending appeal within 30 days of the rendering of the judgment, or (iii) the judgment is not paid or otherwise satisfied within 30 days of the rendering of the judgment.

      (g) Invalidity and Contest. This Agreement or any of the other Documents, or any provision hereof or thereof, shall at any time after execution and delivery hereof or thereof, for any reason, cease to be a legal, valid and binding obligation of any Obligor, as applicable, or any other party thereto or cease to be enforceable against any Obligor, as applicable, or any party thereto in accordance with its terms or shall be declared to be null and void, or the legality, validity, binding nature or enforceability of this Agreement or any other Document, or any provision hereof or thereof, shall be contested by any of the Obligors, as applicable, or any other party thereto or any of the Obligors, as applicable, or any party thereto shall deny that it has any further liabilities or obligations hereunder or thereunder.

      (h) Government Approval. Any Government Approval required to enable any of the Obligors and/or the Subsidiaries to conduct its business substantially as presently conducted or to perform its obligations under any Document is not obtained or is withdrawn or ceases to be in full force and effect and that required Government Approval cannot be acquired or reinstated within 30 days of the date on which the relevant Obligor or Subsidiary knew or ought to have known the Government Approval was required or withdrawn.

      (i)   Voluntary Proceedings. Any Obligor:

            (i) institutes proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code, the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets;

            (ii)  makes an assignment for the benefit of creditors;

            (iii) is unable or admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation;

            (iv) voluntarily suspends the conduct of its business or operations;

            or acquiesces to, or takes any action in furtherance of, any of the foregoing.

      (j)   Involuntary Proceedings. If any third party in respect of any
            Obligor:

            (i) makes any application under the Companies' Creditors Arrangement Act (Canada), the United States Bankruptcy Code or similar legislation in Canada or the United States of America;

            (ii) files a proposal or notice of intention to file a proposal under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or similar legislation in Canada or the United States of America;

            (iii) institutes a winding-up proceeding under the Winding-up and
                  Restructuring Act (Canada), the United States Bankruptcy Code, any relevant incorporating statute or any similar legislation in Canada or the United States of America;

            (iv) presents a petition in bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any similar legislation in Canada or the United States of America; or

            (v) files, institutes or commences any other petition, proceeding or case under any other bankruptcy, insolvency, debt restructuring, reorganization, incorporation, readjustment of debt, dissolution, liquidation, winding-up or similar law now or hereafter in effect, seeking bankruptcy, liquidation, reorganization, dissolution, winding-up, composition or readjustment of debt of any of them, the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official for any of them, or any material part of any of their respective assets or any similar relief in Canada or the United States of America;

            and if the application, filing, proceeding, petition or case is not contested by bona fide action on the part of the relevant Obligor or Subsidiary and is not dismissed, stayed or withdrawn within 30 days of commencement thereof or if relief is granted against the relevant Obligor or Subsidiary.

      (k) Creditor Action. Any secured creditor, encumbrancer or lienor, or any trustee, interim receiver, receiver, receiver and manager, administrative receiver, agent, bailiff or other similar official appointed by any secured creditor, encumbrancer or lienor, takes possession of, forecloses, seizes, retains, sells or otherwise disposes of, or otherwise proceeds to enforce security over, all or a substantial part of the assets of any Obligor or gives notice of its intention to do any of the foregoing.

      (l) Material Adverse Effect. At any time there occurs an event or circumstance which in the view of the Lender has or could have a Material Adverse Effect on any Obligor.

      (m) Material Contracts. Any Obligor defaults in any material respect under any Material Contract and all applicable notice or cure periods under the Material Contract have expired and the default has not been cured or waived.

      (n) Change of Control Regarding Persons Other Than SunOpta. There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of any Obligor (other than SunOpta) or any Subsidiary such that SunOpta shall cease to own or control, directly or indirectly, shares or ownership interests of such Obligor or Subsidiary carrying voting rights sufficient to permit SunOpta to elect a majority of the members of the board of directors of such Obligor or Subsidiary.

      (o) Change of Control Regarding SunOpta. There occurs, directly or indirectly, a change in the legal or beneficial ownership of any shares in the capital stock of SunOpta such that a Person or group of Persons acting in concert beneficially owns or controls 51% or more of the shares of SunOpta carrying voting rights.

      (p) Pension Plan. If any of the following events shall occur with respect to any Canadian Pension Plan or US Pension Plan: (i) the institution of any steps by any Obligor or any member of its Controlled Group or any applicable regulatory authority to terminate a Canadian Pension Plan or US Pension Plan (wholly or in part) if, as a result of such termination, any Obligor may be required to make an additional contribution to such Canadian Pension Plan or US Pension Plan, or to incur an additional liability or obligation to such Canadian Pension Plan or US Pension Plan, equal to or in excess of $1,000,000 or the equivalent thereof in another currency; or (ii) a contribution failure occurs with respect to any US Pension Plan sufficient to give rise to a lien or charge under Section 302(f) of ERISA or under any applicable pension benefits legislation in any other jurisdiction.

10.2  Rights upon Default and Event of Default.

Upon the occurrence of a Default, Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D may, and the Agent shall upon the instructions of the Majority Lenders thereunder, on notice to the Borrower, declare that the ability of the Borrower to require any further Advances under the Credit Facility shall be suspended pending the remedying of the Default. Upon the occurrence of an Event of Default pursuant to Sections 10.1(i) or 10.1(j), Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D shall, and upon the occurrence of any other Event of Default and for so long as the other Event of Default shall continue, Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D may, and the Agent shall upon the instructions of the Majority Lenders thereunder, without notice to the Borrower, do either or both of the following:

      (a) declare that Harris' Commitment under Facility B and the Total Commitment under Facility A, Facility C and Facility D has expired and that the Lender's obligations to make Advances have terminated; and

      (b) declare the entire principal amount of all Advances outstanding, all unpaid accrued interest and all fees and other amounts required to be paid by the Borrower hereunder to be immediately due and payable without the necessity of presentment for payment, notice of non-payment and of protest (all of which are hereby expressly waived) and proceed to exercise any and all rights and remedies hereunder and under any other Document.

From and after the issuance of any declaration referred to in this Section 10.2, no Lender shall be required to honour any cheque or other instrument presented to it by any Borrower regardless of the date of issue or presentation. Immediately upon receipt of a declaration under Section 10.2(b), the Borrowers shall pay to the Agent on behalf of the Lenders in respect of Facility A, Facility C and Facility D, and to Harris in respect of Facility B, as applicable, all amounts outstanding hereunder including, if applicable, the Hedge Contract Exposure owing under each Hedge Contract with a Lender. Without limiting the generality of the foregoing, the Facility A Borrower shall pay to the Agent on behalf of the Lenders the face amount of all Bankers' Acceptances which have not matured and the maximum amount payable under all outstanding Letters of Credit and Letters of Guarantee, which are unmatured or unexpired, which amounts shall be held by the Agent as collateral security for the Facility A Borrower's obligations with respect to those Bankers' Acceptances, Letters of Credit and Letters of Guarantee, as applicable. In addition, Sunrich Food Group shall pay Harris the maximum amount payable under all outstanding Letters of Credit, which are unmatured or unexpired, which amounts shall be held by Harris as collateral security for the Borrower's obligation under Facility B with respect to those Letters of Credit. The Hedge Contract Exposure under any Hedge Contract shall be determined in accordance with the applicable Hedge Agreement.

10.3  Waiver of Default.

No express or implied waiver by the Agent and the Lenders of any demand, Default or Event of Default shall in any way be or be construed to be a waiver of any future or subsequent Default or Event of Default. For greater certainty, a Default or Event of Default declared by the Agent or any Lender may only be waived by the Unanimous Lenders. To the extent permitted by Applicable Law, the Obligors hereby waive any rights now or thereafter conferred by statute or otherwise which may limit or modify any of the Agent's, the Lenders' or the US Security Agent's rights or remedies under any Document. The Obligors acknowledge and agree that the exercise by the Agent, the US Security Agent or any Lender of any rights or remedies under any Document without having declared an acceleration shall not in any way alter, affect or prejudice the right of the Agent or any Lender to make a declaration pursuant to Section 10.2 at any time and, without limiting the foregoing, shall not be construed as or deemed to constitute a waiver of any rights under Section 10.2.

                                   SECTION 11
                                    REMEDIES

11.1  Remedies Cumulative.

For greater certainty, the rights and remedies of the Agent, the US Security Agent and the Lenders under this Agreement and the other Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Agent, the US Security Agent or any Lender of any right or remedy upon the occurrence of a demand, Default or Event of Default shall not be deemed to be a waiver of, or to alter, affect or prejudice any other right or remedy to which the Agent, the US Security Agent or any Lender may be lawfully entitled as a result of the demand, Default or Event of Default, and any waiver by the Agent, the US Security Agent or any Lender of the strict observance of, performance of or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted thereby, shall be deemed not to be a waiver of any subsequent demand, Default or Event of Default.

11.2  Remedies Not Limited.

The Agent, Harris or the US Security Agent, as applicable, on behalf of itself and the Lenders may, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise, for any available relief or purpose including, but not limited to: (a) the specific performance of any covenant or agreement contained in this Agreement or in any other Document; (b) an injunction against a violation of any of the terms of this Agreement or any other Document; (c) in aid of the exercise of any power granted by this Agreement or any other Document or by law; or (d) the recovery of any judgment for any and all amounts due in respect of the Obligations.

11.3  Set-Off, etc.

Upon the occurrence of demand, Default or Event of Default, the Agent, the US Security Agent and each Lender and each of their respective branches and offices are hereby authorized by each Obligor from time to time, without notice to: (a) set off and apply any and all amounts owing by the Agent, the US Security Agent or any Lender or any of its branches or offices to any Obligor (whether payable in Canadian Dollars or any other currency and any amounts so owing in any other currency may be converted into one or more currencies in which the Obligations are denominated at such rate or rates as the party may be able to obtain, acting reasonably - whether matured or unmatured, and in the case of deposits, whether general or special, time or demand and however evidenced) against and on account of the Obligations (whether or not any declaration under Section 10.2 has been made and whether or not those Obligations are unmatured or contingent); (b) hold any amounts owing by the Agent, the US Security Agent or any Lender as collateral to secure payment of the Obligations owing to it to the extent that those amounts may be required to satisfy any contingent or unmatured Obligations owing to it; and (c) return as unpaid for insufficient funds any and all cheques and other items drawn against any deposits so held as the Agent, the US Security Agent or any Lender in its sole discretion may elect. For greater certainty, and in addition to the rights, powers and remedies set out above, the Agent, the US Security Agent, each Lender and each of their respective branches and offices, may exercise at their discretion any and all set-off and other rights and remedies afforded to each of them pursuant to Applicable Law. The amount of any set-off exercised by the Agent, the US Security Agent or a Lender shall be applied in accordance with the provisions of the Security Sharing Agreement.

11.4  Agent or Lender May Perform Covenants.

If any Obligor fails to perform any of its obligations under any covenant contained in this Agreement or any other Document, the Agent, the US Security Agent or any Lender may (but has no obligation to), upon notice to the Borrowers, perform any covenant capable of being performed by it and, if the covenant requires the payment or expenditure of money, it may make an Advance to fund that requirement, which Advance shall be repaid by the Borrowers on demand. That Advance shall bear interest at a rate calculated and paid in accordance with Section 4.

                                   SECTION 12
                            THE AGENT AND THE LENDERS

12.1  Arrangements for Advances.

The Agent shall give notice to each Lender under Facility A, Facility C and Facility D promptly in writing upon receipt by the Agent of any notice given under this Agreement which affects such a Lender. The Agent shall advise each Lender of the amount, date and details of each Advance and of each Lender's participation in each Advance. At or before 1:00 p.m. on the Drawdown Date, each Lender will make its participation available to the Borrower at the Agent's Account for Payments. Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on the Drawdown Date requested for an Advance by the Borrower under Facility A, Facility C and Facility D such Lender's Rateable Portion of such Advance requested, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the interest rate per annum applicable to the Advance multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be deemed to be prima facie correct. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder (but for greater certainty, without prejudice to any claim which the Borrower might have against such Lender as a result of such Lender not having made its Rateable Portion of such Advance).

12.2  Payments by Agent

      (a) The following provisions shall apply to any and all payments made or to be made by the Agent to the Lenders under Facility A, Facility C and Facility D hereunder:

            (i) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

            (ii) if the Agent receives a payment of principal, interest, fees or other amount owing by the Borrower under Facility A, Facility C and Facility D which is less than the full amount of any such payment due, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Rateable Portion of the amount actually received by the Agent;

            (iii) if any Lender has advanced more or less than its Rateable
                  Portion of its Commitment, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

            (iv) if a Lender's Rateable Portion of an Advance under Facility A, Facility C and Facility D has been advanced for less than the full period to which any payment by the Borrower relates, such Lender's entitlement to receive a portion of any payment of interest or fees shall be reduced in proportion to the length of time such Lender's Rateable Portion has actually been outstanding (unless such Lender has paid all interest required to have been paid by it to the Agent pursuant to Section 12.1);

            (v) the Agent acting reasonably and in good faith shall, after consultation with the Lenders under Facility A, Facility C and Facility D in the case of any dispute, determine in all cases the amount of all payments to which each Lender under Facility A, Facility C and Facility D is entitled and such determination shall be deemed to be prima facie correct;

            (vi) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders under Facility A, Facility C and Facility D referred to herein;

            (vii) all payments by the Agent to a Lender hereunder shall be made to such Lender at its address set out herein unless notice to the contrary is received by the Agent from such Lender; and

           (viii) if the Agent has received a payment from the Borrower on a Business Day (not later than the time required for the receipt of such payment as set out in this Agreement) and fails to remit such payment to any Lender entitled to receive its Rateable Portion of such payment on such Business Day, the Agent agrees to pay interest on such late payment at the same rate and in the same manner as set out in section 12.1.

      (b) Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent in respect of Facility A, Facility C and Facility D for value on the date in respect of which the Borrower has notified the Agent in writing that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay to each Lender its Rateable Portion of the payment expected from the Borrower. If the Agent has made such payments to the Lenders and the expected payment from the Borrower is in fact not received by the Agent on the required date, then each Lender which has received any such payment agrees to refund such payment to the Agent immediately upon request, and the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses (other than loss of profit), damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result of having made such payments to the Lenders, except for those arising from the Agent's negligence or wilful misconduct. A certificate of the Agent with respect to any amount owing by the Borrower under this section shall be deemed to be prima facie correct.

      (c) The Borrower hereby irrevocably authorizes the Agent to debit any account maintained by the Borrower with the Agent in order to make payments to the Lenders under Facility A, Facility C and Facility D as contemplated herein. The Agent agrees to provide written notice to the Borrower of each such debit in reasonable detail. The Borrower shall be deemed to have agreed to each such debit unless the Borrower objects in writing to such debit within 30 days after receipt of such written notice from the Agent.

12.3  Decision-Making

      (a) Any amendment, waiver, discharge or termination with respect to this Agreement relating to the following matters shall be effective only if agreed between the relevant Borrower and the Unanimous Lenders:
            (i) an increase in the Commitment under Facility A; (ii) an increase in the Commitment under Facility B; (iii) an increase in the Commitment under Facility C; (iv) an increase in the Commitment under Facility D; (v) any provision in the Credit Agreement relating to the Security Documents; (vi) a change in the definition of "Unanimous Lenders"; (vii) a change in the definition of "Majority Lenders"; (viii) a change in the Pricing Levels referred to in the Facility A and B Pricing Grid or the Facility C and D Pricing Grid;
            (ix) a material increase in the interest or fee margin set out in the Facility A and B Pricing Grid or the Facility C and D Pricing Grid; (x) any change to Section 5.1 or 5.2 of the Agreement which would have the effect or result of reducing, as applicable, the term to maturity, or the Maturity Date of any Credit Facility or reducing the amortization period contemplated by the Scheduled Payments in respect of Facility C or Facility D; (xi) the removal, in respect of Facility A, of the requirement that Advances not exceed the Facility A Borrowing Base as set out in Section 3.2(a) or an increase in the frequency that a Borrowing Base Certificate is required to be delivered under Section 3.6(a); (xii) the removal, in respect of Facility B, of the requirement that Advances not exceed the Facility B Borrowing Base as set out in Section 3.2(b) or an increase in the frequency that a Borrowing Base Certificate is required to be delivered under Section 3.6(b); (xiii) a material change in the definition of "Facility A Borrowing Base", "Facility B Borrowing Base", "Eligible Accounts Receivable", "EDC Insured Accounts Receivable", "EXIM Insured Accounts Receivable", "Accounts Receivable" or "Eligible Inventory"; (xiv) any change to Section
            10.1 or what constitutes an Event of Default; (xv) any waiver of a Default or an Event of Default previously declared by the Agent or any Lender; and (xvi) any change to Section 12.3 (a) and/or (e) of this Agreement.

      (b) Except for the matters described in paragraph (a) above, any amendment, waiver, discharge or termination with respect to this Agreement relating to the following matter shall be effective only if agreed between the relevant Borrower and the Majority Lenders:
            (i) any change to the financial covenant requirements set out in
            Section 9.3 which would make such financial covenants more restrictive.

      (c) Except for the matters described in paragraph (a) and (b) above, any amendment, waiver, discharge or termination with respect to this Agreement relating to Facility B shall be effective, as applicable, if made in writing between Harris and Sunrich Food Group in respect of Facility B, and any such amendment shall be final and binding upon all the Lenders. For greater certainty, (A) the interest and fee margin set out in the Facility A and B Pricing Grid can only be amended with the consent of the parties set forth above, provided, however, that any material increase in the applicable interest and fee margin requires the prior approval of the Unanimous Lenders. Harris agrees to provide a copy of any such amendment to the Agent and the other Lenders promptly after the execution thereof. Any actions to be taken or decisions to be made by Harris relating to Facility B shall be made by Harris. Notwithstanding the foregoing, Harris will not enter into any amendment to this Agreement relating to Facility B which increases the aggregate principal amount of credit available under such Credit Facility without the prior written consent of the Unanimous Lenders.

      (d) Except for the matters described in paragraphs (a), (b) and (c) above, any amendment, waiver, discharge or termination with respect to this Agreement relating to the following matters under or in respect of Facility A, Facility C or Facility D shall be effective only if agreed between the Borrower and all of the Lenders thereunder acting unanimously (such amendment, waiver, discharge or termination, as applicable, having been approved by all of the Lenders thereunder pursuant to Section 12.8(j)):

            (i) the rate or amount of any principal, interest or fees or any other amount payable by the Borrower or any alteration in the currency or mode of calculation or computation thereof;

            (ii) any extension of the time for any payments required to be made by the Borrower;

            (iii) any change in the types of Advances available;

            (iv)  an increase in any Lender's respective Commitment;

            (v) an extension or reduction of the notice period required in connection with any Advance;

            (vi) an assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; or

            (vii) any provision of this Section 12.3 (d) and/or (f).

      (e) Any action to be taken or decision to be made by the Lenders pursuant to the Agreement relating to the following matter shall be effective only if agreed between the Borrower and the Unanimous
            Lenders: (i) any change in the nature and scope of the Security or any release of the Security or any portion thereof, except that the Agent or the US Security Agent, as applicable, may from time to time without notice to or the consent of the Lenders execute and deliver partial releases of the Security from time to time in respect of any item of Collateral to the extent expressly permitted in this Agreement, whether or not the Borrower may have an obligation to apply the net proceeds thereof as a repayment hereunder.

      (f) Except for the matters described in paragraphs (d) and (e) above, any action to be taken or decision to be made exclusively by the Lenders under Facility A, Facility C and Facility D pursuant to the Agreement shall be effective if approved by the Majority Lenders thereunder pursuant to Section 12.8(j); and any such decision or action shall be final and binding upon all of the Lenders thereunder.

12.4  Security Held by Agent and US Security Agent

Except to the extent provided in Section 12.5, the Security shall be granted in favour of and held by the Agent or the US Security Agent for and on behalf of the Lenders in accordance with the provisions of this Agreement and the Security Sharing Agreement. The Agent or the US Security Agent shall, in accordance with its usual practices in effect from time to time, take all steps required to perfect and maintain such Security, including: taking possession of the share certificates representing the shares required to be pledged hereunder; filing renewals and change notices in respect of such Security; and ensuring that the name of the Agent or the US Security Agent is noted as loss payee or mortgagee on all property insurance policies covering assets subject to the Security. If the Agent or the US Security Agent becomes aware of any matter concerning the Security which it considers to be material, it shall promptly inform the Lenders. The Agent and the US Security Agent agree to permit each Lender to review and make photocopies of the original documents comprising the Security from time to time upon reasonable notice. Each of the Lenders acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally, and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent or the US Security Agent in accordance with the Security Sharing Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security each Lender covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent or the US Security Agent in accordance with the Security Sharing Agreement.

12.5  Priorities of Security

Notwithstanding any other provision of this Agreement, the proceeds of realization of the Security or any portion thereof shall be distributed in accordance with the provisions of the Security Sharing Agreement.

12.6  Appointment of Agent

Subject to Section 12.10, each Lender under Facility A, Facility C and Facility D hereby irrevocably appoints the Agent to act as its agent in connection with this Agreement, and irrevocably authorizes the Agent to exercise such rights, powers and discretions as are delegated to it pursuant to this Agreement together with all such rights, powers and discretions as are incidental hereto or thereto. The Agent hereby accepts such appointment and agrees to be bound by the provisions of this Agreement for so long as it is an Agent hereunder. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, and it may perform such duties by or through its agent or employees. It is expressly agreed that the Agent is not a fiduciary of any Lender nor shall it owe any fiduciary duties to any Lender. Any Person to whom the Agent may delegate duties or responsibilities as permitted hereunder shall enjoy and be bound by the same benefits, rights, protections and obligations as those provided to the Agent or to which the Agent is subject under this Agreement, mutatis mutandis.

12.7  Protection of Agent

      (a) Unless and until instructed by the Majority Lenders under Facility A, Facility C and Facility D, the Agent shall not be bound to inquire as to: (i) whether any representation made by the Borrower in or in connection with any Document is true; (ii) the occurrence or otherwise of any Event of Default or Default; (iii) the performance by the Borrower of its obligations under any Document;
            (iv) any breach of or default by the Borrower or any Obligor under its obligations under any Document; or (v) the use or application by the Borrower of any of the proceeds of an Advance under such Credit Facilities. The Agent shall report the results of any such enquiry to the Lenders under Facility A, Facility C and Facility D, but shall have no obligation to take any action in connection therewith unless otherwise instructed by the Majority Lenders thereunder as provided herein.

      (b) Unless the Agent has actual knowledge or actual notice to the contrary, it may assume that: (i) any representation made by any Obligor in or in connection with any Document is true; (ii) no Event of Default or Default has occurred; and (iii) the Borrower is not in breach of or in default under, its obligations under any Document.

      (c) Unless the Agent has actual knowledge or actual notice to the contrary, it may assume that each Lender's address is that set out herein until it has received from such Lender a notice designating some other office of such Lender as its address and act upon any such notice until the same is superseded by a further such notice.

      (d) The Agent may engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained.

      (e) Unless the Agent has actual knowledge or actual notice to the contrary, the Agent may rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a statement contained in any Document.

      (f) Unless the Agent has actual knowledge or actual notice to the contrary, the Agent may rely upon any communication or document believed by it to be genuine.

      (g) The Agent may refrain from exercising any right, power or discretion vested in it under this Agreement unless and until instructed by, as applicable, the Majority Lenders or the Unanimous Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

      (h) The Agent may refrain from exercising any right, power or discretion vested in it which would or might in its opinion in its sole discretion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any Person, and may do anything which is in its opinion in its sole discretion necessary to comply with any such law or directive.

      (i) The Agent may delegate to such other Person, such duties and responsibilities of the Agent hereunder as it shall determine to be appropriate in respect of dealings with or relating to the Borrower or any other Person.

      (j) The Agent may refrain from acting in accordance with any instructions of, as applicable, the Majority Lenders or Unanimous Lenders to begin any legal action or proceeding arising out of or in connection with this Agreement or take any steps to enforce or realize upon any Security, until it shall have received such security as it may reasonably require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instruction.

      (k) The Agent shall not be bound to disclose to any Person any information relating to the Borrower or any Obligor if such disclosure would or might in its opinion in its sole discretion constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person.

      (l) The Agent shall not accept any responsibility for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Document and the Agent shall not be under any liability to any Lender as a result of taking or omitting to take any action in relation to any Document save in the case of the Agent's negligence or wilful misconduct.

12.8  Duties of Agent

The Agent shall in respect of each of Facility A, Facility C and Facility D:

      (a) provide to each Lender thereunder copies (including, if available, electronic copies) of all financial information received from the Borrower promptly after receipt thereof, and copies of any notices in respect of a Drawdown, Conversion, Rollover, and other notices received by the Agent from the Borrower upon request by any Lender;

      (b) promptly advise each Lender thereunder of Advances required to be made by it hereunder and disburse all repayments to the Lenders thereunder in accordance with the terms of this Agreement;

      (c) promptly notify each Lender thereunder of the occurrence of any Event of Default or any Default by the Borrower in the due performance of its obligations under this Agreement or the Security and of which the Agent has actual knowledge or actual notice;

      (d) each time the Borrower requests the prior written consent of the Majority Lenders, use its best efforts to obtain and communicate to the Borrower the response of the Majority Lenders in a reasonably prompt and timely manner having due regard to the nature and circumstances of the request;

      (e) give written notice to the Borrower in respect of any other matter in respect of which notice is required in accordance with or pursuant to this Agreement, promptly or promptly after receiving the consent of the Majority Lenders or the Unanimous Lenders, if required under the terms of this Agreement;

      (f) except as otherwise provided in this Agreement, act in accordance with any instructions given to it by, as applicable, the Majority Lenders or the Unanimous Lenders;

      (g) at the time of engaging any agent, receiver, receiver-manager, consultant, monitor or other party in connection with the Security or the enforcement thereof, obtain the agreement of such party to comply with the applicable terms of this Agreement and the Security Sharing Agreement in carrying out any such enforcement activities and dealing with any proceeds of realization;

      (h) if so instructed by the Majority Lenders or the Unanimous Lenders, as applicable, refrain from exercising any right, power or discretion vested in it under this Agreement or any Document incidental hereto;

      (i) account for any monies received by it in connection with this Agreement, the Security and any other agreement delivered in connection herewith or therewith; and

      (j) call a meeting of the Lenders thereunder at any time not earlier than five (5) days and not later than thirty (30) days after receipt of a written request for a meeting provided by any Lender under any such Credit Facility; provided that the above notice requirements may be waived by the unanimous agreement of the Lenders thereunder; and provided further that any instrument executed by all of the Lenders thereunder (which may be in counterparts) shall have the same effect as if passed by the Lenders thereunder at a duly called meeting.

12.9  Indemnification of Agent

Each Lender under Facility A, Facility C and Facility D shall on demand by the Agent indemnify the Agent in accordance with each such Lender's Rateable Portion of Facility A, Facility C and

Facility D, against any and all costs, claims, reasonable expenses (including legal fees) and liabilities which the Agent may incur (and which have not been reimbursed by the Borrower) to the extent required hereunder, otherwise than by reason of its own negligence or wilful misconduct, in acting in its capacity as the Agent under this Agreement, the Security or any other Document.

12.10 Termination or Resignation of Agent

The Majority Lenders under Facility A, Facility C and Facility D may terminate the Agent's appointment hereunder upon giving the Agent 90 days' prior written notice to such effect. The Agent may resign its appointment hereunder at any time upon giving 90 days' prior written notice to each Lender under Facility A, Facility C and Facility D, without giving any reason therefor. In the event of any such termination or resignation, the Majority Lenders under Facility A, Facility C and Facility D shall appoint a successor Agent acceptable to the Borrower (whose consent may not be unreasonably withheld). Within a reasonable time after the appointment of the successor Agent, the retiring Agent shall assign the Security to the successor Agent. Upon such assignment the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Section 12; and the Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as the Agent. If a Person ceases to be the Agent and a successor Agent is not appointed within such 90 day period, upon the expiry of such period such Person shall receive no further compensation for acting as Agent and shall be released from all obligations as Agent except that until a successor Agent is appointed such Person shall passively hold the Security as Agent for the Lenders without taking any action to preserve, renew, maintain or enforce the Security; and its sole remaining obligation shall be to assign the Security to its successor if and when a successor Agent is appointed.

12.11 Rights of Agent as a Lender

The Agent in its capacity as a Lender under Facility A, Facility C and Facility D shall have the same rights and powers under the Documents as any other Lender under Facility A, Facility C and Facility D, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as the Agent hereunder. Without limiting the generality of the foregoing, the Agent in its capacity as a Lender under Facility A, Facility C and Facility D may retain for its own benefit any fee or other sum receivable by it for its own account, and may accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any Obligor.

12.12 Financial Information

The Agent shall have no duty or responsibility either initially or on a continuing basis to provide any Lender under Facility A, Facility C and Facility D with any credit or other information with respect to the financial condition and affairs of any Obligor, except to the extent expressly set out herein.

12.13 Lenders' Independent Investigation

Each of the Lenders under Facility A, Facility C and Facility D represents and warrants to the Agent and BMO that it has made its own independent investigation of the financial condition and affairs of the Obligors in connection with the establishment of credit for the Borrower thereunder, and that it has not relied on any information provided to it by the Agent or BMO in connection therewith, and each represents and warrants to the Agent that it shall continue to make its own appraisal of the creditworthiness of the Obligor from time to time.

12.14 Legal Proceedings by Agent

The Agent shall not be obligated to take any legal proceedings against the Borrower or any other Person for the recovery of any amount due under this Agreement or the Security, unless instructed to do so by, as applicable, the Majority Lenders or the Unanimous Lenders. No Lender shall bring legal proceedings against the Borrower or any other Person hereunder under any Security or under any other Documents or in connection herewith or therewith, or exercise any right arising hereunder or thereunder or in connection herewith or therewith over the property and assets of the Borrower or any other Person, without the prior written consent of the Unanimous Lenders.

12.15 Lenders' Obligations Several; No Partnership

The obligations of each Lender under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders of any of their respective obligations hereunder. No Lender shall be responsible for the obligations of any other Lender hereunder. Neither the entering into of this Agreement nor the completion of any transactions contemplated herein shall constitute the Lenders a partnership.

12.16 Sharing of Information

The Agent and the Lenders may share among themselves any information they may have from time to time concerning the Obligors whether or not such information is confidential; but shall have no obligation to do so (except for any obligations of the Agent to provide information as required in this Agreement).

12.17 Acknowledgement by Borrower

The Borrower hereby acknowledges notice of the terms of the provisions of this
Section 12 and agrees to be bound hereby to the extent of its obligations hereunder, and further agrees to not make any payments, take any action or omit to take any action which would result in the non-compliance by any Lender with its obligations hereunder.

12.18 Amendments to Section 12

The Agent and the Lenders may amend any provision in this Section 12 without prior notice to or the consent of the Borrower, and the Agent shall provide a copy of any such amendment to the Borrower reasonably promptly thereafter; provided however if any such amendment would adversely affect any rights, entitlements, obligations or liabilities of the Borrower (other than in a de minimus manner), such amendment shall not be effective until the Borrower provides its written consent thereto, such consent not to be unreasonably withheld or arbitrarily delayed.

12.19 Deliveries, etc.

As between the Obligors, the Agent and the Lenders: (a) all statements, certificates, consents and other documents which the Agent purports to deliver to an Obligor on behalf of the Lenders under Facility A, Facility C and Facility D shall be binding on each of the Lenders thereunder, and none of the Obligors shall be required to ascertain or confirm the authority of the Agent in delivering such documents; (b) all certificates, statements, notices and other documents which are delivered by an Obligor to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders; and (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders under Facility A, Facility C or Facility D, as applicable.

12.20 Agency Fee

The Borrower agrees to pay the Agent an annual agency fee in such amount as may be agreed in writing from time to time between the Borrower and the Agent, payable in advance on March 1st of each calendar during the term of this Agreement.

12.21 Adjustments Among Lenders.

      (a) Adjustment After Exercise of Rights. Each Lender under Facility A, Facility C and Facility D agrees that, after the exercise of any rights pursuant to Section 10.2, it will at any time or from time to time, upon the request of the Agent, as required by any other Lender, purchase portions of the amounts due and owing to the other Lenders and make any other adjustments which may be necessary or appropriate so that the amounts due and owing to each Lender, as adjusted under this Section 12.21, will, as nearly as possible, reflect each Lender's Rateable Portion determined as at the date of the exercise of any such rights.

      (b) General Application. For greater certainty, the Lenders under Facility A, Facility C and Facility D acknowledge and agree that, without limiting the generality of the provisions of Section 12.21(a), those provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any money owing or payable by a Borrower to it in excess of the amounts to which it would otherwise be entitled under Section 12.21(a).

      (c) Adjustments to Advances. Notwithstanding anything else herein contained, the Agent may, when determining amounts payable to or payable by or to be advanced by a Lender under Facility A, Facility C and Facility D in connection with Advances, which amounts are determined by or by reference to that Lender's Rateable Portion, make such adjustments to such amount as it deems appropriate in its sole discretion to account or adjust for any amounts advanced to the Borrower, if any, by way of Letter of Credit and Bankers' Acceptances.

      (d) Borrower Agreement. The Borrower agrees to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders under this Section 12.21 but shall incur no increased liabilities by reason thereof.

12.22 Agent May Debit Accounts.

The Borrower authorizes and directs the Agent, in the Agent's discretion, to debit automatically, by mechanical, electronic or manual means, any bank account of a Borrower maintained with BMO (for so long as BMO is Agent) for all amounts payable by the Borrower under this Agreement or any other Document, including the repayment of principal and the payment of interest, fees and all charges for the keeping of that bank account. The Agent shall notify the Borrower as to the particulars of those debits in the normal course.

                                   SECTION 13
                                   ASSIGNMENTS

13.1  Assignment.

      (a) Benefit and Burden of this Agreement. This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted Assignees.

      (b) Borrower. The Borrowers may not assign, delegate or transfer all or any part of their rights or obligations under this Agreement without the prior written consent of the Lenders.

      (c)   Assignment.

            (i) Any Lender (herein sometimes called an "Assigning Lender") may, with the prior written consent of the Borrower (subject to Section 13.1(c)(ii)), and the Agent (in respect of Facility A, Facility C and Facility D), which consent may not, in either case, be unreasonably withheld, assign all or any part of its rights to, and may have its obligations in respect of the Credit Facility assumed by, one or more financial institutions or other entities (each an "Assignee"); provided, however, that each assignment by a Lender under Facility A, Facility C and Facility D must be in a minimum amount of at least US$5,000,000. Notwithstanding the foregoing, no consent shall be required in respect of any assignment by an Assigning Lender to its Affiliate or another Lender. An assignment shall become effective when the Borrower and the Agent (in respect of Facility A, Facility C and Facility D only) have been notified of it by the Assigning Lender and have received from the Assignee an undertaking (addressed to all the parties to this Agreement) to be bound by this Agreement and to perform the obligations assigned to it, in substantially the form of Schedule W and the Agent (in respect of Facility A, Facility C and Facility D only) or Harris (in respect of Facility B only) has received from the Assignee an assignment fee of Cdn$3,500 or US$3,500, as applicable depending upon the nature of the currency being assigned. Any Assignee shall be treated as a Lender for all purposes of this Agreement, shall be entitled to the full benefit hereof and shall be subject to the obligations of the Assigning Lender to the same extent as if it were an original party in respect of the rights or obligations assigned to it, and the Assigning Lender shall be released and discharged accordingly and to the same extent, and such Schedules as applicable shall be amended accordingly from time to time without further notice or other requirement. Notwithstanding the foregoing and for greater certainty, should BMO or Harris take steps to reduce its credit hold levels in respect of the Borrower, CIBC shall be given the opportunity to reduce its credit hold levels in respect of the Borrowers on a pro-rata basis with each of BMO and Harris.

            (ii) Notwithstanding Section 13.1(c)(i), no Lender under Facility A may assign all or any part of its rights to or have any of its obligations assumed by any financial institution or entity that is a non-resident of Canada for the purposes of the ITA, unless any of the following shall have occurred: (A) the failure by the Borrower to make when due, whether by acceleration or otherwise, any payment of principal required to be made by the Borrower under this Agreement or any other Document, (B) the failure by the Borrower to make when due, whether by acceleration or otherwise, any payment of interest, fees, costs or any other payment under this Agreement or any other Document, or (C) the exercise of any rights pursuant to
                  Section 10.2.

            (iii) Notwithstanding anything to the contrary herein contained, where a Default or an Event of Default has occurred, the consent of the Borrower shall not be required with respect to the assignment of all or any part of the rights of a Lender hereunder.

      (d)   Limitation. No Lender shall be entitled to make an assignment under
            Section 13.1(c)(i) or change its Branch of Account if this would, immediately following the assignment, participation or change of Branch of Account, increase the cost of the Credit Facility to the Borrower, except that nothing in this Section 13.1(d) shall prohibit the granting of an assignment by a Schedule I Lender to a Schedule II Lender or a Schedule III Lender notwithstanding that the Discount Rate applicable to Bankers' Acceptances issued by the Schedule II Lender or Schedule III Lender may be higher than the Discount Rate applicable to Bankers' Acceptances issued by the Schedule A Lender.

      (e) Borrower Cooperation. The Borrower will, at the Lenders' expense (exclusive of the fees of legal counsel to the Borrower), execute such further documents and instruments and do such further things as the Agent or Lenders may reasonably request for the purpose of any participation or assignment.

      (f) Disclosure. Each Lender may disclose to any prospective Assignee, on a confidential basis, such information concerning the Borrower as it considers appropriate without incurring any liability for any breach of the duty of banker-customer confidentiality but subject to receiving an undertaking from such prospective Assignee to receive and maintain such information in confidence.

                                   SECTION 14
                                  MISCELLANEOUS

14.1  Amendments.

No amendment or waiver of any provision of this Agreement or consent to any departure by a party from any provision of this Agreement will be effective unless it is in writing, and then the amendment, modification, waiver or consent will be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given.

14.2  Notice.

Unless otherwise specified, any notice or other communication required or permitted to be given to a party under this Agreement shall be in writing and may be delivered personally or sent by prepaid registered mail or by facsimile, to the address or facsimile number of the party set out beside its name at the foot of this Agreement to the attention of the Person there indicated or to such other address, facsimile number or other Person's attention as the party may have specified by notice in writing given under this Section. Any notice or other communication shall be deemed to have been given (i) if delivered personally, when received; (ii) if mailed, subject to Section 14.3, on the fifth Business Day following the date of mailing; (iii) if sent by facsimile, on the Business Day when the appropriate confirmation of receipt has been received if the confirmation of receipt has been received before 3:00 p.m. on that Business Day or, if the confirmation of receipt has been received after 3:00 p.m. on that Business Day, on the next succeeding Business Day; and (iv) if sent by facsimile on a day which is not a Business Day, on the next succeeding Business Day on which confirmation of receipt has been received. All communication with any Obligor hereunder may be directed through SunOpta. For greater certainty, any notice or other document or instrument which is required to be given or delivered to any Obligor hereunder shall be deemed to have been given to and received by such Obligor if given to SunOpta.

14.3  Disruption of Postal Service.

If a notice has been sent by prepaid registered mail and before the fifth Business Day after the mailing there is a discontinuance or interruption of regular postal service so that the notice cannot reasonably be expected to be delivered within five Business Days after the mailing, the notice will be deemed to have been given when it is actually received.

14.4  Environmental Indemnity.

Each Obligor shall, and does hereby, indemnify and hold each Indemnified Person harmless from and against any and all Claims and Losses incurred or suffered by, or asserted against, the Indemnified Person, with respect to or as a direct or indirect result of, (a) the presence on or under, or any Release or likely Release of any Hazardous Substance from any of the Collateral comprising real property or any other real properties owned or used by any of the Obligors or any Subsidiary or any of their successors and assigns; or (b) the breach of any Applicable Laws by any mortgagor, owner, lessee or occupant of such properties.

14.5  Further Assurances.

The Obligors shall from time to time promptly, upon the request of Harris in respect of Facility B or the Agent in respect of Facility A, Facility C or Facility D, take or cause to take such action, and execute and deliver such further documents as may be reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and the Documents.

14.6  Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert all or any part of the liabilities or any other amount due to a Lender, the Agent or the US Security Agent in respect of any of the Borrowers' obligations under this Agreement in any currency (the "Original Currency") into another currency (the "Other Currency"), each Borrower, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender, the Agent or the US Security Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied. The obligations of the Borrowers in respect of any sum due in the Original Currency from it to any Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such Other Currency the Lender may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender agrees to remit such excess to the Borrowers.

14.7  Waivers.

No failure to exercise, and no delay in exercising, on the part of the Agent, the US Security Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the exercise of any other right, remedy, power or privilege.

14.8  Reimbursement of Expenses.

The Obligors jointly and severally agree to: (a) pay or reimburse Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D, on demand, for all of its reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement and the other Documents including any subsequent amendments of this Agreement or any other Document, and the consummation and the administration of the transactions contemplated hereby including the reasonable fees and disbursements of counsel to the Lender; and
(b) pay or reimburse, on demand, Harris in respect of Facility B and the Agent in respect of Facility A, Facility C and Facility D and the US Security Agent for all its costs and expenses (including legal fees) incurred in connection with the determination, preservation and enforcement of any responsibilities, rights and remedies under this Agreement and the other Documents, including the reasonable fees and disbursements of its counsel. The obligations of the Obligors under this Section 14.8 shall survive the repayment of all Advances and the termination of the Credit Facility.

14.9  Submission to Jurisdiction.

Each Borrower and Obligor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. Each Borrower hereby irrevocably consents to the service of any and all process in such action or proceeding by the delivery of such process to such Borrower at its address provided in accordance with Section 14.2.

14.10 Waiver of Trial by Jury.

The Borrowers and the Obligors hereby knowingly voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any other Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Agent, the US Security Agent, any Lender or any of the Borrowers or Obligors. The Borrowers and the Obligors acknowledge and agree that they have received full and sufficient consideration for this provision (and each other provision of each other Document to which it is a party) and that this provision is a material inducement for the Lenders entering into this Agreement and each other Document.

14.11 Counterparts.

This Agreement and the Documents may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

14.12 Excluded Subsidiaries.

The parties hereto acknowledge and agree that each Excluded Subsidiary is not an Obligor for purposes of this Agreement or any of the Documents. For greater certainty and without limiting the generality of the foregoing, each Excluded Subsidiary and its assets shall not at any time be considered part of the Consolidated Borrower.

14.13 Acknowledgement.

Each Obligor hereby acknowledges, confirms and agrees that all Documents (including without limitation Security Documents) previously, now or hereafter delivered by such Obligor in favour of the Agent, the US Security Agent or any Lender, as applicable, remains in full force and effect in accordance with its terms, unless any such Document has been otherwise amended by written agreement. For greater certainty, each Obligor that has previously executed and delivered a Security Document hereby acknowledges and confirms that each such Security Document secures the obligations of such Obligor under and in connection with this Agreement and all other relevant Documents.

The parties have executed this Agreement as of the day and year first written above.


SUNOPTA INC.                                 By:    "John Dietrich"
2838 Hwy 7                                          ----------------------------
Norval, Ontario  LOP 1KO                     Name:  John Dietrich
Attention:  Chief Financial Officer          Title: Secretary & Treasurer
Fax: (905) 455-2529


SUNOPTA LP                                   By:    "John Dietrich"
By: 1510146 Ontario Inc.,                           ----------------------------
its General Partner                          Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNRICH FOOD GROUP, INC.                     By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


TEMISCA, INC.                                By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNOPTA INGREDIENTS CANADA, LTD.             By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


1510146 ONTARIO INC.                         By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


3060385 NOVA SCOTIA COMPANY                  By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


DRIVE ORGANICS CORPORATION                   By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNRICH, INC.                                By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer

NORTHERN FOOD AND DAIRY INC.                 By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNOPTA ASEPTIC, INC.                        By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNOPTA LLC                                  By:    "Ricky W. Johnson"
                                                    ----------------------------
                                             Name:  Ricky W. Johnson
                                             Title:


VIRGINIA MATERIALS INC.                      By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


INTERNATIONAL MATERIALS & SUPPLIES INC.      By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUPREME FOODS LIMITED                        By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


9017-0382 QUEBEC INC.                        By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNOPTA INGREDIENTS, INC.                    By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNOPTA HOLDINGS INC.                        By:    "Paul Van Weelie"
                                                    ----------------------------
                                             Name:  Paul Van Weelie
                                             Title: President


SUNOPTA FINANCING INC.                       By:    "Paul Van Weelie"
                                                    ----------------------------
                                             Name:  Paul Van Weelie
                                             Title: President

SONNE LABS, INC.                             By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


SUNRICH ACQUISITION INC.                     By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer


KETTLE VALLEY DRIED FRUITS INC.              By:    "John Dietrich"
                                                    ----------------------------
                                             Name:  John Dietrich
                                             Title: Secretary & Treasurer

BANK OF MONTREAL                             By:    "K.W. Everett"
in its capacity as Agent                            ----------------------------
Corporate Finance                            Name:  K. W. Everett
100 King Street West                         Title: Senior Manager, Syndications
11th Floor
Toronto, Ontario
M5X 1A1
Attention:  Senior Manager
Fax:  (416) 360-7168


HARRIS TRUST AND SAVINGS BANK                By:    "Shane Koonce"
in its capacity as US Security Agent                ----------------------------
                                             Name:  Shane Koonce
                                             Title: Vice President


BANK OF MONTREAL                             By:    "Doug Palmer"
in its capacity as Lender                           ----------------------------
                                             Name:  Doug Palmer
                                             Title: Vice President


                                             By:    "Omer Malik"
                                                    ----------------------------
                                             Name:  Omer Malik
                                             Title: Financing Manager


BANK OF MONTREAL                             By:    "Shane Koonce"
(Chicago Branch)                                    ----------------------------
in its capacity as Lender                    Name:  Shane Koonce
                                             Title: Authorized Signatory



HARRIS TRUST AND SAVINGS BANK                By:    "Shane Koonce"
in its capacity as Lender                           ----------------------------
                                             Name:  Shane Koonce
                                             Title: Vice President

CANADIAN IMPERIAL BANK OF COMMERCE           By:    "Peter Ferrante"
in its capacity as Lender                           ----------------------------
                                             Name:  Peter Ferrante
                                             Title: Manager, Commercial Credit


                                             By:    "Guy Cloutier"
                                                    ----------------------------
                                             Name:  Guy Cloutier
                                             Title: Director


CIBC New York Agency                         By:    "Geraldine Kerr"
in its capacity as Lender                           ----------------------------
                                             Name:  Geraldine Kerr
                                             Title: Executive Director